Exhibit 10.6
TRANSLATION FROM HEBREW
THE BINDING VERSION IS THE HEBREW VERSION
General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method
(CELLULAR).
Combined Version, as at November 6, 2006, including amendments to become effective as of the closing of the offering

General License for		1
CHAPTER A: GENERAL		2
PART A: DEFINITIONS AND INTERPRETATION:		2
1.	Definitions	2
2.	Clause Headings	11
3.	Blue Pencil Principle	11
PART B – LEGAL PROVISIONS AND ADMINISTRATIVE PROVISIONS		12
4.	Upholding Laws and Provisions	12
5.	Permit Obligation Pursuant to Any Other Law	12
6.	Contradiction in the License Provisions	12
PART A – SCOPE AND PERIOD OF THE LICENSE		13
7.	Scope of the License	13
8.	Absence of Exclusivity A16	13
9.	The License Period	14
10.	Extension of the License Period	14
11.	Renewal of the License	16
12.	Termination of the License Period	17
PART B – CHANGE IN CONDITIONS AND CANCELLATION OF THE LICENSE		18
13.	Change in the License Conditions	18
14.	Cancellation of the License	18
15.	Other Remedies	21
CHAPTER C: OWNERSHIP, ASSETS AND MEANS OF CONTROL		23
PART A – RESTRICTIONS ON TRANSFER OF THE LICENSE AND ITS ASSETS		23
16.	Prohibition on Transfer of the License	23
17.	Ownership of the CELLULAR System	23
18.	Restrictions on Transfer of the License Assets	23
19.	Engagement With Another	24
Part B: Means of Control – Changes and Limitations		25
20.	Particulars of Licensee	25
21.	Transfer of Means of Control	25
22.	Encumbrance of Means of Control	27
Part C: Cross-Ownership and Conflict of Interest		28
23.	Prohibition on Cross-Ownership	30
24.	Prohibition on a Conflict of Interest	30
Chapter D: SETUP AND OPERATION OF CELLULAR SYSTEM		32
Part A: Setting Up the System		32
25.	Definition	32
26.	Setup According to Plans and Specifications	32
27.	Execution Stages and Timetable	32
28.	Change of Plans During Setup	33
29.	Utilization and Construction of Infrastructures	33
30.	Obligation of Interconnection	34
30A.	Rules Concerning the Implementation of Interconnection	34
30B.	Payment for Traffic Completion and Interconnection	36
30C.	Prohibition on Delaying Interconnection	36
30D.	Providing the Possibility of Utilization	36
30E.	Infrastructure Services for a Privy	36
30F.	Numbering Plan	37
31.	Reports on the Setup Works	38

I

TRANSLATION FROM HEBREW
General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method
(CELLULAR).
Combined Version, as at November 6, 2006

32.	Handover of Information and Documents	38
33.	Supervision of Setup Works	38
34.	Correction of Deficiencies and Defects	38
35.	Safety Precautions and Prevention of Hazards	39
36.	Void	39
37.	Intersections with Electricity and Telecommunications Lines	39
38.	Discovery of Antiquities and Site Preservation	39
39.	Land-Related Powers	39
Part B: Equipment Checks and Installation Certifications		41
40.	Compliance Check	41
41.	Responsibility for Compliance	41
42.	Performance Testing Program and Its Approval	41
43.	Notice of Setup Completion	41
44.	Terms of Fitness and Operation	41
Part C: Use of Frequencies		43
45.	Allocation of Frequencies	43
46.	Restriction on Use of Frequencies	43
47.	Prevention of Interferences	43
48.	Cellphone Activity in Emergencies	44
Part D: Inspections		46
49.	Definitions	46
50.	Periodical Inspections and Special Inspections	46
51.	Regular Inspections	46
52.	Inspections, Malfunctions and Maintenance Log	46
53.	Repair of Deficiencies and Defects	47
54.	Maintenance System	48
Chapter E: PROVIDING CELLULAR SERVICES TO SUBSCRIBERS		48
Part A: Entering into an Agreement with Subscribers		48
55.	Definition of Contract	48
56.	The Contract and Its Approval	48
57.	Modification of Contract	49
58.	Entering into an Engagement with a Subscriber	49
59.	The Obligation of Connecting Applicants and the Prohibition on Stipulation	49
Part B: Service Level for Subscribers		51
60.	Obligation of Maintaining the Service	51
61.	Service Offices	51
62.	Obligation of Maintenance	52
63.	Repair of Malfunctions	52
64.	End-user equipment – Selling and Renting	53
65.	Public Emergency Services	53
65A	Blocking Service to a Nuisance Subscriber	53
66.	Protecting Subscriber Privacy	54
66A.	Special Services for the Security Forces	55
66B.	Security Provisions	55
67.	Bills to Subscribers	56
67A.	Information Service for Clarifying Telephone Numbers	57
67B.	Operating the Service	60
67C.	Service Dossier	60
67D.	Erotic Service	61
Part C: Termination, Delay or Restriction of Service		62

II

TRANSLATION FROM HEBREW
General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method
(CELLULAR).
Combined Version, as at November 6, 2006

68.	Definitions	62
69.	Prohibition on the Termination or Disconnection of Service	62
70.	Disconnection of Service at Subscriber's Request	62
71.	Termination of Service at the Subscriber's Request	62
72.	Termination or Disconnection of Service Due to Breach of Agreement	63
73.	Disconnection of Service Due to Maintenance Operations	63
CHAPTER F – PAYMENT FOR SERVICES		65
Part A – General		65
73A.	Definitions	65
74.	Payment Categories	65
Part B – Setting and Publication of Rates		67
75.	Setting the Rates and Their Amount	67
75A.	Completion of a Call in Another Public Telecommunications Network	69
75B.	Completion of an SMS on Another Public Telecommunications Network	69
75C.	Temporary Order	69
76.	Publication of Rates	70
77.	Provision in a Contract	70
77A.	Fraud Prevention	71
Part C – Changes in the Rates		72
78.	Change in the Rates	72
79.	Start of an Increase or Reduction in a Rate	72
80.	Arrears in Payment	72
Part D – Miscellaneous		73
81.	Onetime Debit for Connection Fee	73
82.	Collection of Subscription Fee in Installments	73
83.	Harm to Competition or to Consumers	73
CHAPTER G: PAYMENTS FROM THE LICENSEE, LIABILITY, INSURANCE AND GUARANTEE		74
Part A – Royalties and Payments		74
84.	Royalties	74
85.	Arrears in the Payment of Royalties	74
86.	Payment Method	74
87.	Other Mandatory Payments	74
Part B – Liability and Insurance		75
88.	Definition of Scope of Insurance	75
89.	Licensee’s Liability	75
90.	Immunity from Liability	75
91.	Making an Insurance Contract	75
92.	Conditions in the Insurance Contract	77
93.	Remedy for Breach of Conditions with Respect to Insurance	77
Part C – Guarantee to Secure Fulfillment of the Terms of the License		78
94.	The Guarantee and Its Purpose	78
95.	Exercise of the Guarantee	78
96.	Manner of Exercise of the Guarantee	79
97.	Term of Validity of the Guarantee	79
98.	Preservation of Remedies	81
CHAPTER H – SUPERVISION AND REPORTING		82
Part A: Supervision of Licensee’s Activities		82
99.	Supervisory Power	82
100.	Preservation of Confidentiality	82

III

TRANSLATION FROM HEBREW
General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method
(CELLULAR).
Combined Version, as at November 6, 2006

101.	Entry to Premises and Inspection of Documents	82
102.	Cooperation	82
Part B: Reporting and Correction of Defects		83
103.	Duty of Submission of Reports	83
104.	Types of Reports	83
105.	Notice Concerning a Defect	85
106.	Reporting to the Minister	85

IV

TRANSLATION FROM HEBREW
General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method
(CELLULAR).
Combined Version, as at November 6, 2006

CHAPTER I – MISCELLANEOUS		86
107.	The License as an Exhaustive Document	86
108.	Keeping the License Documents and Returning the License	86
109.	Postponement of Deadline	86
110.	Reserving of Liability	87
111.	Notices	87
First Schedule		first schedule 1
Second Schedule – List of Appendices		second schedule 2
Appendix D– Uniform Engagement Contract – Not Attached		Appendix D 1
Appendix E– Minimum Requirements and Level of Services to Subscriber		Appendix E 3
Appendix J–Accessibility to International Telecommunications Services		Appendix J 1
Appendix K– Discontinuation of Service to CELLULAR End user equipments of the IS-54 type		Appendix K 1
Appendix O– Erotic Services		Appendix O1

V

TRANSLATION FROM HEBREW
General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method
(CELLULAR).
Combined Version, as at November 6, 2006
CELLULAR
General License for
Cellcom Israel Ltd.
Award of license
By the authority vested in me under the Telecommunications Law, 5742 – 1982 (hereinafter – the Law), the Wireless Telegraph Ordinance [New Version], 5732 – 1972 (hereinafter – the Ordinance), and my other powers pursuant to any law, I, the Minister of Communications, hereby grant a license to Cellcom Israel Ltd. (hereinafter – the Licensee) to establish, maintain and operate a mobile radio telephone system by the cellular method, and to provide thereby mobile radio telephone services to the Israeli public, as set forth in this License.
This License is granted for the period set forth in the license and is subject to its conditions as follows:

TRANSLATION FROM HEBREW
General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method
(CELLULAR).
Combined Version, as at November 6, 2006
CELLULAR
CHAPTER A: GENERAL
PART A: DEFINITIONS AND INTERPRETATION:
1.	Definitions

1.1	In this License, the words and expressions below will have the meaning listed next to them, unless another meaning is evident from the written language or its context.

“Type Approval”	—	Approval given by the Minister pursuant to the Law and the Ordinance to an CELLULAR end-equipment model.

“Means of Control”	—	In a corporation – any one of the following:

(1) the right to vote at a general meeting of a company or in an entity corresponding thereto in another corporation;

(2) the right to appoint a director or CEO;

(3) the right to participate in the profits of the corporation;

(4) the right to a share in the balance of the assets of the corporation after payment of its debts on liquidation.

“Telecommunications”	—	Broadcast, transfer or reception of marks, signals, written material, visual forms, sound or information, via wire, wireless, optical system or other electromagnetic systems;

“Franchisee”A16	—	As defined in Section 6(12)(1) of the Law;

“Interested Party”	—	Anyone holding, directly or indirectly, 5% of a certain type of the Means of Control;

“Licensee”	—	Anyone to whom the Minster granted, pursuant to the Law, a general or special license; A16

“General Licensee”A16	—	Anyone who has received a general license for implementing the Telecommunications operations and providing Telecommunications services;

“Broadcasting Licensee” A16	—	As defined in the Law;

“Accessibility Fees”	—	Payment for the use of another Telecommunications system, including for connection, transmission and collection;

“Technical Requirements and Service Quality”	—	Standards of availability and service quality, standards for Telecommunications facilities and instructions for installation, operation and maintenance, all according to the engineering plan as the Director will order from time to time relating to the services of the Licensee;

the “Proposal”	—	The Licensee’s Proposal in the Tender;

the “Bezeq Corp.”	—	Bezeq Israel Telecommunication Corp. Ltd.;

the “Law”	—	The Communications Law (Telecommunications and Broadcasts), 5742 – 1982; A16

TRANSLATION FROM HEBREW
General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method
(CELLULAR).
Combined Version, as at November 6, 2006
CELLUAR
A16 Amendment No. 16
A16 Amendment No. 16
A16 Amendment No. 16
A16 Amendment No. 16
A16 Amendment No. 16

TRANSLATION FROM HEBREW
General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method
(CELLULAR).
Combined Version, as at November 6, 2006
CELLULAR

“Holding” A16	—	For the purpose of Means of Control – directly or indirectly, whether alone or in concert with others, including through another, including a trustee or agent, or through a right granted under an agreement, including an option for a Holding that does not derive from convertible securities, or in any other way;

“Transfer” A16	—	For the purpose of the Means of Control, whether directly or indirectly, whether for consideration or without consideration, whether in perpetuity or for a period, all at once or in parts;

“In Concert With Others”A16	—	Permanent collaboration and, with regard to an individual, permanent collaborators will be deemed – the individual, his Relative, and a corporation that one of them controls and, with regard to a corporation – the corporation, anyone controlling it and anyone who is controlled by one of them;

“Security Forces”	—	The Israel Defence Forces, the Israel Police, the General Security Service and the Mossad Institute for Intelligence and Special Operations;

“Index”	—	The Consumer Price Index published by the Central Bureau of Statistics from time to time, or any other index that may replace it;

“Cellular Radio Center”	—	A wireless facility functioning on the operating frequencies and used for creating a radio connection between Cellular end-equipment units in the possession of the subscribers in its coverage area and the Cellular switchboard;

“Interface”	—	The physical meeting between various functional Telecommunications units, including by optical or wireless means;A16

“Telecommunications Facility”	—	A facility or device intended mainly for telecommunication purposes, including end-equipment;A16

“Tender No. 1/01” A16	—	A tender published by the Ministry on 4 Nissan 5761 (March 28, 2001), including the clarifications given by the Ministry in the course of the Tender, as a result of which this License was amended;

the “Tender”	—	Tender No. 10/93 published by the Ministry on November 11, 1993, including clarifications given by the Ministry in the course of the Tender, as a result of which this License is granted;

the “Director”	—	The Director General of the Ministry of Communications or anyone authorized by him for the purposes of this License, in whole or in part;

“Subscriber”	—	Anyone who enters into an agreement with the Licensee for the purpose of receiving its services, except for another Licensee;

“International Telecommunications System”	—	A system of Telecommunications facilities, connected or designated for connection to the Public Telecommunications Network through an International NEP, which is used or designated for use in the transfer of Telecommunications messages between an international switch situated in Israel and a Telecommunications Facility located abroad, including a satellite ground station and other Telecommunications facilities (hereinafter – the System Components) and including

TRANSLATION FROM HEBREW
General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method
(CELLULAR).
Combined Version, as at November 6, 2006
CELLULAR
transmission facilities among the System Components;A16

A16 Amendment No. 16
A16 Amendment No. 16
A16 Amendment No. 16
A16 Amendment No. 16
A16 Amendment No. 16
A16 Amendment No. 16
A16 Amendment No. 16
A16 Amendment No. 16

“Mobile Radio Telephone System” (Cellular System)	—	A system of wireless facilities built by the cellular method and other installations, through which mobile radio telephone services are provided to the public, including a Cellular coordinator, cellular radio centers and wireless or cable transmission arteries between cellular radio centers, a cellular radio center and a Cellular coordinator, between Cellular coordinators, or between an Cellular switchboard and a Public Telecommunications Network.

“NDO (National Domestic Operator)” A16	—	A General Licensee for the provision of landline domestic Telecommunications services

“Cellular Operator”	—	A General Licensee for the provision of mobile radio telephone services A16

“Another Cellular Operator”	—	A Cellular Operator that is not the Licensee.

“Switchboard”	—	A Telecommunications Facility in which are situated and operated switching and transmission means, enabling contact between various end-equipment units that are connected or linked thereto, and the transfer of Telecommunications messages between them, including control and monitoring facilities and other facilities that enable the provision of various services to Subscribers of the Licensee or to subscribers of another Licensee;

the “Ministry”	—	The Ministry of Communications

“Transit Switch”A16	—	A Telecommunications Facility in which are situated and operated the means of switching, routing and transmission enabling contact between various switchboards that are connected or linked thereto and the transfer of Telecommunications messages between them, including control and monitoring facilities;

“Officer”A16	—	Anyone acting as a director, CEO, chief business officer, deputy CEO, someone who fills such a position in a company even if the title is different, as well as any other manager who is directly subordinate to the CEO of the company;

“Appendices” A16	—	The first addendum and the Appendices set forth in the second addendum to the License A16

“NEP (Network End-Point)”	—	An Interface to which is connected on one side a Public Telecommunications Network and on the other side, end-user equipment, a private network, a mobile telephone network or other public network, as applicable;

“International NEP”	—	A connections device to which are linked a Public Telecommunications Network on one side and an International Telecommunications System on the other;

“Telecommunications	—	The operation, installation, construction or maintenance of a Telecommunications Facility, all for the purpose of

TRANSLATION FROM HEBREW
General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method
(CELLULAR).
Combined Version, as at November 6, 2006
CELLULAR

operation”		Telecommunications;

the “Ordinance”	—	The Wireless Telegraph Ordinance [New Version]. 5732 – 1972;

“End-User Equipment”	—	Telecommunications equipment, which is connected or is designated for connection to a public Telecommunications network through an NEP or through a private network, including a telephone, modem, facsimile or private switchboard;

A16 Amendment No. 16
A16 Amendment No. 16
A16 Amendment No. 16
A16 Amendment No. 16
A16 Amendment No. 16
A16 Amendment No. 16

TRANSLATION FROM HEBREW
General license for Cellcom Isrrael Ltd. for the provision of mobile radio telephone services by the cellular method
(CELLULAR).
Combined Version, as at November 6, 2006
CELLULAR

“Cellular End-User Equipment”	—	Portable or movable Telecommunications equipment, connected or designated for connection to an Cellular System by means of a cellular radio center.

“Interconnection” A16	—	Connection between a Public Telecommunications Network of one Licensee to a Public Telecommunications Network of another Licensee, physically or logically, that facilitates the transfer of Telecommunications messages between Subscribers of the Licensees or the provision of services by one Licensee to the subscribers of the other Licensee;

“Relative”	—	Spouse, parent, son, daughter, brother, sister or their spouses;

the “License”	—	This License, with all its Appendices and any other document or condition stipulated in the License that will constitute an integral part of the License or its conditions;

the “Network” A16	—	The Cellular System of the Licensee;

the “Minister”	—	The Minister of Communications, including anyone to whom he has delegated his authority with regard to this License, in whole or in part;

“Public Telecommunications Network”	—	A system of Telecommunications facilities, used or designated for the provision of Telecommunications services to the general public throughout Israel or at least in the area of service, including Coordinators or Transit Switches, transmission equipment and an access Network, including a Cellular System and an international Telecommunications system, except for a private network, End-Equipment and Cellular End-Equipment;

“Public Telecommunications Landline Network”	—	A domestic Public Telecommunications Network, except for a Cellular System and an international Telecommunications network;

“Access Network” A16	—	Components of a Public Telecommunications Network, which are used for connection between Coordinators and an NEP by means of a landline infrastructure, wireless infrastructure or a combination of the two;

“Bezeq Network”	—	The Public Telecommunications Network used by Bezeq for provision of its services under the general license granted to it and the other Telecommunications services provided under the Law, whether by Bezeq or by any other person;

“Use” A16	—	Access to a Telecommunications Facility of the Licensee, including to the public Telecommunications network or its Access Network, in whole or in part, and the possibility of using them for the purpose of conducting Telecommunications operations and providing Telecommunications services by means thereof, including the installation of a Telecommunications Facility of another Licensee in a Telecommunications Facility or courtyards of the Licensee

“Telecommunications Service”	—	The performance of Telecommunications operations for others;

“Basic Telephone Service”	—	Two-way switched or routed transfer, including via modem, of speech or of speech-like Telecommunications messages, for example, facsimile signals;

“Telephony Service” A16	—	Basic telephone service and services related to this service;

A16	Amendment No. 16

TRANSLATION FROM HEBREW
General license for Cellcom Isrrael Ltd. for the provision of mobile radio telephone services by the cellular method
(CELLULAR).
Combined Version, as at November 6, 2006
CELLULAR
A16 Amendment No. 16
A16 Amendment No. 16
A16 Amendment No. 16
A16 Amendment No. 16
A16 Amendment No. 16
A16 Amendment No. 16
A16 Amendment No. 16

TRANSLATION FROM HEBREW
General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method
(CELLULAR).
Combined Version, as at November 6, 2006
CELLULAR

“International Telephone Service (ITMS)”	—	A telephone service by means of the international system of a Licensee for the provision of international services;

“Roaming Service” A16	—	A Cellular service provided abroad and in the areas of civilian control of the Palestinian Council via the Cellular System of a foreign Cellular operator (hereinafter – Foreign Operator), whereby the Subscriber pays the Licensee for the service; and, similarly, a Cellular service provided in Israel via the Cellular System of the Licensee, whereby the Licensee provides service to a Foreign Operator for the subscribers of that operator; in this regard, the “Palestinian Council” – as defined in the Law for Implementation of the Interim Agreement Regarding the West Bank and Gaza Strip (Jurisdictional Powers and Other Provisions) (Legislative Amendments), 5756 – 1998 [sic];

“Related Service”	—	A service set forth in the first addendum to the License, provided on the basis of the Basic Telephone Service and which, by its nature, can only be provided by the supplier of the basic service;

“Value Added Service” A16	—	A service provided on the basis of the Basic Telephone Service, which, by its nature, can be provided by another, including another Licensee that is not the supplier of the basic service; with regard to the services of the Licensee, a service as stated, which is set forth in the first addendum to the License;

“infrastructure Service”	—	An Interconnection, or possibility of Use given to another Licensee, to a Franchisee or to a broadcast Licensee;A16

“Domestic Telecommunications Landline Service” A16	—	Infrastructure, transmissions, communication of data and landline telephony;

“Licensee Services”	—	Cellular services, Telecommunications Services and other services which the Licensee is entitled to provide pursuant to this License, to its Subscribers, to other Licensees, to broadcast licensees, to Franchisees and to the Security Forces;A16

“Cellular Services”	—	Telecommunications services provided by means of the CellularSystem;

“Control”	—	The ability to direct a corporation’s activity, directly or indirectly, including ability deriving from the articles of incorporation, by virtue of an agreement, either written or oral, by virtue of a Holding in the Means of Control in another corporation — or from any other source, except for ability deriving solely from fulfilling the position of director or other position in the corporation;

“the Minister”	—	The Minister of Communications, including anyone to whom he has delegated his authority with regard to this License, in whole or in part;

“Engineering Plan”	—	An engineering plan submitted by the Licensee in the Tender, including any change introduced therein with the approval of the Director and attached to the license as Appendix B;

“Numbering Plan” A16	—	As defined in Section 5A(B) of the Law;

A16	Amendment No. 16

TRANSLATION FROM HEBREW
General license for Cellcom Isrrael Ltd. for the provision of mobile radio telephone services by the cellular method
(CELLULAR).
Combined Version, as at November 6, 2006
CELLULAR
A16 Amendment No. 16
A16 Amendment No. 16
A16 Amendment No. 16
A16 Amendment No. 16
A16 Amendment No. 16
A16 Amendment No. 16

TRANSLATION FROM HEBREW
General license for Cellcom Isrrael Ltd. for the provision of mobile radio telephone services by the cellular method
(CELLULAR).
Combined Version, as at November 6, 2006
CELLULAR
1.2	Other words and expressions in the License, insofar as they are not defined in Clause 1.1, will have the meaning they have in the Law, in the Ordinance, in the regulations enacted thereunder, in the Interpretation Law, 5741 – 1981, or as set forth in the relevant places in the License, unless another meaning is implied by the written language or its context.

2.	Clause headings
The headings of the clauses in this License are provided solely for the convenience of the reader, and should not be used for interpretation or explanation of the content of any of the conditions of the License.
3.	Blue pencil principle
A cancellation or determination regarding the non-validity of a condition of this License or part of a condition will apply only with regard to that condition or part, as applicable, and will not serve, per se, to derogate from the binding validity of the License or any other condition therein.

TRANSLATION FROM HEBREW
General license for Cellcom Isrrael Ltd. for the provision of mobile radio telephone services by the cellular method
(CELLULAR).
Combined Version, as at November 6, 2006
CELLULAR
PART B – LEGAL PROVISIONS AND ADMINISTRATIVE PROVISIONS
4.	Upholding laws and provisions
4.1	In everything pertaining to the setup, existence, operation, and maintenance of the Cellular System and the provision of Cellular Services thereby, the Licensee will act in accordance with the provisions of any law and, without derogating from the aforesaid generality, will ensure compliance with the following:
(1)	the provisions of the Telecommunication Law and the regulations promulgated thereunder;

(2)	the provisions of the Wireless Telegraph Ordinance and the regulations promulgated thereunder;

(3)	administrative provisions;

(4)	international Telecommunications and radio treaties to which Israel is a party;

(5)	any other law or treaty that will apply to Telecommunications and radio, even if they go into effect after the License is granted.
4.2	The Licensee will act pursuant to laws and provisions as stated in Clause 4.1 as these will be in force from time to time during the license period, including the remedies for the breach thereof, and they will be deemed an integral part of the License conditions.

5.	Permit obligation pursuant to any other law

5.1	The granting of this License will not exempt the Licensee from the obligation to obtain, with regard to execution of the License, any license, permit, approval, or consent pursuant to any other law.

6.	Contradiction in the License provisions
In the event of an apparent contradiction in the License provisions, the Minister will determine the interpretation of the provisions or how to settle the contradiction between them and after the Licensee has been given a fair opportunity to voice its claims A2.

A2	Amendment No. 2

TRANSLATION FROM HEBREW
General license for Cellcom Isrrael Ltd. for the provision of mobile radio telephone services by the cellular method
(CELLULAR).
Combined Version, as at November 6, 2006
CELLULAR
CHAPTER B: THE LICENSE – SCOPE, VALIDITY AND CANCELLATION
PART A – SCOPE AND PERIOD OF THE LICENSE
7.	Scope of the License

7.1	Pursuant to this License and subject to all the provisions and conditions hereof, the Licensee is entitled to set up, implement, maintain and operate a cellular System and, through it, to provide cellular Services to the Israeli public; without derogating from the aforementioned generality, the Licensee is entitled to do the following:
(1)	To set up, implement, maintain and operate cellular radio centers and to connect them to cellular switchboards, and to connect between cellular switchboards, by means of cable and wireless transmission channels;

(2)	To connect the cellular System to the Public Telecommunications Network of Bezeq;

(3)	To connect the cellular System to the international Telecommunications system;

(4)	To connect its cellular System to another cellular System;

(5)	To contract with Subscribers for the purpose of providing cellular Services;

(6)	To provide Subscribers with cellular End-User Equipment;

(7)	To connect Subscribers to the cellular System and provide cellular Services and other services pursuant to this License;

(8)	To provide Subscribers with the following services:
(A)	Basic mobile wireless telephone service;

(B)	Related services as set forth in the first addendum;

(C)	Roaming service; A16

(D)	Any other cellular service permitted pursuant to this License. A16
7.2	The Licensee will not be entitled to provide any cellular service or other Telecommunications Service that is not explicitly permitted within the context of this License.

8.	Absence of exclusivity A16

8.1	The Licensee will not have any exclusivity in the provision of its services.

8.2	The Minister is entitled, at any time, to grant a license to additional operators for the provision of cellular Services.

8.3	Should the Minister publish a tender for the provision of cellular services, the Licensee will be entitled to submit its bid in the tender, however, the Minister will be entitled to determine as part of the conditions of such a tender that if the Licensee wins the tender, the receipt of a license will be contingent on the fact that the Licensee transfer its cellular System to another as instructed by the Minister and under conditions determined thereby, and it will cease to provide cellular Services by means thereof.

A16	Amendment No. 16

A16	Amendment No. 16

A16	Amendment No. 16

TRANSLATION FROM HEBREW
General license for Cellcom Isrrael Ltd. for the provision of mobile radio telephone services by the cellular method
(CELLULAR).
Combined Version, as at November 6, 2006
CELLULAR
9.	The License period

9.1	This License is valid for a period of 10 years, commencing on the date of the granting of the License (hereinafter – the License Period).

9.2	The License Period may be extended by additional six years in accordance with that stated in Clause 10 (hereinafter – the Additional Period).

9.3	This License may be renewed for one or more Additional Periods of six years, in accordance with that stated in Clause 11.

9.4	During the License Period and the Additional Period or on renewal of the License, the License will be subject to the authority of the Minister pursuant to Clauses 13 to 15 with regard to change, restriction, suspension or cancellation of the License.

9.5A15	Notwithstanding the aforesaid A16 , in the context of expansion of the License, as a result of the Licensee winning Tender No. 1/01, this License will be valid for a period of twenty (20) years, commencing on 19 Shevat 5762 (February 1, 2002).

10.	Extension of the License Period

10.1	The Minister is entitled, at the request of the Licensee, to extend the License Period for additional six years, if, after he has examined the following:
(A)	The Licensee has complied with the provisions of the Law, the Ordinance, the regulations thereunder and the provisions of the License;

(B)	The Licensee has continually acted to improve the scope, availability and quality of the cellular Services and to update the technology of the cellular System and its activities did not include an act or omission that would impair or restrict competition in the cellular sector;

(C)	The Licensee is capable of continuing to provide cellular Services at a high level and that it is able to make the investments required for the technological updating of the cellular System and for improving the scope, availability and quality of the cellular Services.
10.2	The Licensee must submit its request for an extension of the License Period during the forty-five days prior to the period of eighteen months preceding the end of the License Period.

10.3	The Licensee must attach the following to its request:
(A)	A report summarizing the annual statements that the Licensee has submitted pursuant to this License between the date of commencement of the License and the date of submission of its request;

(B)	Comparison of the data in the report for each year with the data for the preceding year and explanations of unusual changes in the data;

(C)	Review of the means, actions and investments taken or made by the Licensee to improve the quality, scope and availability of the Cellular Services and to develop and update the Cellular System technology.

TRANSLATION FROM HEBREW
General license for Cellcom Isrrael Ltd. for the provision of mobile radio telephone services by the cellular method
(CELLULAR).
Combined Version, as at November 6, 2006
CELLULAR
10.4	The summary report pursuant to Clause 10.3 must contain up-to-date and precise details and be prepared in the form of an affidavit.

A15	Amendment No. 15

A16	Amendment No. 16

TRANSLATION FROM HEBREW
General license for Cellcom Isrrael Ltd. for the provision of mobile radio telephone services by the cellular method
(CELLULAR).
Combined Version, as at November 6, 2006
CELLULAR
10.5	For the purpose of examining the Licensee’s request to extend the License Period, the Minister is entitled to require the Licensee to furnish, during the period and in the manner that he will determine, any information or document and, without derogating from the generality of that stated, the Minister is entitled -
(A)	To require the Licensee to attach any document to the summary report for the purpose of verifying the details therein, to complete the report or to furnish any additional detail that is not included therein;

(B)	To summon the Licensee to appear before him to respond to questions or to present documents that are in its possession or under its control, relating to the data in the report;

(C)	To require the Licensee to submit to him an Engineering Plan outlining its plans for the technological update of the Cellular System during the Additional Period;
10.6	The Licensee must fulfil every requirement or summons as stated in Clause 10.5; if the Licensee is required to appear before the Minister, the chairman of the board of directors of the company holding the License or the CEO of the company or anyone authorized to do so in writing, will appear.

10.7	If the Licensee fails at least twice to respond to the request or summons as stated in Clause 10.5, the Minister is entitled to reject its request to extend the validity of the License.

10.8	The Minister will inform the Licensee of his decision regarding the request for extending the validity of the License no later than a year before the end of the License Period.

10.9	The Additional Period will be subject to the terms of this License, including any change therein.

10.10	The provisions of Clause 100 regarding confidentiality will apply, mutatis mutandis, to data furnished by the Licensee to the Minister or anyone acting on his behalf, pursuant to the provisions of Clause 10.

11.	Renewal of the License

11.1	At the end of the License Period or the Additional Period, the Minister is entitled, at the request of the Licensee, to renew the License for one or more Additional Periods of six years, as will be determined.

11.2	The Licensee will submit its request for the renewal of the License during the forty-five days prior to the eighteen months preceding the end of the License Period or the Additional Period.

11.3	The Minister will inform the Licensee in writing, within 30 days of the date of receiving its request for renewal of the License, whether he intends to take the measures and institute the proceedings required to renew the License, or a tender will be conducted for the services under this License.

TRANSLATION FROM HEBREW
General license for Cellcom Isrrael Ltd. for the provision of mobile radio telephone services by the cellular method
(CELLULAR).
Combined Version, as at November 6, 2006
CELLULAR
12.	Termination of the License Period

12.1	If the License Period pursuant to Clause 9.5A16 or the Additional Period pursuant to Clause 10.1 or the License Period after its renewal pursuant to Clause 11.1 ends and the License is not extended or not renewed, the Minister is entitled to instruct the Licensee to continue to operate the Cellular System for a period to be determined (hereinafter — the Period for Terminating the Service) until a license is duly granted to another for the provision of services pursuant to this License (hereinafter – Alternate Licensee), and the procedures for transferring the system thereunder are completed, or until a license is duly granted to another for alternate services. In any case, the Period for Terminating the Service will not exceed two years from the date on which the License expires.

12.2	During the Period for Terminating the Service and no later than ten months from the date on which a license is granted to an Alternate Licensee, the Licensee and the Alternate Licensee will negotiate for the purpose of purchasing the Cellular system at its economic value and assigning the rights and obligations of Subscribers to the Alternate Licensee; if said Licensees do not reach an agreement within said ten months, the price will be determined by an arbitrator, whose decision will be final, to be appointed by the Chairman of the Institute of Certified Public Accountants.

A2	Amendment No. 16

TRANSLATION FROM HEBREW
General license for Cellcom Isrrael Ltd. for the provision of mobile radio telephone services by the cellular method
(CELLULAR).
Combined Version, as at November 6, 2006
CELLULAR
PART B – CHANGE IN CONDITIONS AND CANCELLATION OF THE LICENSE
13.	Change in the License conditions

13.1	The Minister is entitled to change, add to or subtract from the License conditions if he is convinced that one of the following exists:
(A)	A change has occurred in the extent of the License applicant’s suitability to perform the actions and services that are the subject of the License;

(B)	Subject to that stated in Clause 8, a change is required in the License to ensure competition in the telecommunications area;

(C)	A change is required in the License to ensure the level of services provided thereunder;

(D)	Changes that have occurred in telecommunications technology require a change in the license;
13.2	The Minister is entitled to change, increase or reduce the rates for services, if he is convinced that a change has occurred in one or more of the components of the costs, which represent a basis for calculating the rates.

13.3	The Minister will act pursuant to his authority as stated in Clauses 13.1 and 13.2 after the Licensee has been given a reasonable opportunity to voice its claims.

14.	Cancellation of the License

14.1	The Minister is entitled to cancel the License before the end of its period, if one or more of the causes set forth in Section 6 to the Law exist, or in one of the following cases:
(A)	The Licensee did not disclose to the tenders committee information that must be disclosed or it furnished inaccurate information;
(B)A2	If the Licensee refuses to furnish the Minister or anyone acting on his behalf with information in its possession that must be disclosed and which it was obligated to disclose by virtue of the provisions of this license or pursuant to law, or the Licensee furnished the Minister or someone acting on his behalf with false information;
(C)	The Licensee did not comply with the provision of the Law, the Ordinance or the regulations thereunder;

(D)	The Licensee committed a material breach of the License conditions and, without derogating from the generality of that stated, including the following:
(1)	The Licensee is demanding for its services payments that are higher than the maximum rates prescribed in this License or pursuant thereto, or pursuant to any law;

(2)	The Licensee is not complying with the coverage or quality requirements prescribed in this license;

(3)	The Licensee did not comply with the provisions of this license with regard to the operation of digital technology in the cellular System;
(E)	The Licensee did not commence provision of the services pursuant to that set forth in the License or unlawfully discontinued, restricted or delayed one of the services;

TRANSLATION FROM HEBREW
General license for Cellcom Isrrael Ltd. for the provision of mobile radio telephone services by the cellular method
(CELLULAR).
Combined Version, as at November 6, 2006
CELLULAR

A2	Amendment No. 2

TRANSLATION FROM HEBREW
General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method
(CELLULAR).
Combined Version, as at November 6, 2006
CELLULAR
(F) One or more of the qualities that rendered the Licensee suitable to participate in the tender for cellular services, or to be a Licensee, has ceased to exist, including:
(1)	The Licensee has ceased to be a company registered in Israel;

(2)	Residents and citizens of Israel no longer hold, directly or indirectly, at least 20% of all of the Means of Control in the Franchisee; in this clause – “Citizen of Israel” – as defined in the Citizenship Law, 5712 – 1952; “Resident” – as defined in the Population Registry Law, 5735 – 1965;

(3)	A majority of the directors in the Licensee company are not citizens and residents of Israel;

(4)	The manager or a director of the Licensee company was convicted of an infamous crime and continues to serve in his position;

(5)	The joint equity, including surpluses, of all of the shareholders in the Licensee company, together with the equity of the Licensee, has declined to under US $200 million; in this matter, a shareholder holding less than 10% of the right to the company’s earnings will not be taken into account.

(6)	Before 5 years have elapsed from the date of granting the License, the share of the cellular operator has fallen to less than 25% of the voting rights in the general meeting or of the right to appoint a director or CEO in the Licensee company;

(7)	Subject to that stated in paragraph (8), the Licensee, or an officer in the Licensee company or anyone who holds more than 5% of the Means of Control in the Licensee company, holds, directly or indirectly, more than one per cent (5%) of the Means of Control in Bezeq A2 , Another cellular Operator, or one of them acts as an Officer in a competing corporation.

(8)	If one of the following occurs in an Interested Party in the Licensee company, which is a mutual fund, insurance company, investment company or pension fund;
–	it holds, directly or indirectly, more than 5% of any Means of Control in a competing corporation, without receiving a permit therefor from the Minister;

–	it holds, directly or indirectly, more than 5% of any Means of Control in a competing company pursuant to a permit from the Minister and, additionally, it is a controlling shareholder and exercises actual Control in a competing corporation or it has a representative or appointee on its behalf among the Officers in the competing corporation, unless it is required to do so under law;

–	it holds, directly or indirectly, more than 10% of any Means of Control in a competing corporation, even though it has received permission to hold up to 10% of said Means of Control;
(G)	Void A2

(H)	If an act or omission in the Licensee’s operations impaired or restricted competition in the cellular sector;

A16	Amendment No. 16

A2	Amendment No. 2

TRANSLATION FROM HEBREW
General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method
(CELLULAR).
Combined Version, as at November 6, 2006
CELLULAR
(I)	A receiver or temporary liquidator was appointed to the Licensee company and an order was given for its liquidation or it decided on voluntary liquidation;

(J)	Void A2)

(K)	The Licensee requested cancellation of the License;

14.1.1A2	For the purposes of sub-clause 14.1(E A2), the restriction of service for technological reasons, effected after the Director was provided with prior written notification of the reasons and approved by the Director, will not be considered deemed an improper unlawful cessation, restriction or delay of service.

14.2	If the Minister is convinced that, in the circumstances, the cause of invalidity does not necessitate cancellation of the License, the Minister will grant the Licensee a fair opportunity to rectify the act or omission constituting a cause for cancellation.

14.3	The Minister will notify the Licensee in advance of his intention to cancel the license, will state in the notice the cause in question, and will allow the Licensee to voice its claims relating to the cause for cancellation, either in writing or orally, according to the circumstances, within the period set forth in the notice.

14.4	The Minister is entitled to summon the Licensee to appear before him and may demand that it respond to questions, present documents or furnish him with whatever information and documents are required for the purposes of clarifying the cause for cancellation.

14.5	If the Licensee is required or summoned as stated, it must respond to the requirement or summons on the date set forth therein.

14.6	If the Licensee fails to respond, at least twice, to the Minister’s demand or summons within the period stipulated by the Minister in his demand or summons, the Minister is entitled to cancel the License in a notice that will be sent to the Licensee (hereinafter — Cancellation Notice).

14.7	In the Cancellation Notice, the Minister will determine the date on which the cancellation of the License will take effect and he is entitled to instruct the Licensee to continue the provision of services pursuant to this License until a license is granted to another or until the appointment of a trustee or until a receiver is duly appointed for the purpose of managing and operating the cellular System – as applicable.

14.8	The Licensee will continue to provide services until the end of the period stipulated by the Minister in his notice and will comply with the provisions of this License and any instruction given by the Minister in this matter.
15.	Other remedies
In addition to his authority to cancel the License as stated in Clause 14, the Minister is entitled, if the causes outlined in Clause 14.1 occur, to restrict or suspend the License or to change its conditions or to foreclose on the guarantee given by the Licensee to secure fulfilment of the conditions of the License, in whole or in part; the procedures set forth for cancellation of the License will

TRANSLATION FROM HEBREW
General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method
(CELLULAR).
Combined Version, as at November 6, 2006
CELLULAR
apply, mutatis mutandis, to the restriction or suspension of the License or forfeiture of the guarantee.

A2	Amendment No. 2

A2	Amendment No. 2

A2	Section 3 in the original version of Amendment No. 2 contained a typographical error, in which 14.1(D) was written instead of 14.1(E).

TRANSLATION FROM HEBREW
General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method
(CELLULAR).
Combined Version, as at November 6, 2006
CELLULAR
CHAPTER C: OWNERSHIP, ASSETS AND MEANS OF CONTROL
PART A – RESTRICTIONS ON TRANSFER OF THE LICENSE AND ITS ASSETS
16.	Prohibition on transfer of the license
The license, in whole or in part, may not be transferred, encumbered or attached without the prior consent of the Minister.
17.	Ownership of the Cellular System

17.1	The Licensee will be the owner of the Cellular System.

17.2	Notwithstanding that stated in Clause 17.1, the Director is entitled to permit the Licensee to utilize the cable or wireless transmission arteries of another for the purpose of connecting cellular radio centers, connecting a cellular radio center to an Cellular Coordinator of the Licensee or of another Licensee, connecting Cellular Coordinators of the Licensee, connecting a Cellular Coordinator of the licensee to an Cellular Coordinator of Another Cellular Operator A16, or connecting a Cellular Coordinator to a Public Telecommunications Network or to an International Telecommunications Network.
18.	Restrictions on transfer of the License assets

18.1	The Licensee may not sell, lease or pledge any of the assets used in performance of the License (hereinafter – the License Assets) with the Minister’s prior consent and in accordance with the conditions determined by him.

18.2	Without derogating from the generality of that stated in Clauses 16 and 18.1, the Minister will give his consent for the granting of rights in the License Assets to a third party, if he is convinced to his satisfaction that the Licensee has promised that, in any event, the exercise of the rights by a third party will not cause any impairment in the provision of the services pursuant to this License, as long as the Licensee is obligated to provide these services pursuant to the provisions of this License.

18.3A2	Notwithstanding that stated in Clause 18.1, the Licensee is entitled to encumber one of the License Assets in favour of a bank duly operating in Israel, for the purpose of receiving bank credit, provided that it has furnished notice of the encumbrance that it intends to create, whereby the encumbrance agreement includes a clause ensuring that, in any event, the exercise of the rights by the banking corporation will not cause any impairment in the provision of the services pursuant to this license. For the purposes of this clause – “Banking Corporation” is as defined in the Banking Law (Licensing), 5741 – 1981, except for a “Foreign Corporation,” as defined in the same law.

18.4A2	The provisions of Clause 18.1 will not apply to the sale of equipment items during an upgrade, including the sale of equipment, as stated, on a “trade-in” basis.

A16	Amendment No. 16

A2	Amendment No. 2

A2	Amendment No. 2

TRANSLATION FROM HEBREW
General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method
(CELLULAR).
Combined Version, as at November 6, 2006
CELLULAR
19.	Engagement with another
19.1	If the Licensee wishes to provide one of the services pursuant to this license, in whole or in part, through another on its behalf, it must apply to the Director for his approval therefor; the Licensee must attach to its application the contract between itself and the other. The provisions of this clause will not apply for the purposes of the engagement between the Licensee and a marketer of CELLULAR End-Equipment or anyone acting on behalf of the Licensee for the purpose of marketing its services. A2

19.2	The Director is entitled to approve or reject the application, or to condition his approval on terms that must be fulfilled, including amendment of the agreement; the Director will consider, inter alia, to what extent the terms of the engagement with the other guarantee compliance with the conditions of this License and the obligations of the Licensee hereunder. The Director will not approve an engagement with another that contradicts the obligations of the Licensee pursuant to this License.

19.3	Nothing in the engagement with another will derogate from the obligations and of the Licensee and its responsibility for performing any of the services pursuant to this License, in whole or in part, pursuant to the provisions of this License, nor will it serve to derogate from the powers of the Minister, the Director or anyone acting on their behalf.

A2	Amendment No. 2

TRANSLATION FROM HEBREW
General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method
(CELLULAR).
Combined Version, as at November 6, 2006
CELLULAR
Part B: Means of Control – Changes and Limitations
20.	Particulars of Licensee
20.1	Details regarding the Licensee’s legal entity, incorporation, “curtain-lifting,” control therein, and ownership of the means of control, are attached as Addendum A to the license.

20.2	The Licensee will report to the Director in writing regarding any change in the information contained in Addendum A, including any transfer and acquisition of control or of 5% of the means of control in the Licensee company or change in the appointment of a director or general manager, within 14 days of the date of change.

21.	Transfer of Means of Control
21.1	There will be no transfer, directly or indirectly, of ten percent or more of any means of control in the Licensee, whether all at once or in parts, unless this received the Minister’s prior consent.

21.2	There will be no kind of transfer of any means of control in the Licensee, or a part of said means of control, so that as a result of the transfer, control in the Licensee is transferred from one person to another, unless this was given the Minister’s prior consent.

21.3	There will be no acquisition of control, directly or indirectly, in the Licensee, and there will be no acquisition, directly or indirectly, by a person himself or together with his relative or with another person, who operate with him regularly of 10% or more of any means of control in the Licensee, whether all at once or in parts, without the prior consent of the Minister.

21.4	Subject to the foregoing in this section, there will be no transfer, directly or indirectly, of means of control, so that the share of a cellular system operator in the Licensee drops below 25% of the voting rights in the general meeting and of the right to appoint a director or general manager, except after 5 years have elapsed since the date of the granting of the license. If 5 years have elapsed since the date of the granting of the license, the cellular system operator’s share can go below 25% to the point of selling all the means of control in its possession to another, all subject to the Minister’s approval for the very reduction of the cellular system operator’s share in the means of control in the Licensee and also regarding the purchaser.

21.5	Notwithstanding that stated in sections 21.1 and 21.3, if traded means of control in the Licensee, not entailing the transfer of control in the Licensee, have been transferred or acquired at a rate requiring approval under sections 21.1 or 21.3, without the Minister’s approval having been requested, the Licensee shall report this to the Minister, in writing, and shall submit to the Minister an application for approval of the transfer or the acquisition, all within 21 days from when the Licensee learned of this fact, provided the Minister gave his prior written approval to the holding per se of the issue or the sale of the securities to the public. In this regard, “traded means of control” – means of control, including deposit certificates, Global or American Depository Shares (GDRs or ADRs), or similar certificates, in respect of securities listed on the stock exchange in Israel and/or

TRANSLATION FROM HEBREW
General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method
(CELLULAR).
Combined Version, as at November 6, 2006
CELLULAR
abroad, in a non-hostile country, or means of control offered to the public pursuant to a prospectus and held by the public, in Israel and/or abroad, in a non-hostile country.
21.6	Entry into an underwriting agreement in connection with an issue or sale of securities to the public, and listing on a stock exchange in Israel or abroad, in a non-hostile country, or the deposit of securities, including deposit certificates, Global or American Depository Shares (GDRs or ADRs), or similar certificates, in respect of securities, or the registration thereof with a nominee company and/or agent, shall not in themselves be deemed as the transfer of means of control in the Licensee.

21.7	(A)	Irregular holdings shall be registered in the members register (shareholders register) at the Licensee, noting the fact of their irregularity, immediately when the Licensee learns of this fact, and a notice concerning the registration shall be delivered by the Licensee to the owner of the irregular holdings and to the Minister. In this regard, “irregular holdings” – the holding of traded means of control without the Minister’s agreement as required under section 21 or in contravention of the provisions of section 23, and the entire holdings of a holder of traded means of control who acted contrary to the provisions of section 24; the aforesaid for as long as the Minister’s agreement is required and was not given under section 21 of the license or circumstances exist involving the contravention of the provisions of sections 23 or 24 of the license.

	(B)	Irregular holdings registered as stated in section 21.7(A), shall not confer any rights on the holder, and shall be “dormant shares” as defined in section 308 of the Companies Law, 1999, except for purposes of receiving a dividend or other distribution to the shareholders (including the right to participate in an issue of rights which are calculated on the basis of holdings in means of control in the Licensee, except that holdings added as stated shall also be deemed as irregular holdings), therefore no act or contention of exercise of a right by virtue of irregular holdings shall be valid, except for purposes of receiving a dividend or other distribution as stated.

	(C)	Irregular holdings shall not confer voting rights in the general meeting. A shareholder participating in a vote in the shareholders meeting shall notify the Licensee prior to the vote, or where the vote is by means of a voting instrument – on the voting instrument, whether or not its holdings in the Licensee or its vote require approval under sections 21 or 23 of the License. If the shareholders did not give a notice as stated, it shall not vote and its vote shall not be counted.

	(D)	A director may not be appointed to the Licensee, elected or dismissed by virtue of irregular holdings. If a director was appointed, elected or dismissed as stated, such appointment, election or dismissal, as the case may be, shall not be valid.

	(E)	The provisions of sections 21.7 and 21.9 shall be included in the articles of the Licensee, mutatis mutandis.
21.8	For as long as the Licensee’s articles prescribe as stated in section 21.7 and the Licensee acts in accordance with that stated in sections 21.5 and 21.7, for as long as the holdings of founding shareholders or their substitutes are not reduced to less than 50% of each of the means of control in the Licensee, and for as long as the Licensee’s articles prescribe that

TRANSLATION FROM HEBREW
General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method
(CELLULAR).
Combined Version, as at November 6, 2006
CELLULAR
a majority of the voting power in the shareholders general meeting may appoint all the directors in the Licensee, excluding outside directors in accordance with any relevant statutory requirement or stock exchange directive, irregular holdings shall not in themselves be cause for the cancellation of the license.
For purposes of this section, “founding shareholders or their substitutes” – Discount Investment Corporation Ltd., DEC Communications and Technology Ltd. and PEC Israel Economic Corporation, or any other body to which any of those enumerated above transferred, with the Minister’s approval, means of control, provided the Minister confirmed in writing that the transferee body shall be deemed in this regard as the substitute of the founding shareholder beginning from the date to be determined by the Minister, and including anyone who is an “Israeli entity” as defined in clause 22.2A, who acquired a means of control from the Licensee and received the Minister’s approval for being deemed a founding shareholder of its substitute starting from the date that was determined by the Minister. The grant of approval under this section shall not exempt the Licensee from the duty of receiving the Minister’s approval for every transfer of means of control in the Licensee that requires approval under any other section of the license.
21.9	The provisions of sections 21.5 and 21.8 shall not apply to founding shareholders or their substitutes.

22.	Encumbrance of Means of Control
A shareholder of the Licensee company or a shareholder of an interested party therein may not encumber his shares in such manner so that exercise of the encumbrance results in a change in ownership of 10% or more of any means of control in the Licensee, unless the encumbrance agreement contains a limitation by which the encumbrance may not be exercised without the prior consent of the Minister.

TRANSLATION FROM HEBREW
General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method
(CELLULAR).
Combined Version, as at November 6, 2006
CELLULAR

22A.	Israeli Nationality and Holdings of Founding Shareholders or Their Substitutes

22A.1	The total holdings of “founding shareholders or their substitutes” as defined in section 21.8 (including anyone being an “Israeli entity” as defined in section 22.2A below, who acquired means of control from the Licensee and received the Minister’s approval for being deemed a founding shareholder or a substitute thereof as from the date determined by the Minister), who are mutually bound by an agreement for the fulfillment of the provisions of section 22A of the license (in this section, all of the above will be deemed: “founding shareholders or their substitutes”), cumulatively, may not be less than 26% of each of the means of control in the Licensee.

22A.2	The cumulative holdings of “Israeli entities,” one or more, included among founding shareholders or their substitutes, out of the total holdings of founding shareholders or their substitutes as stated in section 22A.1 above, may not be at any time less than 20% of the total issued capital and of the means of control in the Licensee. For this purpose, the Licensee’s issued share capital will be calculated less the number of “dormant shares” held by the Licensee.

In this section –

“Israeli entity” – With respect to an individual – anyone who is a citizen and resident of Israel; with respect to a corporation – the corporation was incorporated in Israel, and an individual who is a citizen and resident of Israel controls it, directly or indirectly, provided indirect control is solely through a corporation incorporated in Israel, one or more. However, for purposes of indirect holding, the Prime Minister and the Minister of Communications may approve holding through a corporation that was not incorporated in Israel, provided such corporation does not hold shares in the Licensee directly, where they are satisfied that this will not be detrimental to the purposes of this section. In this regard, “Israeli citizen” – as defined in the Citizenship Law 1952; “resident” – as defined in the Population Registry Law 1965; “dormant share” – as defined in section 308 of the Companies Law 1999.

22A.3	At least twenty percent (20%) of the Licensee’s directors will be appointed by Israeli entities as stated in clause 22A.2. Notwithstanding the above, in this regard, if the Licensee’s board of directors numbers up to 14 members – at least two directors will be appointed by Israeli entities as stated in clause 22A.2 above, if the Licensee’s board of directors numbers from 15 to 24 directors – at least three directors will be appointed by Israeli entities as stated in clause 22A.2 above, and so forth.

22A.4	The Licensee’s board of directors will appoint from among its members having a security classification and security clearance as will be determined by the General Security Service (hereinafter – “classified directors”), a committee called the “Committee for Security Matters.”

At least four directors will serve on the Committee for Security Matters, among them at least one outside director. Matters pertaining to security will be considered, subject to that stated in clause 22A.5 below, solely in the framework of the Committee for Security Matters.

TRANSLATION FROM HEBREW
General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method
(CELLULAR).
Combined Version, as at November 6, 2006
CELLULAR
A resolution that was adopted or an action that was performed by the Committee for Security Matters will be deemed the same as a resolution adopted or action performed by the Company’s board of directors, and it will be considered by the board of directors only if this is required under section 22A.5 below and subject to that stated in section 22A.5 below. In this clause, “security matters” – as defined in the Telecommunications Order (Designation of an Essential Service Provided by Bezeq Israeli Telecommunications Company Ltd.) 1997.

22A.5	Security matters which the Licensee’s board of directors or Audit Committee are required to consider according to the cogent provisions in the Companies Law 1999 or according to cogent provisions of any other law applying to the Licensee, will be considered, insofar as necessary, by the board of directors or by the Audit Committee, with the participation of classified directors only. Non-classified directors may not participate in such meetings of the board of directors or the Audit Committee and may not receive information or inspect documents pertaining to the security matters considered in the meeting. The quorum in every such meeting will consist of classified directors only.

The Licensee will specify in its articles that an officer who by virtue of his position and by virtue of the provisions of the law or the articles should have received information or participated in meetings on security matters, and is prevented from doing so by reason of the provision of clause 22A.5, will be exempt from liability for breach of the duty of care towards the Licensee, if the duty of care was breached due to non-participation in a meeting or non-receipt of information.

22A.6	The general meeting may not assume, delegate, transfer or exercise powers that are vested in another organ of the Company, in security matters.

22A.7	(A)	The Minister will appoint an observer at meetings of the Company’s board of directors and committees, having a security classification and security clearance as will be determined by the General Security Service.

	(B)	The observer will be a government employee qualifying as a director under Chapter C of the Government Companies Law 1975.

	(C)	In addition, and without derogating from any duty imposed on him by law, the observer will owe the Licensee a duty of confidentiality, except as required for the fulfillment of his function as an observer. The observer may not serve as an observer or in any other position on behalf of any other entity engaging in the provision of communication services and competing directly with the Licensee, and he will avoid any conflict of interest between his function as an observer and the Licensee, except a conflict of interest stemming from his being a government employee filling the function of an observer at the Licensee. The observer will commit towards the Licensee not to serve as an observer or officer and not to hold any position or be employed, directly or indirectly, at any entity competing directly with the Licensee or being in a conflict of interest with it, except for a conflict of interest stemming, as stated, from his being a government employee filling the function of an observer at the Licensee, throughout his tenure as observer at the Licensee and during eighteen (18) after the end of such tenure.
In any case of differences of opinion as to the observer being in a conflict of interest, the Attorney General or someone on his behalf will decide on the matter.

TRANSLATION FROM HEBREW
General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method
(CELLULAR).
Combined Version, as at November 6, 2006
CELLULAR

(D)	An invitation to meetings of the board of directors and its committees, including the Committee for Security Matters, will be delivered to the observer as well, who may participate as an observer at any meeting as stated.

(E)	The observer’s right to receive information from the Licensee will be the same as a director’s right. If the Licensee is of the opinion that certain information in the nature of sensitive business information is not required by the observer for the fulfillment of his function, the Licensee may withhold delivery of such information to the observer, notifying him in this regard. If the observer is of the opinion that he should receive that information, the matter will be referred to the decision of the head of the General Security Services.

(F)	If the observer saw that the Licensee adopted or is about to adopt a resolution on security matters contrary to any provision of the license, contrary to section 13 of the Law or contrary to section 11 of the General Security Services Law 2002, it will notify the Licensee without any delay, in writing, such notice to be delivered to the chairman of the board of directors and to the chairman of the Committee for Security Matters, and to set a proper time in the circumstances of the case for remedying the breach or modifying the resolution, should this be possible.
Part C: Cross-Ownership and Conflict of Interest
23.	Prohibition on Cross-Ownership
23.1	The Licensee, an officer therein or whoever holds more than 5% of any means of control in the Licensee, will not hold, directly or indirectly, more than one percent (5%) of the means of control in Bezeq, A16) another cellular system operator. Regarding this matter, “holding” – includes the holding as an agent.

23.2	Notwithstanding that stated in Section 23.1, an interested party in the Licensee that is a mutual fund, insurance company, investment company or a pension fund, may hold up to 5% of the means of control in Bezeq, another cellular system operator A16), provided all the following are fulfilled:

(A)	It is not a controlling shareholder and does not exert, directly or indirectly, any control in Bezeq or A16) another cellular system operator;

(B)	It has no representative or person in charge on its behalf among Bezeq’s or the other cellular system operator’s officers, unless required to do so by law.
23.3	Pursuant to a written request, the Minister may allow an interested party in the Licensee, as stated in Section 23.2, to hold up to 10% of the means of control in Bezeq, A16) another cellular system operator, when the terms stated in Section 23.2(A) and (B) are fulfilled, if he saw, to his satisfaction, that such a holding will not harm competition.

24.	Prohibition on a Conflict of Interest

TRANSLATION FROM HEBREW
General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method
(CELLULAR).
Combined Version, as at November 6, 2006
CELLULAR
The Licensee, an officer therein or an interested party in the Licensee company will not be a party to any agreement, arrangement or understanding with Bezeq, A16) another cellular system operator, meant or liable to reduce competition or harm it in all pertaining to cellular system services, cellphone network end-equipment and other services provided via the cellular system.

TRANSLATION FROM HEBREW
General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method
(CELLULAR).
Combined Version, as at November 6, 2006
CELLULAR
Chapter D: Setup and Operation of Cellular system
Part A: Setting Up the System
25.	Definition In this part – “Milestones” – Stages in the setup of the cellular system, according to the timetable detailed in the engineering plan – Addendum B to the license.

26.	Setup according to Plans and Specifications

26.1	In all pertaining to the setup and operation of the cellular system (in this section – network), including the technical quality of its various components, as well as the network’s structure and manner of setup, the Licensee will comply with the terms and provisions in the engineering plan.
26.2	The Licensee will follow all the specifications of the Ministry of Communications and the network-related standards prescribed by standardization organizations in Israel and around the world, as well as other international organizations, in the telecommunications and wireless field as well as in any other field pertaining to the setup and operation of the network.
27.	Execution Stages and Timetable

27.1	The setup rate of the cellular system, the setup milestones, the commencement date for providing the service in the various regions in Israel, will be in accordance with the timetable set in the engineering plan – Addendum B to the license.

27.2	The Licensee may not deviate from the timetable unless authorized to do so by the Director, provided the Licensee applies in writing to the Director to receive his permission immediately after realizing that difficulties have arisen that prevent it from meeting the original timetable.

27.2.1	A delay in signing agreements with a third party or obtaining approval from the planning and construction authorities will be deemed a reasonable reason for obtaining the Director’s permission for deviating from the timetable, only if the Director realizes to his satisfaction that the Licensee has done its reasonable utmost in the circumstances of the matter, to come to an agreement with a third party or to receive approval from the planning and construction authorities.
27.3	The Director may approve the Licensee’s request to deviate from the timetable, in whole or in part, and to stipulate conditions for its approval. The Director may also approve deviation regarding a specific milestone, provided the Licensee undertakes to catch up with the planned setup rate in the succeeding milestones.

TRANSLATION FROM HEBREW
General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method
(CELLULAR).
Combined Version, as at November 6, 2006
CELLULAR
28.     Modification of Plans during Setup
28.1	The Licensee may not deviate from the engineering plan unless it has been authorized to do so by the Director under the provisions of this section. However, the placement of a Cellular Radio Center in a different site from that set in the engineering plan will not be deemed a deviation, if done within the search region. As regards this section, a “search region” denotes a territory defined in the engineering plan in which a Cellular Radio center is planned to be set up, at a specific site within the territory, and regarding which it has been stated in the engineering plan that it might be necessary to place the center in another site found in the territory.

28.2	If in the course of setting up the cellular system, the Licensee realizes that it has become necessary to deviate or depart from the engineering plan, the Licensee must apply in writing to the Director to obtain his approval for the plan. In its application, the Licensee must describe the essence and nature of the requested modification and the reasons therefor. The Licensee must attach the amended plan it proposes, to the application.

28.3	The Director may reject or approve the request, in whole or in part, and may also stipulate conditions for its approval, insofar as these are needed for the rigorous assurance of the network’s quality and performance level. The Director will make a decision in the matter of the request and notify the Licensee of his decision, all within a reasonable amount of time.

29.	Utilization and Construction of Infrastructures
29.1	For the purpose of setting up and operating the cellular network, the Licensee may, subject to any law, set up, maintain and operate cable or wireless transmission arteries, provided such transmission arteries will be used solely for the following:

(A)	Connection between the Cellular Radio Centers forming part of the Licensee’s cellular system;

(B)	Connection between the Licensee’s Cellular Radio Centers and its cellphone exchanges;

(C)	Connection between all the cellular exchanges;

(D)	Connection between the Licensee’s cellular exchanges and a public telecommunications system, or another cellular operator’s cellular networkA16), or other systems operating lawfully.
29.2	For the purpose of the connection described in Section 29.1, the Licensee may use also the cable or wireless transmission arteries of Bezeq or of another licensee or concessionaire lawfully authorized to provide aforesaid infrastructure services.

29.3	To remove any doubt, it is hereby clarified that use of the transmission arteries to be set up by the Licensee is solely for operating the cellular system as stated in Section 29.1, unless the Minister permitted the Licensee in the license to make other use thereof, in accordance with the terms he laid down.

TRANSLATION FROM HEBREW
General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method
(CELLULAR).
Combined Version, as at November 6, 2006
CELLULAR
30.A16) Obligation of Interconnection
30.1	The Licensee will act to effect interconnection of the network with every other public telecommunications network, operating in the territory subject to the law, jurisdiction and governance of the State of Israel (including settlements, military sites and military installations in Judah, Samaria and Gaza Strip), including with every public landline telecommunications network, international telecommunications network and cellular network of another cellular operator.

30.2	The interconnection between the network and another licensee’s public telecommunications network will be effected in such manner as to enable the following:

(A)	Relay of telecommunication messages between end-equipment connected to the network and end-equipment connected to the other public telecommunications network;

(B)	Proper, regular provision of services by the Licensee to the other licensee’s subscribers, and the provision of services by the other licensee to the Licensee’s subscribers.
30.3	Interconnection may be effected either directly or indirectly, via a public telecommunications network of another general license holder, provided it enables that stated in Section 30.2.

30.4	As regards the interconnection between the network and public landline telecommunications network, the Licensee will act to set up interface points between the two networks, for each type of service (infrastructure, data transmission and communication, telephony), with at least three transition switches, unless the Director has decided otherwise at the written request of the Licensee. Setup of the interface points will be done under an agreement between the Licensee and the domestic operator licensee. Such an agreement will include, inter alia, the technical, operational and business details of the connection, the number of connections and their location.

30.5	As regards the interconnection between the network and an international telecommunications network, the Licensee will act in compliance with the provisions of Addendum J to the license.
30A.A16)     Rules Concerning the Implementation of Interconnection
The Licensee will act to implement interconnection in accordance with all the following:
(A)	The Licensee will verify that the network’s technical and operational standards comply with the requirements for linkup with the public telecommunications network of the domestic operators, the other cellphone operators, and the international operators (hereinafter – other operator), that the network’s activities will mesh properly with the activities of the other operator’s public telecommunications network, and that the interconnection will not adversely affect the proper functioning of these networks and the normal service to their subscribers;

TRANSLATION FROM HEBREW
General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method
(CELLULAR).
Combined Version, as at November 6, 2006
CELLULAR
(B)	The Licensee will provide the interconnection service under equal conditions for every other operator and avoid any discrimination in actuating the interconnection, including with regard to the following:

(1)	Supply of infrastructure facilities and network linkup services;
(2)	Availability of linkup facilities;
(3)	Linkup method, quality and survival;
(4)	Alterations and adaptations in the switching in the facilities, in the protocols and at the network interface points;
(5)	Payments for interconnection;
(6)	Debiting and collection arrangements, and the transfer of information regarding subscribers;
(7)	Commercial terms for effecting interconnection;
(8)	Submission of information regarding the network and alteration therein relating to interconnection;
(C)	The Licensee will place at the disposal of the other operator any essential information the other operator needs for providing its services via the Licensee’s facilities. Said information will be given subject to any law concerning the protection of privacy or commercial confidentiality. In the event the parties fail to reach an agreement regarding the nature and scope of the essential information, the Minister will decide in the matter;

(D)	The Licensee will give the other operator information regarding alterations planned in its network, which may affect the interconnection with the other operator’s public telecommunications’ network, or the interconnection between the public telecommunications networks of the other operators. The Licensee will provide the aforesaid information in such manner as to enable the other operator to prepare reasonably for the implementation of said alterations;

(E)	As regards Subsections (C) and (D), the Licensee may stipulate the provision of information to the other operator on signing a reasonable privacy protection agreement, intended to safeguard the Licensee’s rights under any law, including trade secrets, intellectual property rights and the like, pertaining to information regarding modification of the network meant to be given to the other operator;

(F)	The terms in respect of interconnection between the network and the other operator’s public telecommunications network will be formalized in an agreement between the Licensee and the other operator. If the parties fail to reach an agreement, the Minister will decide in the matter.

(G)	(1)	The Licensee will allow its subscribers to receive all the services offered to them by another operator, The Licensee may also allow another operator’s subscribers to receive services from the Licensee, provided that said receipt of services is possible under any law.
	(2)	The Director may order the Licensee to allow the other operator’s subscribers to receive services provided by the Licensee, provided that such receipt of services is possible technically and under any law.
	(3)	Notwithstanding that stated in Subsection (1), the Director may, at the written request of the Licensee, exempt the Licensee from the obligation of allowing its subscribers

TRANSLATION FROM HEBREW
General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method
(CELLULAR).
Combined Version, as at November 6, 2006
CELLULAR
the possibility of receiving services from another operator, for technical, economic reasons or for other justified reasons.
(H)	The Licensee will forward to the Director a signed copy of every agreement between it and the other operator concerning interconnection;

(I)	The Licensee will forward to the Director on demand, any information given to the other operator under Subsections (C) and (D), as well as a copy of every confidentiality agreement under Subsection (E);

(J)	The Licensee will act in compliance with additional provisions the Minister will prescribe.
30B.A16) Payment for Traffic Completion and Interconnection
In the event the Minister did not determine payment for interconnection or payment deriving from interconnection, the Licensee may demand in respect thereof reasonable and non-discriminatory payment.
30C.A16) Prohibition on Delaying Interconnection
The Minister will give the Licensee a reasonable opportunity to voice his position in all pertaining to the Minister’s intention to order it regarding the manner of effecting interconnection and its scope, regarding the actions, services and arrangements incidental to effecting interconnection, and regarding payments in respect of interconnection. Once the Minister has instructed the Licensee on said matters, the Licensee will not delay in any way interconnection with the network, and will fulfill its obligations in accordance with the Minister’s provisions, properly and in good faith, on the date set therefor and with full cooperation.
30D.A16) Providing the Possibility of Utilization

30.1D	The Minister may order the Licensee to provide the possibility of utilizing its telecommunications facility, by virtue of his authority under Section 5 of the Law.

30.2D	The Licensee will enable another licensee, by the Minister’s order, to provide value added services via the Licensee’s network. The Licensee will ensure reasonable and equal terms for any other licensee, in all pertaining to the provision of value added services by the latter to the Licensee’s subscribers.

30.3D	As regards providing the possibility of utilization, the provisions of Sections 30A to 30C will apply, mutatis mutandis.
30E.A16) Infrastructure Services for an Interested Company

TRANSLATION FROM HEBREW
General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method
(CELLULAR).
Combined Version, as at November 6, 2006
CELLULAR

30.1E	The Licensee will not give preference, in providing infrastructure services, to a licensee that is an interested company over another licensee, whether in payment for the service, in service conditions, in service availability or in any other way.

30.2E	(A)	Pursuant to a written request from the Licensee, the Director may permit the Licensee limitations on the provisions of Section 30.1E, in all pertaining to another licensee or a broadcasting licensee that is an interested company, provided the following conditions are fulfilled:
(1) The other licensee or the concessionaire is not a material operator:
(2) The Director is of the opinion that giving such permission does not materially harm competition in the field of telecommunications.

(B)	As regards the limitations stated in Subsection (A), these may allow the Licensee to offer an interested company the use of its telecommunications facilities under preferred conditions, and these may be limited in time or by another condition.

(C)	When considering a permit under this section, the Director will take into account the existence of a valid agreement, which was signed prior to Amendment No. 16 to this license, between the Licensee and the interested company, concerning, inter alia, the restriction of the permit in time or by other conditions.

30.3E	In this section – “interested company,” “subsidiary,” and “material operator” – as these terms are defined in the Telecommunications Regulations (Procedures and Conditions for Obtaining a General License for Providing Domestic Landline Telecommunications Services), 2000.
30F.A16) Numbering Program

30.1F	The Licensee will act in accordance with the numbering program, and in compliance with the Director’s provisions regarding the activation and implementation of the numbering program.

30.2F	The Director ordered the activation of number portability, so that every subscriber of another cellular system licensee will be able to switch over to and be a subscriber of the Licensee or receive services from the Licensee without any change in his telephone number, and vice versa – the Licensee will incorporate into its public telecommunications network devices enabling the application of this property, on the date and using the method laid down in the Director’s provision.

TRANSLATION FROM HEBREW
General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method
(CELLULAR).
Combined Version, as at November 6, 2006
CELLULAR
31.	Reports on the Setup Works
31.1	The Licensee will submit to the Director, throughout the cellular system setup period, quarterly reports describing the setup works carried out during the period of each report, according to the milestones and timetables in the engineering plan. As regards this section, “the setup period” denotes 15 months from the date the license was granted or until the date of the completion of the network’s setup in full deployment, according to the engineering plan, whichever the earlier.

31.2	The reports will include a comparison of the plans’ execution versus the plan for each report’s period, as well as explanations for any deviation or alteration that occurred in the execution compared with the plan.

31.3	Each report will be submitted in triplicate in a format to be instructed by the Director, and will bear a date and be signed by the Licensee or whoever it empowered especially for this purpose.

31.4	The Director may demand that the Licensee prepare special reports, and also that it draw up anew or supplement a report submitted to him.

32.	Handover of Information and Documents
The Licensee will furnish to the Director, on demand, any information or document regarding the execution of cellular system setup works, at the time, in the format, and in the manner instructed by the Director.

33.	Supervision of Setup Works
33.1	The Director may supervise, by himself or through a designee, the Licensee’s actions connected with the execution of the setup works. To this end, the Director may enter at any reasonable time, the Licensee’s work sites, cellular system facilities and offices, for the purpose of making measurements, performing inspections and perusing any plan or document pertaining to the execution of the setup works.

33.2	The Licensee will cooperate with the Director in all pertaining to the supervision of the setup works, and without derogating from the generality of the foregoing, will enable him to enter the work site and its facilities, enable the perusal of any document, plan and specification, and provide him with any information he requests.

34.	Correction of Deficiencies and Defects
34.1	The Director may notify the Licensee in writing about deficiencies, defects and deviations he found in the cellular system setup operations, based on reports submitted by the Licensee, documents and information it furnished him, or based on measurements and inspections he made.

TRANSLATION FROM HEBREW
General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method
(CELLULAR).
Combined Version, as at November 6, 2006
CELLULAR
34.2	In the event the Licensee receives a notice as stated in Section 34.1, it will notify the Director, within fourteen days of the date of receiving the notice, regarding its response to that stated therein and the measures it took or plans to take, in order to correct the deficiencies, defects or deviations.

35.	Safety Precautions and Prevention of Hazards
35.1	The Licensee will execute the setup works, taking adequate safety precautions to prevent personal accidents and property damage, will prevent the causation of nuisances and hazards to the public in the work areas, and if required to do excavations at the spot, will do everything to prevent damages to underground systems, including telecommunications networks, and to this end will make sure to obtain every permit required by any law, including an excavation works permit under Section 53B of the Law.

35.2	Upon completion of the setup works, the Licensee will make sure to clean up the work sites and restore them to their previous condition.

36.	Void.A2A2)

37.	Intersections with Electricity and Telecommunications Lines

In a place where there are electricity lines or electricity facilities prior to the installation of the cellular system, the Licensee is subject to the obligations imposed under the Telecommunications and Electricity Regulations (Convergence and Intersection between Telecommunications Lines and Electricity Lines), 1986.

38.	Discovery of Antiquities and Site Preservation
38.1	Antiquities, as defined in the Antiquities Law, 1978, which are discovered at a setup work site, are state assets, and the Licensee will take the appropriate precautions to prevent damage thereto.

38.2	The Licensee will notify the director of the antiquities authority regarding the discovery of an antiquity within 15 days of the date of the antiquity’s discovery and will follow the instructions of the authority’s director in all pertaining to the manner of handling the antiquity.

38.3	In the course of the setup works, the Licensee will avoid, inasmuch as possible, damaging sites of historical or national value, tourist sites and landscape.

38.4	The Licensee will avoid, insofar as possible, damaging buildings and trees found in the places where setup works are being carried out.

39.	Land-Related Powers

TRANSLATION FROM HEBREW
General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method
(CELLULAR).
Combined Version, as at November 6, 2006
CELLULAR
39.1	The Minister may, at the Licensee’s request, grant it all or some of the powers prescribed in Chapter F of the Law, subject to that stated in Section 39.2.

39.2	The Licensee will specify in its request the sites at which it requires the aforesaid powers, the scope of the required powers and the reasons therefor, including the steps it took to find alternative sites, without having to use the power under Chapter F of the Law.

39.3	In the event the Minister is convinced of the need to grant the Licensee powers under Chapter F of the Law, the Minister will publish his decision in the Reshumot (Official Announcements and Advertisements Gazette).

TRANSLATION FROM HEBREW
General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method
(CELLULAR).
Combined Version, as at November 6, 2006
CELLULAR
Part B: Equipment Checks and Installation Certifications
40.	Compliance Check
The Director may determine which items of equipment should not be installed in the Cellular System before undergoing a compliance check. “Compliance” as regards this section – as emerges from that stated in Section 41. If the Director has decided as aforesaid, the items will not be installed before undergoing a compliance check.
41.	Responsibility for Compliance
It is the responsibility of the Licensee to see to it that the equipment installed in the Cellular System is, at least, technically compliant with the properties detailed in the manufacturer’s specifications relating to the specific item of equipment, and attached to the engineering plan.

42.	Performance Testing Program and Its Approval

42.1	The Licensee will furnish the Director, no later than 30 days before giving notice of the completion of installation under Section 43, with an up-to-date, detailed testing program for carrying out the performance check, relating to that part of the Cellular System it wishes to operate (hereinafter – detailed testing program).

42.2	The Licensee will present the detailed testing program to the Director. The Director may demand within 15 days of the aforesaid presentation that the Licensee make changes in the detailed testing program or complete it, if he deems it necessary for the full and accurate execution of the performance check, and the Licensee will carry out the checks according to the Director’s request.

43.	Notice of Setup Completion
Once the Licensee has completed setting up a Switchboard or Cellular Radio Center in some region, so that it is possible to start providing cellular services through it, the Licensee will notify the Director in writing thereof, in the format it was instructed by the Director, along with the results of the detailed check indicating successful installation and operation.

44.	Terms of Fitness and Operation

44.1	Prior to operating the network, the Licensee must meet the requirements and conditions detailed below:

(A)	Entering into an Agreement with an Equipment Manufacturer
The Licensee must have agreements in force for the entire operation period planned, with a Cellular System manufacturer, comprising the following:
(1) Know-how agreement;
(2) An agreement guaranteeing the supply of parts for the network’s equipment for a period of at least 7 years;
(3) An agreement guaranteeing the supply of technical literature and full documentation of the network’s equipment, including updates.

TRANSLATION FROM HEBREW
General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method
(CELLULAR).
Combined Version, as at November 6, 2006
CELLULAR

(B)	Lab and Testing Equipment
The Licensee must operate a lab, or have a valid agreement with a competent lab. The lab should include professional testing equipment for performing the checks and making the repairs on the Cellular System equipment, including mobile testing equipment.

(C)	Parts The Licensee must maintain and run a spare parts warehouse for Cellular System equipment according to the recommendations of the equipment manufacturers.

(D)	Maintenance System
The Licensee must maintain, on its own or through another, an efficient maintenance system, consisting of maintenance personnel, service vans and communication means, ensuring the proper, ongoing operation of the network and enabling the handling of any malfunction within the response time required under this license, and also enabling, in any case of a serious problem with the Cellular System causing radio interferences, large-scale disconnection of subscribers or posing a safety risk, repair of the malfunction within 4 hours.

(E)	Communication Means
Means of communication, such as a walkie-talkie, telephone or cellphone, should be installed in the operation exchanges and centers, as well as in the service and maintenance centers.
44.2	The Licensee must present to the Director, seven days before setting the network in operation for the first time, certifications and documents regarding compliance with the requirements and conditions specified in Section 44.1. In the event the Director fails to respond within five days of the date of delivery of said documents, the Licensee may operate the Cellular System and connect subscribers thereto. If the Director orders the Licensee, based on the documents’ findings, to alter or fix the network, the Licensee must make the required alteration or correction and present a certification of execution to the Director, and if the Director fails to respond within 3 days, the Licensee may operate the system.

TRANSLATION FROM HEBREW
General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method
(CELLULAR).
Combined Version, as at November 6, 2006
CELLULAR
Part C: Use of Frequencies
45.	Allocation of FrequenciesA16)
45.1	The Licensee may operate the Cellular Radio centers of the Cellular System, using the frequency bands allocated for its exclusive use, as detailed below:

(A)	A35) 835 to 845 MHz and corresponding range 880 to 890 MHz;

(A1)	A35) 1710 to 1712 MHz and corresponding range 1805 to 1807 MHz;
That stated in this subsection in no way derogates from the Director’s authority to allocate an alternative frequency band with identical bandwidth for the Licensee’s use, instead of the frequency band specified in this subsection.

(B)	Starting from February 1, 2002 to January 1, 2004 the following bands will be allocated:
1710 to 1715.4 MHz and corresponding range 1805 to 1810.4 MHz;
1716.6 to 1721.2 MHz and corresponding range 1811.6 to 1816 MHz;
1962 to 1967 MHz and corresponding range 2152 to 2157 MHz;

(C)	Starting from January 1, 2004 the following bands will be allocated:
1720 to 1730 MHz and corresponding range 1815 to 1825 MHz;
1960 to 1970 MHz and corresponding range 2150 to 2160 MHz;
as well as the frequency range 1905 to 1910 MHz.

(C1)	A2A26) Starting from April 4, 2004 the following frequency bands will be allocated:
1715 to 1720 MHz and corresponding range 1810 to 1815 MHz.

(D)	Notwithstanding the foregoing, in the event the Licensee asks to postpone the usage commencement date for the frequencies specified in subsections (B) and (C), or a part thereof, to a later date, the Director may suspend the allocation of frequencies to a date he decides on.
45.2	The Licensee may select a narrower frequency band than that stated above in the framework of the frequency bands specified in Section 45.1.

45.3	In the event of detection of electromagnetic interferences from other radiants that can harm the proper functioning of the Cellular System, the Director must, at the Licensee’s request, take any reasonable action to find an appropriate solution or stop the aforesaid interferences.
46.	Restriction on Use of Frequencies The Licensee will make use of the frequencies allocated to it as stated in Section 45 only for providing the services under this license.

47.	Prevention of Interferences

47.1	The Licensee will set up the Cellular System and operate it in such manner so that no part of its parts will emit radiation prohibited under the provisions of the Pharmacists’

TRANSLATION FROM HEBREW
General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method
(CELLULAR).
Combined Version, as at November 6, 2006
CELLULAR
Regulations (Radioactive Elements and Their Products), 1980, and do everything required, if required, to obtain a permit in accordance with the aforesaid regulations.
47.2	The Licensee will coordinate the use of the frequencies with the Director, who will base his directives, inter alia, on the program derived from the preparation for a national emergency crisis.

47.3	The Licensee will submit to the Director, or anyone appointed for this purpose on its behalf, a detailed, up-to-date plan for the operation of Cellular Radio Centersand for the expected use of the frequencies at least 60 days before the operation, and will report to the Director regarding the actual execution, within 7 days of the operation date.

47.4	The Licensee will set up and operate the Cellular System in such a manner as to prevent interferences with other Bezeq and wireless systems operating lawfully. Prior to the activation of any Cellular System, the Licensee will perform tests and measurements for the purpose of preventing electromagnetic interferences. If found that electromagnetic interferences can be expected or interferences have been detected during operation, the Licensee will act to find a solution that will prevent these interferences and also prevent their recurrence, and in the absence of a solution it will turn in writing to the Director or to anyone appointed for this purpose on its behalf, in order to find a reasonable solution in this regard. The Director may demand that each of the parties make changes in the operation of the equipment or in the use of the frequencies or that they stop broadcasting over certain frequencies, throughout the country or in a certain region.

47.5	The granting of this license, including the approval of the engineering plan, in no way provides protection against harmonies from other radiants operating lawfully, or other radiants operating outside state territory; however, the Director must make every reasonable effort to find an appropriate solution providing the necessary protection.

48.	Cellphone Activity in Emergencies

48.1	In times of national emergency or for national security reasons, the one empowered to do so by any law may take the steps needed for state security, with a notice to the Licensee A2A2), including control of the network. In such circumstances, the Licensee will operate according to the instructions and notices of those authorized to do so by any law, including the government, the Minister, the Director and head of the unit for the management of a broadcasting spectrum and satellites in an emergency (hereinafter – head of the emergency unit).

48.2	The Licensee will give the head of the emergency unit the names of its representatives authorized to receive instructions and notices anytime, 24 hours a day, in all pertaining to national emergency and security matters. The representative will have a first and second deputy, who will substitute for him during his absence.

48.3	The Licensee will set up and operate the network in a manner that will allow reducing the network’s activity, when necessary, during times of emergency:
(A) In terms of the frequency profile;
(B) In terms of the geographical profile;

TRANSLATION FROM HEBREW
General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method
(CELLULAR).
Combined Version, as at November 6, 2006
CELLULAR
(C) Through the disconnection of part of its subscribers, according to predetermined lists, or according to directives deriving from the situation;
(D) In terms of a profile combining profiles A, B and C.
48.4	The Licensee will organize itself in such manner, so that it will be able to carry out the reductions detailed in Section 48.3 rapidly and efficiently, by remote control or by presence at the sites themselves.

48.5	The head of the emergency unit may establish a detailed procedure formalizing and regulating the Cellular System activity during an emergency, which he will present to the Licensee, and the latter will strictly fulfill the provisions of this procedure.

TRANSLATION FROM HEBREW
General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method
(CELLULAR).
Combined Version, as at November 6, 2006
CELLULAR
Part D: Inspections
49.	Definitions

In this part:

“Periodical inspection” – An inspection of the Cellular System or any part thereof performed according to the license’s provisions, at fixed time intervals and at least once every half year;

“Special inspection” – An inspection of the Cellular System or any part thereof performed due to a maintenance action or repair, following radio interferences, a malfunction, clarification of a complaint, a technological modification, an alteration in the engineering plan or something else, done on the initiative of the Licensee or at the request of the Director;

“Regular inspection” – An inspection of the Cellular System or any part thereof, done on a regular, ongoing basis, using control, testing and monitoring equipment connected permanently to the network’s subsystems and to the network’s control center.

50.	Periodical Inspections and Special Inspections

50.1	On January 1 of each year, the Licensee will submit to the Director a periodical inspections program for the Cellular System. The inspections program will include a description of how the periodical inspections are to be performed.

50.2	The Director may request within 30 days of receiving the program, to put changes into the program or complete it, if he deems it necessary for the performance of the periodical inspections or for the performance of the regular inspections.

50.3	The Licensee will carry out the periodical inspections on the Cellular System in the format and at the inspection points specified in the engineering plan.

50.4	The Director may instruct the Licensee to carry out a special inspection. Such an inspection will be carried out at a time scheduled in coordination with the Director.

50.5	The Director or the one authorized to do so will be allowed to carry out the inspections himself, using testing equipment placed at his disposal by the Licensee or using other testing equipment.

51.	Regular Inspections

The Licensee will set up and operate a control system for regular, ongoing inspection of the proper functioning order of the Cellular System, and will also conduct on a regular basis, regular inspections of the Cellular System or any part thereof, according to need, in compliance with the testing program prescribed in the engineering plan.

52.	Inspections, Malfunctions and Maintenance Log

TRANSLATION FROM HEBREW
General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method
(CELLULAR).
Combined Version, as at November 6, 2006
CELLULAR
52.1	The Licensee will keep an inspections, malfunctions and maintenance log (hereinafter – maintenance log), in which the following details will be recorded in the course of each inspection and maintenance action:
(1)	Date of inspection or maintenance action:

(2)	Reason for inspection or maintenance action: periodical / regular/ special inspection, initiated by the Licensee or following a request by the Director /the subscriber/ or another;

(3)	The means used in performing the inspection;

(4)	The inspection’s findings and comparison with the technical specification requirements;

(5)	If deficiencies were revealed in the inspection – specification of the measures and maintenance action taken by the Licensee or that it intends to take to rectify the deficiencies;

(6)	In the case of a inspection or maintenance action due to a malfunction, the following details should be indicated:
–	Date of receiving the complaint/discovering the malfunction;

–	Duration of its occurrence;

–	Manner of localization – according to complaint;

–	Type of malfunction;

–	Source and reason of malfunction;

–	Steps taken to correct it;

–	Date of repair.
52.2	The Licensee will hold the maintenance log at its offices and enable the Director or a representative authorized by him to peruse it at any time, to examine it or copy it in any manner.

53.	Repair of Deficiencies and Defects

53.1	The Director may notify the Licensee in writing of deficiencies and defects he found in the Cellular System, in its electrical performance level or in the level of radiation leakage from its installations to the spectrum, based on the inspections he conducted or based on inspection reports, documents and information provided to him by the concessionaire.

53.2	The Director may instruct the Licensee regarding the measures it must take in order to correct the deficiencies and defects revealed, as well as the dates for their execution.

53.3	In the event the Licensee received such a notice, it will notify the Director, within the time set for this purpose in the Director’s notice, of its reaction to that stated therein and the measures it has taken or intends to take to correct the deficiencies, defects or deviations.

TRANSLATION FROM HEBREW
General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method
(CELLULAR).
Combined Version, as at November 6, 2006
CELLULAR
54.	Maintenance System

The Licensee will maintain a maintenance system and a stock of parts as detailed in Addendum C to the license, in order to ensure efficient, regular, ongoing servicing of the Cellular System.
Chapter E: Providing Cellphone Services to Subscribers
Part A: Entering into an Agreement with Subscribers
55.	Definition of Contract

In this chapter: “Contract” – The agreement between the Licensee and subscriber which was approved by the Minister and under which the Licensee provides its services to its subscribers. A2A2)

56.	The Contract and Its Approval

56.1	The Licensee will prepare a proposed wording for the standard contract that it intends to offer its subscribers, and will submit it for the Minister’s approval no later than three months before the date it plans to invite requests from the public to enter into an agreement with it, in order to receive its services.

56.2	The terms of the contract shall not contradict, expressly or implicitly, the provisions of any law or the license’s provisions.

56.3	The contract will be printed and laid out in a manner enabling clear and convenient reading, specifying prominently any term or limitation on the Licensee’s liability toward the subscriber. A copy of the Licensee’s rate schedule will be attached as an addendum to the agreement.

56.4	The Minister may approve the wording of the contract, in whole or in part, or to stipulate its approval on alterations the Licensee must make in the agreement’s wording or form. The Minister’s decision regarding approval of the contract will be given within 30 days of the date on which the agreement was submitted for his approval.

56.5	In the event the Minister did not approve the wording of the contract, in whole or in part, the Licensee will draw up a new agreement in lieu thereof, or will put in modifications according to the Minister’s request, within the time determined by the Minister.

56.6	Void. A2)

56.7	Only the contract approved by the MinisterA2) will be used by the Licensee for the purpose of entering into an agreement with its subscribers. A copy of the approved contract will be attached to this license as part of Addendum D.

56.8	Void. A2)

TRANSLATION FROM HEBREW
General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method
(CELLULAR).
Combined Version, as at November 6, 2006
CELLULAR
57.	Modification of Contract

57.1	The Licensee may apply to the Minister, for reasons to be specified, to modify the existing contract.A2)

57.2	The Minister may ask the Licensee to modify the existing contract. A2)

57.3	A2)If the Minister approved the Licensee’s request to modify the existing contract as stated in Section 57.1 and the license was amended as approved by the Minister, or if the Minister requested that the Licensee modify the existing contract as stated in Section 57.2 and the license was amended as required, the engagement between the Licensee and the subscriber will be entered into from the same date under the amended contract.

57.4	That stated in this section does not derogate from the authority vested in the Minister by law to prescribe regulations or provisions in this license regarding telecommunications operations and telecommunications services.

58.	Entering into an Engagement with a Subscriber

58.1	The contract will be used by the Licensee for entering into an engagement with its subscribers.

58.2	Once an agreement has been signed between the Licensee and a subscriber, the Licensee will deliver a copy of the contract to the subscriber. IF the agreement includes addenda, the Licensee will attach a copy of the addenda to the agreement to be given to the subscriber.

59.	The Obligation of Connecting Applicants and the Prohibition on Stipulation

59.1	If the Licensee has met the terms for operating a Cellular System as stated in Section 44.2, the Licensee will connect any applicant to the Cellular System no later than the date set in the contract with the subscriber, unless the Director has authorized the Licensee not to connect the applicant, under circumstances he deems justified. A2)

59.2	The Licensee may not stipulate the connection of an applicant on unreasonable, discriminatory or unfair terms, and without derogating from the generality of the foregoing:
(A)	The Licensee may not require a subscriber to purchase end-user equipment from it or from its designee;

(B)	The Licensee may not require the subscriber to receive maintenance services from it for the end-user equipment in the subscriber’s possession;

TRANSLATION FROM HEBREW
General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method
(CELLULAR).
Combined Version, as at November 6, 2006
CELLULAR
(C)	The Licensee may not suspend or stipulate cellphone services, service conditions or a rate on the purchase of cellphone-end-user equipment from it or from any other.
59.3	Void. A1)

TRANSLATION FROM HEBREW
General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method
(CELLULAR).
Combined Version, as at November 6, 2006
CELLULAR
Part B: Service Level for Subscribers
60.A16)	Obligation of Maintaining the Service

60.1	The Licensee will put at the disposal of its subscribers all the services detailed in the First Schedule, in accordance with the terms detailed in the schedule, and will maintain all its services all year round, around the clock, both in times of calm and in times of an emergency, subject to Section 48, in accordance with the technical requirements and service quality requirements, in a proper and regular fashion, and of a quality no lower than that indicated by the service quality indexes specified in the first schedule to the license and in Addendum E to the Second Schedule to the license. In the event of a contradiction between the First Schedule and Addendum E to the license’s Second Schedule, the provisions of Addendum E to the Second Schedule will prevail.

60.2	Without derogating from that stated in Section 75.3, the Licensee will provide cellphone service and a service package, as this term is defined in Section 73A, to every applicant, under equal and non-discriminatory terms and at a non-discriminatory rate.

60.3	If the Director has found that the service package is liable to harm competition or the consumers, he will notify the Licensee thereof, indicating the date by which the Licensee must stop offering its subscribers the service package.

60.4	If the Licensee provides any cellphone service to any person or organization, for payment, the service must be available to any subscriber throughout the network coverage area, complying with the minimal requirements as regards service quality, without discrimination, within 24 months of the date of commencing provision of the service for payment.

60.5	The Director may, at the written request of the Licensee, allow the Licensee limitations on the provision of Section 60.4, after being convinced that there is a real difficulty in providing the service to anyone that requests it, and that the specific features of the service possess a unique and exceptional flavor justifying this.

61.	Service Offices

61.1	The Licensee will maintain and operate service offices and call centers as detailed in Addendum E.

61.2	The service offices will be used for receiving subscribers’ and applicants’ calls regarding cellphone services and incidental services, including with regard to service quality and handling of subscriber accounts.

61.3	The service offices will be open to receive the public all weekdays as specified in Addendum E, except on the regular rest days, as these are defined in the Governance and Judicial Procedures Ordinance, 1948.

TRANSLATION FROM HEBREW
General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method
(CELLULAR).
Combined Version, as at November 6, 2006
CELLULAR
61.4	The Licensee will publicize the address of the service offices and the ways of applying to them. The Licensee will notify the Director and its subscribers of the address of the service offices and of any change in the address.

62.	Obligation of Maintenance

62.1	The Licensee is responsible for the maintenance of the Cellular System.

62.2	If a subscriber purchases cellphone-end-user equipment from the Licensee or from its designee, and the purchase agreement included maintenance services, the concessionaire will be responsible for the maintenance of said purchased end-equipment, however the concessionaire will not be responsible for the maintenance of said purchased end-user equipment beyond the maintenance period undertaken by the manufacturer, unless agreed otherwise between it and the subscriber.A2)

62.3	If, in order to receive cellphone services, the subscriber used cellphone-end-user equipment not purchased from the Licensee or from its designee, the Licensee is not obligated to look out for the maintenance of this end-user equipment, but may enter into an agreement with the subscriber for providing maintenance services also for said equipment.

63.	Repair of Malfunctions

63.1	The Licensee will maintain a regular service for handling subscribers’ calls concerning problems with receiving cellphone services, and to this end will operate centers for receiving messages from subscribers all year round (excluding Yom Kippur), and 24 hours a day (hereinafter – call center).

63.2	Without derogating from the generality of that stated in Section 63.1, the Licensee will operate the call center in a manner enabling the receipt of complaints from subscribers via telephone, in all pertaining to the Licensee’s services.

63.3	The call center will be manned by skilled and professional personnel, having the appropriate competence for handling problems, and if a complaint has been received regarding a malfunction that led to disruption of the service or regarding poor reception quality, said personnel will act immediately to localize the malfunction and start taking measures to correct it, as detailed in Addendum E.

63.4	The Licensee will repair any malfunction for which a notification was received at the call center, within the response time detailed in Addendum E. If identification or repair of the malfunction necessitates a visit at the subscriber’s site, the Licensee will coordinate the repair date in advance with the subscriber, provided that the length of time the subscriber has to wait on said date does not exceed 4 hours.

63.5	The Director may, at the Licensee’s request, extend the repair time for the malfunction if he deems that the time required for its repair exceeds that stated in this section, provided that the time is not extended by more than 5 days from the date on which the malfunction

TRANSLATION FROM HEBREW
General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method
(CELLULAR).
Combined Version, as at November 6, 2006
CELLULAR
occurred. If the Licensee applied to the Director for extension of the malfunction repair time as stated, and no approval was given yet, the Licensee will continue to work to repair the malfunction at the soonest possible.

63.6	The Licensee will specify in the maintenance log the details of the malfunction and the steps taken to repair it, all as stated in Section 52.

64.	End-user equipment – Selling and Renting

The Licensee may sell or rent out to its subscribers cellphone-end-user equipment for the purpose of linkup to the Cellular System, provided it complies with the following:
(A)	The Licensee has notified the subscriber that he may purchase cellphone-end-user equipment from any licensed marketer and that he does not have to buy the equipment from the Licensee in order to receive cellphone services;

(B)	The Licensee will not stipulate the provision of maintenance services for cellphone-end-user equipment on the very receipt of cellphone services from the Licensee, and will notify the subscriber that he may receive maintenance service for end-user equipment, from any person, including the end-user equipment purchased or rented from the Licensee.
65.	Public Emergency Services

65.1A21)	The Licensee will enable, anytime and at no charge, to all its subscribers free and rapid access to public emergency services such as: Magen David Adom, the Israel Police and the Fire Station.

65AA21)	Blocking Service to a Nuisance Subscriber

65.1A	Notwithstanding that stated in Section 65.1, the Licensee will block a nuisance subscriber’s access to the public emergency service. If blockage of public emergency service alone is not technically possible, then the Licensee will block the nuisance subscriber’s access to all the cellphone services. As regards this section, a “nuisance subscriber” denotes a subscriber who has contacted a certain emergency center, for no justifiable reason, more than 10 times during one whole day, using the end-user equipment in his possession.

65.2A	A notice regarding a nuisance subscriber will be submitted in writing to the Licensee by a senior employee in the public emergency service (hereinafter – the employee) and will be corroborated by an affidavit signed by the employee (hereinafter – the complaint). The complaint will include, inter alia, the name of the nuisance subscriber, his telephone number, insofar as these are known to the complainant, as well as a specification of the contact times of the nuisance subscriber, and the content of the call showing that the contact was made without any justifiable reason. If the complaint does not include the telephone number of the nuisance subscriber, the Licensee will act in a reasonable fashion, to identify the nuisance subscriber based on the data provided in the complaint.

TRANSLATION FROM HEBREW
General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method
(CELLULAR).
Combined Version, as at November 6, 2006
CELLULAR
65.3A	The Licensee will block the nuisance subscriber’s access to the emergency service as stated in Section 65.1A, after giving the nuisance subscriber advance warning. The notice will be given 3 workdays before the date of service blockage, in one of the following ways:
A.	A phone call from a service center of the Licensee to the cellphone end-equipment of the subscriber;

B.	An SMS message sent to the cellphone end-equipment of the subscriber;

C.	Delivery of a registered letter to the subscriber, except for one who is a prepaid subscriber and his address is unknown.
65.4A	Blockage of service to a nuisance subscriber who is a prepaid subscriber whose address is unknown will be done no later than one full day from the time of receiving a complaint or identification as stated in Section 65.2A.

65.5A	Notwithstanding that stated in Section 65.1A, the Licensee will not block the public emergency service to a subscriber, if the circumstances of contacting, as these emerge from the explanation given by the subscriber to the Licensee, show that the contacting was justified and that he should not be deemed a nuisance subscriber. The Licensee will forward to the Director, within 10 workdays from the date of receiving the complaint or the identification as stated in Section 65.2A, the arguments for not blocking the nuisance subscriber.

65.6A	In the event it blocked the nuisance subscriber’s access to emergency calls, the Licensee may collect from the subscriber all his debts, and may also collect payment from him for removing the block.

65.7A	The Licensee may remove the block once the nuisance subscriber has given it a written undertaking not to repeat his nuisance calls in the future.

65.8A	The Licensee will keep records of how the nuisance subscriber was identified, how the notice was given to the nuisance subscriber, or, alternatively, in a case where a notice was not given the nuisance subscriber, the reasoning for not giving the notice. Likewise, a record will be kept concerning the removal of the block.

65.9A	The Licensee will specify, in the framework of the applicants and subscribers report as stated in Section 104(B), the number of nuisance subscribers whose access to the public emergency service or to all the cellphone services was blocked under this section, and the subscribers for whom said block was removed, as well as the number of subscribers that were not blocked under this section and the reasons for this.

66.A16)	Protecting Subscriber Privacy

66.1	Without derogating from the provisions of the Law, The Wiretapping Law, 1979, The Privacy Protection Law, 1981, or any other law concerning the safeguarding of an individual’s privacy, the Licensee may not wiretap the telephone or any other communication of the subscriber without the written permission of the subscriber, except

TRANSLATION FROM HEBREW
General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method
(CELLULAR).
Combined Version, as at November 6, 2006
CELLULAR
for the purpose of controlling the quality and standard of the service or for preventing frauds.

66.2	Subject to that stated in Section 66A, the Licensee, its workers, agents and designees may not disclose lists or documents containing the name and address of a subscriber or any other information pertaining to him, including account details, phone call traffic, call durations and destinations, to any person whatsoever except to the subscriber or to anyone empowered by the subscriber for this purpose.

66.3	Notwithstanding that stated in Section 66.2, the Licensee may do the following:
(A)	To give the subscriber’s details to another licensee for the purpose of collecting monies owed him by the subscriber in respect of services it provided him through the network, provided that the information relayed is necessary fro collecting monies and preparing bills, and the other licensee has undertaken to safeguard the subscribers’ privacy;

(B)	To transfer a subscribers’ details to another, insofar as the particulars are in its possession, by lawful authority.
66A.T3)	Special Services for the Security Forces
(A)	The Licensee will provide special services to the security forces as detailed in the classified security addendum attached to the license as Addendum I and in the classified security addendum attached to the license as Addendum LA12).

(A1)A12)	The Licensee will enable the security forces, regarding which the Director informed in writing, to realize, subject to any law, their powers with respect to any telecommunications activity in the framework of the license, and will be responsible for the maintenance, proper functioning, and technological adaptation of the equipment and infrastructure required for realizing said execution capability, all in coordination with the security forces, as detailed in Addenda I and L. The security forces will bear the payment under the provisions of Section 13 of the Law.

(B)	The Licensee will see to it that Addenda I and L are guarded A12) in accordance with the provisions of the procedure for safeguarding records to be laid down by the Licensee in conjunction with the security officer of the “General Security Service.”

(C)	The Licensee will be exempt from the duty of indemnification toward the State, by virtue of the provisions of Section 91.2 of the general license and/or by virtue of any law, in respect of the very execution of the special services for the security forces.
66B.A12)	Security Provisions
(A)	The Licensee will appoint a security supervisor in accordance with the provisions of the Security Arrangement in Public Bodies Law, 1998, and rigorously follow the security provisions detailed in the Addendum M to the license.

T3)	Amendment No. 3

TRANSLATION FROM HEBREW
General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method
(CELLULAR).
Combined Version, as at November 6, 2006
CELLULAR
(B)	The Licensee will establish appropriate provisions in the incorporation documents and in its regulations, and will act in such manner so that only a person who meets the conditions set out below will be appointed and serve in a position or function enumerated in Addendum M to the license:
(1)	An Israeli citizen, as this term is defined in the Citizenship Law, 1952, and a resident of Israel;

(2)	Was given security clearance by the General Security Service, by which there is no prevention to his serving as stated.
(C)	The Licensee will act to safeguard the secrecy of the security forces’ operations, and act according to the security directives of those same security forces, including in the matter of the appropriate security classification for officers and holders of important functions working for the Licensee, and compartmentalization of knowledge pertaining to activities involving the security forces.

(D)	The Licensee will take the measures necessary to protect the network, its components and the databases used for providing services, and for operating and controlling the network in the face of activities carried out by unauthorized entities, according to the provisions detailed in Addendum M to the license.
67.	Bills to Subscribers

67.1A16)	A bill that the Licensee submits to the subscriber should be clear, succinct, readable and understandable. The bill should contain an accurate breakdown of the components of the payment required according to the types of payments and the rules specified in Chapter F.

67.2	A credit due a subscriber from the Licensee will be included in the successive bill immediately after the subscriber’s right to the aforesaid credit has been established.

67.3	The Licensee may collect payments for his services from the subscriber through another, including through Bezeq.

67.4A34)	(A) Without derogating from the rest of the license provisions pertaining to the manner of preparing the bill for the subscriber and to the manner of debiting, the Licensee will act in compliance with Israel Standard 5262, concerning debiting credibility and due disclosure in telephone bills (hereinafter – “the Standard”).
(B)	Subsection (A) constitutes a “service condition,” as concerns Section 37B(a)(1) of the Law.

(C)	Notwithstanding that stated in subsection (A) -
(1)	Regarding the provision in Section 2.2.2 of the Standard, the rounding off method will apply as follows:

TRANSLATION FROM HEBREW
General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method
(CELLULAR).
Combined Version, as at November 6, 2006
CELLULAR
(a)	An amount in the bill will be rounded off to the nearest amount ending in two digits after the decimal point of the shekel, with an amount ending in five tenths of an agora (three digits after the decimal point) to be rounded up.

(b)	An amount to be paid for a single call will be rounded off to the nearest amount ending in three digits after the decimal point of the shekel, with an amount ending in five hundredths of an agora (four digits after the decimal point) to be rounded up.
(2)	The Licensee may present any amount included in the bill with a breakdown exceeding that required by the provision in Section 2.2.2 of the Standard, provided the rounding off method stated in Subsection (C)(1) above will apply thereto.

(3)	The price of a phone call (voice) that includes a changing rate, will be presented in the bill submitted to the subscriber as an average price per minute, computed by dividing the payment amount for that same call by the its total number of minutes.

In this paragraph, “changing rate” denotes a rate that varies in the course of the call according to various criteria, such as a rate that diminishes with increasing consumption, or a rate that varies due to a transition from a “peak period” to a “slack period” in the course of the call or vice versa.

(4)	In addition to that stated in the provision of the last part of Section 2.2.4 of the Standard regarding service packages, the bill will contain a breakdown of the services included in the package, along with the overall rate paid for the package as a whole.

In this paragraph, “service package” denotes several services marketed to the subscriber as a single package, in return for an overall rate (and without a breakdown of the payment for each component separately).

(D) (1)	Chapter B in the Standard concerning due disclosure in telephone bills will come into effect no later than Friday, October 14, 2005.
(2)	Chapter C in the Standard regarding debiting credibility will come into effect no later than Sunday, January 14, 2006.
67A.A16)	Information Service for Clarifying Telephone NumbersT39)

67.1A	Without derogating from the provisions of Section 66, the Licensee will provide, by itself or through another on its behalf, an information service for clarifying the telephone number of anyone who is a subscriber of a NDO or of a Cellular System operator, excluding an ID-restricted subscriber (hereinafter – “information service”), as follows:

A39)	Amendment No. 39

TRANSLATION FROM HEBREW
General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method
(CELLULAR).
Combined Version, as at November 6, 2006
CELLULAR
(A)	For the general public and at no charge, via a website through which the service will be provided;

(B)	For its subscribers, at a reasonable price, via a phone center, the access to which will be effected by means of a network access code set by the Director;

(C)	The information service will be given through each of the aforesaid means based on the same information characteristics to be provided by the subscriber applying to receive the service.
67.2A	Without derogating from that stated in Section 67.1A, the Licensee will provide to the general public and at no charge, by itself or through another, an information service for clarifying the telephone number of any subscriber, excluding an ID-restricted subscriber, via a phone center, the access to which will be effected by means of a national access code set by the Director.

67.3A	In addition to that stated in Sections 67.1A and 67.2A, the Licensee may offer, at a reasonable price, by itself or through another on its behalf, an information service, by any other means, including by means of a national access code or by means of an SMS.

67.4A	In order to execute that stated in Subsections 67.1A and 67.3A:
(A)	The Licensee may send a query on its behalf to any database of a NDO or cellular system operator (hereinafter – “another licensee”), or to receive information from the database of another licensee by any other method and with the consent of the other licensee, all subject to the duty of safeguarding the subscriber’s privacy;

(B)	In order for an information service to be provided by another licensee under its general license, the Licensee will enable any other licensee access to the Licensee’s database;

(C)	The Licensee will update the database on a regular basis, so that each name, address or telephone number of a subscriber that was added, altered or removed, will be updated in the database within one workday following execution of the update in the Licensee’s system being used to provide telephony services.

As regards this section –
“Database” denotes a collection of data including the name, address and telephone number of any subscriber that is not ID-restricted, including a subscriber that is a business.
67.5A (A)	The Licensee will request the consent of each new subscriber for including his details in the database. If the subscriber gives his consent, the Licensee will include his details in the database.
(B)	The Licensee will grant the first request of any subscriber who wishes to remain ID-restricted, free of charge.

In this subsection, a “new subscriber” denotes a subscriber who has signed a contract with the Licensee after the commencement date as stated in Section 67.7A.
67.6A (A)	The terms for providing an information service for clarifying telephone numbers, given under Section 67A, will be established by the Licensee, provided they are fair and non-discriminatory, including as regards the order of the data presented to the

TRANSLATION FROM HEBREW
General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method
(CELLULAR).
Combined Version, as at November 6, 2006
CELLULAR
user of the service. The service will be given twenty four (24) hours a day, all year round, except for Yom Kippur. In this subsection, “order of the data presented” – Insofar as the answer to the service user’s query comprises several different data, the requested data will be presented to the service user in random order.
(B)	The response in respect of the information service for clarifying telephone numbers as stated in Section 67.2A will be given within a reasonable time. If the Director sees that the waiting times for the service are not reasonable, he may establish response time indexes.

(D)	An information service for clarifying telephone numbers as stated in Section 67.1A(B) and an information service using a phone center, the access to which is effected by means of a national access code as stated in Section 67.3A, will comply with the service indexes specified below:
(1)	At any time, in the event of a heavy service call load[6], the number of inquirers receiving service should not be less than 90%;

(2)	The average waiting period of a caller until the start of receiving service[7] should not exceed 30 seconds;

(3)	The maximum waiting period for a caller until the start of receiving the service should not exceed 60 seconds.
67.7A	Section 67A will go into effect on February 8, 2007 (“the commencement date”), except for Subsection 67.2A that will go into effect at the time of signing this amendment.

67.8A	The Licensee, by itself or through another, including together with another licensee, will advertise all the information services for clarifying telephone numbers given free of charge by the Licensee, as well as the national access codes allocated to the cellular service licensees for providing the service (hereinafter – “free information services”). The advertising should include at least the following:
(A)	The Licensee’s website;

(B)	At least once every half year, the Licensee will attach, in the framework of the bill submitted to the subscriber, a separate information sheet and a magnetic sticker regarding the free information services, which will not include any other information, starting from the first bill submitted to the subscriber following the commencement date.
(C)At least four (4) times during the first year following the commencement date, the Licensee will run large, prominent ads in at least the 3 largest Hebrew language newspapers, and in the largest newspaper in Arabic, in English and in Russian, as well as in the largest economic newspaper. These ads will include no other information. The first ad in all the aforesaid newspapers, except for the economic newspaper, will be on the first Friday after the commencement date or on the following one, and in the economic newspaper it will run on the first Tuesday after the commencement date or on the following one, regarding the free information services.

[6]	Busy Hour Call Attempts

[7]	Start of receiving service – the beginning of the response by a center operator or of an IVR system, which ask the inquirer for the information needed to find the requested phone number and the like.

TRANSLATION FROM HEBREW
General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method
(CELLULAR).
Combined Version, as at November 6, 2006
CELLULAR
Without derogating from the foregoing, the Director may instruct the Licensee regarding the manner and format for advertising the information services.
67B.A16)	Operating the Service

67.1B	The Licensee will provide a basic telephone service, an incidental service and an value added service, at the time and of a service standard as detailed in the First Schedule.

67.2B	The Licensee must present to the Director, no later than thirty (30) workdays before setting in operation for the first time the service described in the First Schedule, a notice regarding the intention to start providing the service.

67.3B	If the Licensee wishes to provide a service that is not included in the First Schedule (hereinafter in this section – new service), it will notify the Director thereof in writing thirty (30) workdays before the date on which it intends to start providing the new service. The Licensee will attach to its notice a document containing a concise description of the new service, the manner of its provision, the rate it intends to collect for it, and also the service standard indexes it intends to meet.

67.4B	The Director may notify the Licensee within thirty (30) workdays of the date of receiving the notice as stated in Section 67.3B, that providing the new service entails the fulfillment of conditions that the Licensee must fulfill before starting to provide the new service or thereafter, and he may order the Licensee to avoid from providing the new service, providing the reasons for his notice. If the Director has not notified the Licensee as aforesaid, the Licensee may provide the new service thirty (30) workdays after the date of notifying the Director.

67.5B	Notwithstanding that stated in Sections 67.2B, 67.3B and 67.4B, at the written request of the Licensee, the Director may permit the Licensee to commence providing the service even before thirty (30) workdays have elapsed from the date a notice was given by the Licensee.

67.6B	Any new service that the Licensee has started to provide as stated in Section 67.4B will be deemed part of the First Schedule. The First Schedule will be updated from time to time by the Director.

67C.A16)	Service Dossier

Notwithstanding that stated in Section 67B, the Director may request the Licensee to prepare a service dossier for each of its services, in a format and at a time set by the Director in his request. The service dossier will include, inter alia, documents describing the service and the manner of its provision, and presenting its rates and the service quality standards relating to it. Each such service dossier will be submitted to the Director for his approval, following which it will publicized in the extent and manner determined by the Director. The Director may instruct at any time that approval of a service dossier is a condition for the provision of any service. As to rates not set in the regulations, the Director’s approval of a service dossier will not be deemed approval of the rate’s reasonableness.

TRANSLATION FROM HEBREW
General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method
(CELLULAR).
Combined Version, as at November 6, 2006
CELLULAR
67D.A24)	Erotic Service

An erotic service provided through the network, will be provided in accordance with the provisions of Addendum O in the Second Schedule.

As regards this section – “Erotic service” – as defined in Section 1 of Addendum O in the Second Schedule.

TRANSLATION FROM HEBREW
General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method
(CELLULAR).
Combined Version, as at November 6, 2006
CELLULAR
Part C: Termination, Delay or Restriction of Service
68.	Definitions

In this part – “Disconnection of service” – Temporary discontinuation of cellular system service to a subscriber;

“Termination of service” – Absolute discontinuation of cellular system services to a subscriber.

69.	Prohibition on the Termination or Disconnection of Service

The Licensee may not terminate or disconnect cellular system services and other services, which the Licensee must provide under this license, unless that stated in this part is fulfilled, or that stated in Section 48.

70.	Disconnection of Service at Subscriber’s Request

70.1	A subscriber may ask the Licensee for a temporary disconnection of service for a period no less than thirty days and no longer than ninety days (hereinafter – disconnection period). The subscriber’s request will be made in writing, and may be done through the cellular system end-user equipment in his possession, provided that the Licensee has verified the request’s credibility by a return call to the subscriber’s cellular system end-user equipment or by any other reliable way.

70.2	The Licensee will effect the disconnection of service no later than the workday following the day of the request’s submittal.

70.3	The Licensee will resume the cellular system services to the cellular system end-user equipment in the subscriber’s possession at the end of the disconnection period. If the subscriber requests, in a written notice, to resume the cellular system services to the cellular system end-user equipment in his possession before the end of the disconnection period, the Licensee will resume the services no later than the workday following the day on which the subscriber’s notice was submitted.

71.	Termination of Service at the Subscriber’s Request

71.1	A subscriber may request in writing from the Licensee the termination of service to the cellular system end-user equipment in his possession.

71.2	The Licensee will terminate the provision of cellular system services to the cellular system end-user equipment in the subscriber’s possession no later than the workday following the date specified by the subscriber in his notice. If the subscriber did not specify a date, the termination of service will be done no later than the workday following the day on which the notice was received by the Licensee.

71.3A2)	Notwithstanding that stated in Section 71.2, the Licensee may disconnect service to the subscriber without prior notice with the fulfillment of one of the following:

TRANSLATION FROM HEBREW
General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method
(CELLULAR).
Combined Version, as at November 6, 2006
CELLULAR
(A)	The subscriber did not pay for the third time during the same year the bill in respect of the payments he was charged for cellular system services on the date set therefor in the payment notice. In this section, “year” denotes the period from January 1 to December 31;

(B)	There is reasonable suspicion of a fraudulent act being committed through the subscriber’s end-user equipment or using the features of the end-user equipment;

(C)	the Licensee found that the subscriber used the cellular system services in an unusual amount for that type of subscriber, and after the Licensee’s service center contacted the subscriber in a phone call placed to the end-user equipment in his possession, and the subscriber did not give a reasonable explanation for said anomaly. As regards this paragraph, consumption will not be deemed unusual when less than threefold the average consumption for the same type of subscribers.
71.A2)	The Licensee may disconnect service to a subscriber if it has found that the end-user equipment in the subscriber’s possession, through which the subscriber receives cellular system services, causes interference with the provision of cellular system services to other subscribers or interference with the cellular system activity, provided that the Licensee gave the subscriber a notice in writing of at least 21 days prior to the expected disconnection date. The notice will specify the reason for the expected disconnection and state that the subscriber is being given an opportunity, within an amount of time to be set in the notice, to repair the end-user equipment in such manner as to prevent said interference.

72.	Termination or Disconnection of Service Due to Breach of Agreement

72.1	The LicenseeA16) may terminate or disconnect the service to a subscriber if one of the following is fulfilled:
(A)	The subscriber did not pay a payment he owes in respect of service he received, on the date set for its defrayal in his contract with the Licensee;

(B)	The subscriber breached a condition in the contract between him and the Licensee, which was established as a material condition;

(C)	The subscriber used unlawfully or allowed another to use as aforesaid the end-user equipment in his possession.
72.2	Service to a subscriber will not be terminated or disconnected in the cases detailed in Section 72.1(A) and (B), except after the Licensee gives the subscriber a notice in writing at least 10 days prior to the expected termination or disconnection date. The notice will state that the subscriber is being given an opportunity, within the time set in the notice, to rectify the act or default, in respect of which the service will be terminated or disconnected.

73.	Disconnection of Service Due to Maintenance Operations

TRANSLATION FROM HEBREW
General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method
(CELLULAR).
Combined Version, as at November 6, 2006
CELLULAR
73.1	The Licensee may temporarily disconnect or restrict services that it is obligated to provide (hereinafter – disconnection due to maintenance), if the need to carry out vital cellular system maintenance or setup operations necessitates this, provided the following are fulfilled:
(A)	The duration of the disconnection due to maintenance does not exceed twelve (12) consecutive hours;

(B)	The number of disconnections due to maintenance does not exceed two (2) during a single year;

(C)	Void.A2)
73.2	The Director may ask the Licensee for a detailed explanation regarding the circumstances necessitating disconnection due to maintenance, and may ask the Licensee to postpone said disconnection if he came to the realization, after considering the Licensee’s contentions, that a vital public interest necessitates such a postponement.

73.3	If due to the need to carry out vital maintenance or setup operations in the cellular system requires disconnection of service exceeding 12 hours, the Licensee will ask in advance for the Director’s approval. The request will specify the maintenance operations required and the actions taken by the Licensee to speed up these operations and reduce, inasmuch as possible, the duration of the service disconnection.

73.4	Void. A2)

73.5	If disconnection or restriction of service is required urgently for the purpose of carrying out immediate, vital operations, the Licensee will notify the Director forthwith, including by phone, cable or fax, regarding the urgent disconnection or restriction. The Licensee will notify its subscribers about the aforesaid urgent disconnection or restriction, as early as possible, including via the public address system operating through the cellular system, insofar as this is possible, as well as through the public media.

73.6	Notwithstanding that stated in Sections 73.1 and 73.4, the Licensee does not have to notify the Director or the subscribers about disconnection due to maintenance, when the following are fulfilled:
(A)	The duration of the disconnection due to maintenance does not exceed half an hour;

(B)	Disconnection due to maintenance is being done between 24:00 Saturday night and 05:00 Sunday morning the following day.
Such a disconnection will not be counted in the number of disconnections as required under Section 73.1(B).

TRANSLATION FROM HEBREW
General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method
(CELLULAR).
Combined Version, as at November 6, 2006
CELLULAR
CHAPTER F – PAYMENT FOR SERVICESA8)
Part A – General
73A.	Definitions

In this chapter –

“Licensee”	—	Anyone to whom the Minister has granted, in accordance with the Law, a general or special license;

“Airtime”	—	Duration of the time in which a subscriber receives cellular services, whether the connection is initiated by the subscriber or by someone else;

“Airtime unit”A31A31)	—	Time unit of 12 seconds at the most, but starting from Thursday, 1 January 2009, a time unit of 1 second.

“Package of services”	—	Several services sold to a subscriber as a package, for which a rate has been set as specified in section 75.2.

“Public telecommunications network”	—	Including an international telecommunications system.

“Payment for completion of a call”	—	Payment made by the initiator of a call which began on end-user equipment connected to one public telecommunications network and ended on another public telecommunications network, or on end-user equipment connected to such a public telecommunications network, for completing the call on the other public telecommunications network.
74.	Payment Categories

The Licensee may collect from its subscribers payments for Cellular services, as follows:
(a)	A onetime installation fee for connecting mobile or portable end-user equipment held by the subscriber to the Cellular system, including issuance of a smart (SIM) card to the subscriber, or a onetime registration fee (hereinafter – connection fee);

(b)	A fixed payment;

(c)	Payment for airtime as specified in section 75A;

(d)	Payment for completion of a call as specified in section 75A;

TRANSLATION FROM HEBREW
General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method
(CELLULAR).
Combined Version, as at November 6, 2006
CELLULAR
(e)	Payment for basic telephone services, related services and value added services, detailed in the First Schedule to the License;

TRANSLATION FROM HEBREW
General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method
(CELLULAR).
Combined Version, as at November 6, 2006
CELLULAR
Part B – Setting and Publication of Rates
75.	Setting the Rates and Their Amount

75.1	The Licensee shall fix a rate for every service and package of services provided by it to its subscribers, and it may determine the manner of linkage of the rate to the index. The Licensee shall notify the Director of the amount of each rate, before the rate comes into effect.

75.2	The Licensee may designate packages of services according to types of services included in the package or time periods or by any other method. The Licensee may set a separate rate for each of the services included in the package or set a general rate for the package.

75.3	The Licensee shall offer each package of services at equal terms and at a uniform rate according to categories of subscribers; For purposes of this section, “category of subscribers” – A16)a group of subscribers whose attributes provide reasonable justification for distinguishing it from another group.

75.4	The Licensee shall allow any subscriber, without discrimination, to switch from one package of services to another that is being offered by it at the time. The Licensee shall include such a provision in the contract with its subscribers. In the framework of this provision it may set times when it is permissible to make such a switch and it may set conditions, including payment terms, for implementing the switch.

75.5	If the Licensee contracts with the subscriber in regard to a certain package of services, and the contract includes a condition whereby the subscriber commits to a certain contract period (hereinafter – the commitment period), the package of services, its rates and conditions shall be known and fixed in advance for the entire commitment period. The Licensee shall include such a provision in the contract with its subscribers. The Licensee may set, for a package of services, different rates that will apply during the commitment period.

75.6	The Licensee may not condition a contract with a subscriber or a subscriber’s switch from one package of service to another on the purchase of value added services or end-user equipment from the Licensee.

75.7	A package of services in which a payment in installments is set for end-user equipment or for one of the services, shall include also a payment arrangement in the event that the subscriber wishes to be released from that package or to switch from that package to another package of services, according to the outstanding balance of the payments due from the subscriber or according to the remainder of the commitment period.

75.8	(a) The Licensee may not collect from a subscriber payment for a call when the call was not initiated by the subscriber (hereinafter – uninitiated call).
(b)	Notwithstanding that stated in subsection (a), the Licensee may collect from a subscriber payment for an uninitiated call in the following cases:
(1)	Call transferred to the subscriber by means of a roaming service;

TRANSLATION FROM HEBREW
General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method
(CELLULAR).
Combined Version, as at November 6, 2006
CELLULAR
(2)	Collect call to which the subscriber has given his agreement;

(3)	Call created by dialing a service number containing the access code 1-800, that was allocated to the subscriber under an agreement with him;

(4)	The subscriber’s share in a call created by dialing a service number containing the access code 1-700 (split debit), that was allocated to the subscriber under an agreement with him.
75.9A18)	Inception
(a)	The Licensee may collect from a subscriber who initiates a call by means of access code 1-800, whose destination is on another licensee’s network, a lower rate than the one applying to the subscriber for a call not initiated through such an access code, provided it does not exceed the amount set by agreement between the Licensee and the other licensee, and in the absence of such agreement – does not exceed the amount set by the Minister[2].

(b)	That stated in subsection (a) shall not apply to calls destined for 1-800 numbers with a special numbering format that were allocated to the international operators for the purpose of providing international telecommunication message services, as this term is defined in the international operator’s licenseA).
75.10	The payment for airtime will be determined in the manner set out below:
(a)	The payment for airtime will be determined according to an airtime unitA31); For the purpose of calculating the payment, a part of an airtime unit shall be deemed the same as a whole airtime unit.

(b)	Notwithstanding that stated in subsection (a), the Licensee may offer its subscribers a package of services based on another time unit, provided the subscriber is entitled at any time to switch to a package of services based on debiting according to an airtime unitA31). The Licensee may set a payment for implementing the switch. The Licensee shall include in the contract a provision as stated, and shall specify therein the payment entailed in implementing the switch.

(c)	The duration of the call for payment purposes is from the moment the connection is established between the subscriber who initiated the connection (hereinafter – the calling subscriber) and the subscriber receiving the call, until the moment when the call is terminated, which is the moment when an instruction to terminate the connection is received from the calling subscriber or from the subscriber receiving the call; The duration of the connection setup time, until the moment the

Inception	The inception of section 75.9 is on December 15, 2002.

[2]	On November 26, 2002, the Minister issued a directive prescribing as follows: For a call originating in a cellular network and destined for a Bezeq subscriber for a 1-800 service Bezeq will transfer to the cellular licensee a sum of 22 agorot per minute (excluding VAT); Bezeq may collect this amount from the 1-800 subscriber; In addition, the cellular licensee will collect from its subscriber, who initiated the call, a sum not exceeding 22 agorot per minute (excluding VAT).

A)	Simultaneous two-directional voice transfer and simultaneous transfer of fax messages, in an international telecommunications system.

TRANSLATION FROM HEBREW
General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method
(CELLULAR).
Combined Version, as at November 6, 2006
CELLULAR
connection is established, and the duration of the disconnection time, from the moment the instruction to terminate the connection is received until it is actually implemented, is not included in the count of the duration of the call.

In this regard, subscriber receiving the call – including a voice mailbox.

“Voice mailbox” – an installation or device forming part of the cellular system, designed to enable the calling subscriber to leave a voice message for the called subscriberA40).

(d)	A40) Regarding a call that is transferred to a voice mailbox, the Licensee shall play to the calling subscriber an introductory voice message, lasting at least 2 seconds (in this subsection – “message”), and will enable the calling subscriber, at his option, to disconnect the call without any debit, in the course of the message, or within a reasonable time being not less than one second after the end of the message (“reasonable time”). In such case, the moment of establishing the connection with the subscriber receiving the call, within the meaning of subsection (c) above, will be deemed to occur at the end of the reasonable time.

The wording of the message will be: “The call is being transferred to a voice mailbox,” and it will be articulated clearly and at a reasonable speed. In this subsection, “call transferred to a voice mailbox” – excluding a call originating in an international telecommunications system.
75A.	A25)Completion of a Call in Another Public Telecommunications Network

The payment for completion of a call to be collected by the Licensee shall not exceed the interconnection rate specified in the Telecommunications Regulations (Payments for Interconnection), 2000.

75B.	A2A25) Completion of an SMS on Another Public Telecommunications Network

The Licensee may collect from a subscriber for the transfer of an SMS which is being transferred from end-user equipment that is connected to the network to end-user equipment that is connected to a cellular system of another cellular licensee, a payment not exceeding the payment which the Licensee collects from the subscriber for the transfer of an SMS which is transferred from end-user equipment that is connected to the network to end-user equipment that is connected to the network, plus a payment not exceeding the rate for the transfer of an SMS specified in the Communications Regulations (Telecommunications and Transmissions) (Payments for Interconnection), 2000.

For purposes of this section –

“SMS” – telecommunications messages comprised of writing, including signs or symbols, transferred from end-user equipment that is connected to the network, to end-user equipment that is connected to the network or to a cellular system of another cellular licensee.

75C.	A27) Temporary Order

TRANSLATION FROM HEBREW
General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method
(CELLULAR).
Combined Version, as at November 6, 2006
CELLULAR
Notwithstanding that stated in section 75B, for the period beginning May 9, 2004 and ending February 9, 2005A29), the following provisions shall apply:
(a)	The Licensee may collect from a subscriber for the transfer of an SMS which is destined for end-user equipment that is connected to a cellular system of another cellular licensee (hereinafter – “inter-network SMS”) a payment not exceeding the payment which the Licensee collects from the subscriber for the transfer of an SMS which is transferred from end-user equipment that is connected to the network to end-user equipment that is connected to the network, plus a payment not exceeding the rate for the transfer of an SMS specified in the Communications Regulations (Telecommunications and Transmissions) (Payments for Interconnection), 2000, less a rate of 0.7%[8];

(b)	The Licensee may collect from a subscriber payment for an inter-network SMS as stated in subsection (a), even if its transfer to the called subscriber was not completed.
76.	Publication of Rates

76.1	The Licensee shall provide to anyone so requesting, at the service offices and at the call centers, free of charge, full and detailed information concerning the up-to-date rates for all its services, including the payment for completion of a call; The Director may instruct the Licensee concerning the manner and format of publication of the rates.

76.2	The Licensee shall indicate in every account sent to a subscriber the package of services according to which the subscriber is being debited.

76.3	The Director may request to receive from the Licensee at any time details of the rates charged by it.

77.	Provision in a Contract

77.1	The Licensee shall indicate in the contract with the subscriber the package of services that was agreed upon with the subscriber and the rates and terms thereof.

77.2	The Licensee shall include in every contract a provision stating that the rates specified for the package of services appended to the contract will remain in force throughout the commitment period, and that they were set based on the provisions of the license, which can be perused by any subscriber at the Licensee’s service offices.

[8]	The 0.7% reduction is based on a report received from some cellular operators concerning the rate of inter-network SMS messages that did not reach their destination. Section 75C was enacted as an temporary order, with the cellular operators to make the necessary adjustments in the cellular systems and in the interconnection arrangements between them to enable full implementation of section 75B of their license. To remove doubt, it is clarified that this temporary order was enacted only for a limited time, owing to difficulties that were pointed out by the cellular operators concerning the possibility of receiving information about non-completion of an SMS on another cellular network; However, beyond this, nothing may be inferred from this temporary arrangement concerning permission to collect payment for an SMS that was not transferred to its destination, and said arrangement does not detract from the Ministry’s basic position according to which, in general, no payment may be collected for a telecommunications service that was not realized.

TRANSLATION FROM HEBREW
General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method
(CELLULAR).
Combined Version, as at November 6, 2006
CELLULAR
77.3	Provisions as stated in sections 75.4, 75.5, 75.10(b) and 80.2 shall be included in every contract with the subscriber.

77A.	Fraud Prevention

77A.1	The Licensee shall take suitable and reasonable steps to prevent fraud and shall maintain a control and follow-up system for verifying, to the extent possible, that the calls for which the subscriber is being debited were actually made from end-user equipment connected to the Licensee’s cellular system in the subscriber’s name.

77A.2	The Licensee shall disconnect the service to the subscriber’s end-user equipment after receiving at the service offices the subscriber’s notification that the end-user equipment was lost or stolen, or that there is a possibility that someone else is making calls through the end-user equipment without having received permission to do so; The subscriber may give such a notification by telephone or in writing, including by fax or email; Upon receipt of a telephone notification or immediately after receipt of a written notification, the Licensee shall verify its reliability and disconnect the service.

77A.3	The Licensee shall cooperate with other licensees in locating and preventing fraud.

TRANSLATION FROM HEBREW
General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method
(CELLULAR).
Combined Version, as at November 6, 2006
CELLULAR
Part C – Changes in the Rates
78.	Change in the Rates

Subject to that stated in section 75, the Licensee may change a rate that was set by it, provided it submits to the Director a written notice giving details of the new rate, before such rate goes into effect; For purposes of this section, “change” – any change in a rate resulting in an increase or reduction in the payment which a subscriber is required to pay for cellular services.

79.	Start of an Increase or Reduction in a Rate

In case of an increase or reduction in any rate for cellular services according to the provisions of the license, such increase or reduction shall not apply to payments made for such a service prior to the starting date of the increase or the reduction; An increase or reduction shall apply only to cellular services provided to a subscriber after the date of the increase or reduction; This section shall not apply to a rate adjustment ordered by the Minister under section 83(A).

80.	Arrears in Payment

80.1	The Licensee may debit a subscriber arrears interest, linkage differences and collection costs on payments for cellular services which were not paid by a subscriber on their stipulated payment date, in a payment notice sent to the subscriber, according to the contract between themA33) (hereinafter – the payment date).

80.2	The Licensee shall indicate in the contract with the subscriber the amount of the arrears interest, linkage differences and collection costs.

80.3	The amount of the arrears interest shall not exceed the rate specified in the definition of “linkage differences and interest” in section 1 of the Adjudication of Interest and Linkage Law, 1961, plus linkage differences for the period between the stipulated payment date and the actual payment date of the specified amount.

80.4	A33)The Licensee may debit a subscriber collection costs on a payment for a service which it provided to the subscriber, which was not paid on the payment date (hereinafter – the amount of the debt), provided at least fourteen (14) days have elapsed from the payment date, excluding a case of nonpayment due to the bank’s or the credit-card company’s refusal to pay a debit for the collection of which the Licensee received an authorization; The amount of the collection costs to be collected by the Licensee shall be reasonable and in proportion to the amount of the debt and the actions which the Licensee must take in order to collect it.: In this regard, “collection costs” – including legal handling by the Licensee or someone acting on its behalf, of the collection of the amount of the debt before application is made to the courts.

TRANSLATION FROM HEBREW
General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method
(CELLULAR).
Combined Version, as at November 6, 2006
CELLULAR
Part D – Miscellaneous
81.	Onetime Debit for Connection Fee

If the Licensee decides to collect a connection fee as defined in section 74(A), it may debit a subscriber a connection fee only for the connection of the subscriber for the first time to the cellular network and the provision of the cellular services, or for a connection after the termination of a service under section 71 or the termination or disconnection of a service under section 72.

82.	Collection of Subscription Fee in Installments

The Licensee may collect the connection fee as stated in section 81 for connection to the cellular system in a number of installments, at the times agreed upon with the subscriber and in the amount specified in the contract.

83.	Harm to Competition or to Consumers
(a)	If the Minister finds that any of the Licensee’s rates or any payment required to be made to or through the Licensee is contrary to the provisions of the License, the Minister shall notify the Licensee in that regard, indicating the correction that needs to be made and that if the Licensee fails to do so, the Minister will act pursuant to his power under sections 5 and 15 of the Law; The Licensee shall send the Minister a written notification setting out the corrected rate and shall act to refund the excess amount, if any, which a subscriber was debited according to the rate prior to its correction.

(b)	If the Minister finds that any of the Licensee’s rates or any payment required to be made to or through the Licensee is unreasonable or is liable to harm competition or the consumers, the Minister shall notify the Licensee in that regard, indicating the correction that needs to be made and that if the Licensee fails to do so, the Minister will act pursuant to his power under sections 5 and 15 of the Law; The Licensee shall send the Minister a written notification setting out the corrected rate

TRANSLATION FROM HEBREW
General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method
(CELLULAR).
Combined Version, as at November 6, 2006
CELLULAR
CHAPTER G: PAYMENTS FROM THE LICENSEE, LIABILITY, INSURANCE AND GUARANTEE
Part A – Royalties and PaymentsA16)
84.	Royalties

84.1	The Licensee shall pay royalties as prescribed in the Telecommunications Regulations (Royalties), 2001, or in any other regulations replacing them (hereinafter – “the Royalties Regulations”).

84.2	To every payment of royalties under this section the Licensee shall attach two copies of an unaudited quarterly income report, signed by the Licensee and certified by an accountant; The report shall contain a detailed calculation of the liable income according to the Royalties Regulations, and any other particular on which the Licensee based the amount of the royalties.

84.3	Upon the submission of an annual income report audited and signed by the Licensee’s accountant (hereinafter: “the audited report”), the Licensee shall submit a report, prepared by quarters, setting out the adjustment between the income on which it paid royalties, and the income appearing in the audited report (hereinafter – “the adjustment report”).

84.4	If it becomes apparent that the amount of the royalties to be paid by the Licensee, according to the adjustment report, is greater than the amount paid by it for the quarter to which the audited report relates, the Licensee shall pay royalties differences, in addition to interest and linkage differences, as prescribed in the Royalties Regulations.

84.5	If it becomes apparent that the amount of the royalties paid by the Licensee is greater than the amount it was required to pay for the quarter to which the audited report relates, the Licensee shall be credited with the amount of the excess payment; The excess payments to which the Licensee is entitled shall be offset, pursuant to a written approval of the Director, from the next payment of royalties, and linkage differences and interest shall be calculated according to the last index published before the date of the offset; In this regard – interest and linkage differences, as prescribed in the Royalties Regulations.

85.	Arrears in the Payment of Royalties

The Licensee shall pay linkage differences, arrears interest and collection costs, as set forth in the Royalties Regulations, on royalties that were not paid at the time stipulated therefor in the regulations.

86.	Payment Method

Royalties as well as linkage differences, arrears interest and collection costs in respect thereof shall be paid to the Ministry of Communication’s accountant by a bank transfer to the ministry’s account.

87.	Other Mandatory Payments

The royalties under this Part shall be in addition to any other fee, tax or mandatory payment which the Licensee is required to pay under any law.

TRANSLATION FROM HEBREW
General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method
(CELLULAR).
Combined Version, as at November 6, 2006
CELLULAR
Part B – Liability and Insurance
88.	Definition of Scope of Insurance

In this Part, “use of the license” – setup, installation, maintenance, upkeep or operation of the cellular system, whether by the Licensee itself or through anyone acting on its behalf, including its employees, contractors, agents or representatives.

89.	Licensee’s Liability

89.1	The Licensee shall be liable at law for death, damage or loss to the body or property of any person, directly or indirectly resulting from or consequent on the use of the license.

89.2	When using the license, the Licensee shall take all reasonable precautions to prevent damage or loss to the body or property of any person, and where such damage or loss was caused due to the use of the license, the Licensee shall repair the damage at its expense and compensate the aggrieved party, all subject to any law, excluding a case in respect of which the Minister granted the Licensee immunity as specified in section 90.

To avoid doubt, this section shall not impose on the Licensee liability beyond the liability in torts established in the regular law of torts.

90.	Immunity from Liability

90.1	The Minister may, at the Licensee’s request, grant it all or any of the immunities enumerated in Chapter I of the Law, subject to that stated in section 90.3.

90.2	The Licensee shall set out in its request the immunities which it is requesting and the reasons therefor.

90.3	If the Minister is persuaded of the necessity of granting the Licensee the immunities under Chapter I of the Law, he shall publish his decision in a notice in Reshumot.

91.	Making an Insurance Contract

91.1	The Licensee shall make, at its expense, an insurance contract with a licensed insurer according to the terms contained in section 92; The insurance contract shall be presented to the Director at the time of the grant of the license.

91.2	The Licensee shall indemnify the State in respect of any financial liability as stated in section 89.1, for which it may be held liable towards a third party due to the use of the license; Any indemnity under this section shall be insured by the Licensee for liability insurance.

91.3	The Licensee shall insure itself, including its employees and contractors, against any financial liability as stated in section 89.1, for which it may be held liable at law owing to damage caused to the body or property of a person from the use of the license, and against any loss or damage caused to all or a part of the cellular system from the use of the license, including against third party risks.

91.4	The Licensee shall submit to the Director an opinion of a lawyer specializing in insurance, confirming that the insurance policy covers everything required in sections

TRANSLATION FROM HEBREW
General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method
(CELLULAR).
Combined Version, as at November 6, 2006
CELLULAR
91.2 and 91.3; The Licensee shall attach to the opinion a copy of the insurance contract and its attachments; Said documents shall be submitted to the Director within 7 days of the signing of the insurance contract and shall be attached to this license as Addendum G.

TRANSLATION FROM HEBREW
General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method
(CELLULAR).
Combined Version, as at November 6, 2006
CELLULAR
92.	Conditions in the Insurance Contract

92.1	The insurance contract shall specify the period of insurance and shall stipulate that at the end of the period of insurance the insurance shall be extended automatically.

92.2	The Licensee shall present to the Director, once a year, the insurer’s confirmation that the insurance contract is valid, there are no arrears in the Licensee’s payments of the premiums and there are no pending notices concerning the cancellation, suspension, limitation, amendment or termination of the insurance contract.

92.3	The insurance contract shall stipulate that in the event the insurer wishes to cancel the insurance contract, owing to nonpayment of the premium, it must give the Director prior notice in that regard not less than 90 days before the contract is actually due to be cancelled (hereinafter in this section – cancellation notice).

92.4	If a cancellation notice has been sent as stated in section 92.3, the Licensee shall act immediately to eliminate the cause of the cancellation, or shall act immediately to obtain an alternative insurance contract as stated in section 92.6, and it shall notify the Director of the actions it took for this purpose; Where the cause of cancellation was nonpayment of the premium by the Licensee, the Director may pay the premium in the Licensee’s stead, and he may exercise the bank guarantee or any part thereof to cover amounts which he expended on payment of the premium or collect them in any other manner.

92.5	If the Licensee wishes to cancel the insurance contract, it must notify the Director in that regard at least 45 days before the contract is actually due to be cancelled.

92.6	If the Licensee has agreed to the cancellation of the insurance contract by the insurer or itself wishes to cancel the insurance contract, it shall make an insurance contract with another licensed insurer, in such manner that the new insurance contract will come into effect simultaneously with the lapse of the previous contract; The new insurance contract shall be submitted for approval to the Director, together with an opinion as stated in section 91.4, 45 days before its effective date, and it shall be subject to the provisions of the sections in this Part.

93.	Remedy for Breach of Conditions with Respect to Insurance

If the Licensee did not make an insurance contract, or if it becomes apparent that the insurance contract which it made was cancelled or expired, the Director may effect insurance and pay the premium in the Licensee’s stead, and it may exercise the bank guarantee to cover amounts expended by it on the insurance or collect them in any other manner; All the foregoing without derogating from the authority to cancel, restrict or suspend the license owing to the Licensee’s failure to effect insurance according to the terms of this license.

TRANSLATION FROM HEBREW
General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method
(CELLULAR).
Combined Version, as at November 6, 2006
CELLULAR
Part C – Guarantee to Secure Fulfillment of the Terms of the License
94.	The Guarantee and Its Purpose

94.1	A30)The Licensee shall present to the Director an unconditional bank guarantee in favor of the State of Israel, in shekels, equivalent to ten (10) million US dollars, as security for fulfillment of the terms of the License; The guarantee is attached to this license as Addendum H to the Second Schedule.

94.2	The guarantee shall serve as security for fulfillment of the terms of the license and for compensation and indemnification of the State for any damage, payment, loss, detriment or expense caused or liable to be caused to the State – whether directly or indirectly – due to nonfulfillment of all or any of the terms of the license, fully and on time, or due to the cancellation, restriction or suspension of the license.

95.	Exercise of the Guarantee

95.1	Without derogating from the general purpose of section 94.2, the Director may exercise the guarantee, in whole or in part, if damage is caused due to nonfulfillment of the terms of the license, including in each of the cases set out below:
(a)	The State incurred a loss of income from royalties owing to a lack of revenues from subscribers’ payments, including by reason of:
(1)	Failure to operate the cellular services at a time stipulated therefore in the timetable determined by the Director, or as approved by the Director;

(2)	Discontinuation, suspension or restriction of services;

(3)	Restriction or suspension of the license;
(b)	No insurance contract was made according to sections 91-92, the premium was not paid, or the insurance contract was cancelled or expired;

(c)	The Licensee is debiting its subscribers for payments contrary to that stated in section 75;

(d)	The Licensee is not complying with the coverage and service quality requirements as stated in Appendix B, or the Licensee consistently stops, suspends or limits the service contrary to the provisions of the license;

(e)	The Licensee does not convert the cellular system to a digital technology by the date specified in Appendix B.

(f)	The Licensee consistently or willfully violates any of the provisions, terms or requirements of the license;

(g)	A claim or demand was submitted against the State for payment of compensation and damages due to a violation of a condition in the license or faulty implementation of the license or due to the cancellation of the license, and where the State incurred expenses due to such claim or demand; The exercise of the

TRANSLATION FROM HEBREW
General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method
(CELLULAR).
Combined Version, as at November 6, 2006
CELLULAR
guarantee for the purpose of covering the amount of a claim as stated, shall be done only after the judgment in that claim has become absolute;

(h)	Royalties according to section 74 were not paid fully and on time;

(i)	The State incurred costs or damage due to the cancellation of the license;

(j)	The Licensee did not complete the guarantee fees as specified in sections 96.2 and 79.2.

(k)	A16)The Licensee did not present the license fee on the required date, as stipulated in section 40.1 of the conditions of Tender No. 1/01.

(l)	A16)A monetary sanction was imposed on the Licensee in accordance with the law, and the required amount was not paid on time, provided no amount above the amount of the sanction is collected.
95.2	The Director may exercise the guarantee as stated in this Part also by reason of an expected violation of the terms of the license or frustration of the terms of the license that justify, at his discretion, early exercise of the guarantee.

96.	Manner of Exercise of the Guarantee

96.1	The Director may exercise the guarantee, in whole or in part, up to the amount specified therein, provided it warned the Licensee that if it does not correct the act or omission the subject of the warning within the period specified in the warning – the guarantee will be exercised, in whole or in part.

96.2	If the entire amount of the guarantee or a part thereof was exercised, the Licensee shall provide a new guarantee or complete the balance up to the original amount of the guarantee immediately upon the Director’s demand; Failure to complete the amount of the guarantee as stated shall constitute a material breach of the terms of the license, and the Director may – without derogating from his authority to cancel, restrict or suspend the license – exercise any remaining balance of the guarantee.

96.3	The Licensee may appeal a decision of the Director to exercise the guarantee, in whole or in part, before the Minister within 15 days of being notified of the Director’s decision.

97.	Term of Validity of the Guarantee

97.1	The guarantee shall be valid throughout the term of validity of the license and for A16)two years after the end of the term of the license, or until the Licensee satisfies all its obligations under the license to the Director’s satisfaction – according to the later of these two dates.

97.2	If the Director determines that the Licensee did not satisfy all its obligations under the license, within 60 days before the expiry of the term of the guarantee, he may require the Licensee to extend the term of the guarantee or to present a new guarantee, within the period specified by the Director; The new guarantee shall be valid up to the date specified by the Director or until the Licensee satisfies, to the Director’s satisfaction, all its obligations under the licenses – according to the later of these two dates; If the

TRANSLATION FROM HEBREW
General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method
(CELLULAR).
Combined Version, as at November 6, 2006
CELLULAR
Licensee fails to present a new guarantee as stated, the Director may exercise the guarantee.

97.3	Where the Director confirmed receipt of a guarantee the validity of which may be extended from time to time upon his demand, the Licensee shall extend the validity of the guarantee before the expected end of its term, for a year, unless the Director exempted it from this obligation; If the Director did not grant an exemption from the obligation to extend the validity of the guarantee, and the validity of the guarantee was not extended at the specified time, the Director may exercise the guarantee in its entirety without advance warning.

TRANSLATION FROM HEBREW
General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method
(CELLULAR).
Combined Version, as at November 6, 2006
CELLULAR
98.	Preservation of Remedies

98.1	Exercise of the guarantee, in whole or in part, does not derogate from the authority to cancel, restrict or suspend the license.

98.2	The amount of the guarantee shall not serve to limit the scope of the Licensee’s liability towards the State for payment of the full damages caused to it, where the Licensee is obligated to make such payment under the license or by law.

98.3	The exercise of the guarantee, in whole or in part, shall not derogate from the Director’s right to demand from the Licensee in any other manner payment for damages which it is obligated to cover under this license or to exercise other reliefs that are available to him by law.

TRANSLATION FROM HEBREW
General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method
(CELLULAR).
Combined Version, as at November 6, 2006
CELLULAR
CHAPTER EIGHT – SUPERVISION AND REPORTING
Part A: Supervision of Licensee’s Activities
99.	Supervisory Power

The Director or anyone authorized by him for this purpose may supervise the Licensee’s activities with respect to the implementation of the license and compliance with the provisions of the Law, the Ordinance and the Regulations pursuant thereto.

100.	Preservation of Confidentiality

The Director and anyone engaging on his behalf in supervising the Licensee shall not disclose any information or document coming into their possession by virtue of their function, to a person who is not authorized to receive such information or document, unless it was already published in public or disclosure is necessary for the performance of their function under this license or by law.

101.	Entry to Premises and Inspection of Documents

For the purpose of exercising the supervision as stated in this Part, the Director may:
(a)	Enter at any reasonable time any facility or office used by the Licensee to provide its services under this license.

(b)	Carry out measurements and tests on the cellular system, and he may inspect any record, document, plan, account book, ledger or data base, whether regular or computerized, of the Licensee or of anyone employed by the Licensee in subjects over which the Director has supervisory power as stated; The Director may inspect them and copy them in any manner he deems fit.
102.	Cooperation

The Licensee shall cooperate with the Director or with anyone authorized by him with respect to the exercise of supervision over its activities as stated, and without derogating from the general purport of the aforesaid, it shall allow them to carry out that stated in sections 100 and 101 and shall furnish to them, upon their demand, any information in its possession or control that is required by them for the exercise of the supervision.

TRANSLATION FROM HEBREW
General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method
(CELLULAR).
Combined Version, as at November 6, 2006
CELLULAR
Part B: Reporting and Correction of Defects
103.	Duty of Submission of Reports

103.1	The Licensee shall submit to the Director the reports specified in this license, in the format and at the times stipulated below.

103.2	Every report shall reflect the correct facts relating to the subject thereof, updated for the period of the report.

103.3	A report shall be submitted in two copies, printed and prepared in an easily readable form, bearing the date of its preparation and signed by the Licensee, including whoever the Licensee has authorized specifically for this purpose.

103.4	The Director may require the Licensee to prepare anew or to complete a report which it submitted, if he found it lacking in details which, in the Director’s opinion, should have been included by the Licensee in the report.

104.	Types of Reports

The Licensee shall submit to the Director, once yearly or at an earlier time, as specified in this license, the following reports:
(a)	Report concerning the setup works of the cellular system;

(b)	Applicants and subscribers report – containing, inter alia, details of the number of applicants, the number of those waiting to be connected, the number of those connected during the report, terminations or disconnections, etc.;

(c)	Complaints report – detailing written service complaints that were submitted by subscribers during the period of the report, including the subject of the complaints, the manner in which they were clarified and dealt with, and if they were found to be justified – the measures taken by the Licensee to correct the defects;

(d)	Malfunctions report – detailing the date of every malfunction, its description, its cause, the duration of the repair and the steps taken by the Licensee to repair it;

(e)	The Licensee must report to the Director immediately any case of imposition or realization of any attachment or encumbrance on any of the Licensee’s assets, their realization, or the voidance of the Licensee’s right in an asset;

(f)	Management and control report – report concerning changes (if any) that occurred in the controlling shareholders, in the Licensee and/or in its managers and/or shareholders;

(g)	Tests report – report concerning tests which the Licensee carried out during the period of the report on the cellular system as detailed in sections 49 to 54;

(h)	Annual income report – report detailing the Licensee’s income amounts, including revenues from all its subscribers, during the period of the report, according to dates of receipt of the revenues in each quarter and the services for

TRANSLATION FROM HEBREW
General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method
(CELLULAR).
Combined Version, as at November 6, 2006
CELLULAR
which they were received; The income report shall be audited and signed by an accountant – all subject to section 84.5;

(i)	Annual financial statement – annual financial statement audited and signed by an accountant, to be submitted within 90 days from the end of the year.

TRANSLATION FROM HEBREW
General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method
(CELLULAR).
Combined Version, as at November 6, 2006
CELLULAR
105.	Notice Concerning a Defect

105.1	Where the Director, whether at his own initiative or pursuant to an application, finds defects or deficiencies in the Licensee’s activities, he shall notify the Licensee thereof in writing.

105.2	If the Licensee received a notification as stated, it shall submit to the Director, within 30 days from receipt of the notification, its written response detailing the measures taken by it to correct the defects indicated therein.

106.	Reporting to the Minister

106.1	Where the Director finds that the defects or deficiencies involve a breach of any of the terms of the license or a breach of any statutory provision, whether by act or omission, he shall submit the matter to the Minister.

106.2	The Director shall submit to the Minister, not later than 14 months before the end of the license period, a report concerning the manner in which the Licensee complied with the provisions and terms of the license, the level of system maintenance and the quality of the subscriber service maintained by the Licensee throughout the period of the license.

TRANSLATION FROM HEBREW
General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method
(CELLULAR).
Combined Version, as at November 6, 2006
CELLULAR
CHAPTER I – MISCELLANEOUS
107.	The License as an Exhaustive Document

107.1	The Licensee’s rights, obligations and powers with respect to the setup, maintenance and operation of the cellular system and the provision of services by means thereof, originate in and derive exclusively from and according to this license.

107.2	Void.A2)

108.	Keeping the License Document and Returning the License

108.1	The Licensee shall keep the license documents in its office and shall allow the public to inspect their true and up-to-date copies; In case the terms of the license are modified, the Licensee shall attach the modification wording to said license documents.

108.2	A16)If the license and its documents are made available for public inspection, the public shall not be allowed to inspect the following documents, which are included in the Second Schedule to the License:
(a)	Appendix A – Details of the Licensee;

(b)	Appendix B – Engineering plans;

(c)	Appendix C – Maintenance setup;

(d)	Appendix G – Insurance contract;

(e)	Appendix H – Bank guarantee;

(f)	Appendix I – Special services for the security forces;

(g)	Appendix L – Special services for the security forces – security addendum (confidential);

(h)	Appendix M – Security directives;

(i)	Appendix N – Letters of undertaking.
108.3	The license documents are the property of the State and are entrusted to the Licensee for the term of validity of the license; Upon the cancellation or expiry of the license, the Licensee shall return the license with all its documents to the Director.

108.4	A16)The Licensee shall allow the public to inspect the license documents via the Internet; The Licensee may do this also by way of referral to the website of the Ministry of Communications, as long as the Ministry publishes the license on its website.

108.5	A16)The Ministry may publish the license, excluding the appendices indicated in section 108.2, at the time and in the manner deemed fit by it.

109.	Postponement of Deadline

109.1	A duty imposed on the Licensee in this license, for which a performance deadline has been set, must be performed by the Licensee within the deadline.

109.2	A2)The Director, at the Licensee’s request, may postpone a deadline set as stated, if it deems it impossible to perform the duty within such deadline for reasons of force majeure.

TRANSLATION FROM HEBREW
General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method
(CELLULAR).
Combined Version, as at November 6, 2006
CELLULAR
110.	Reserving of Liability

Any approval or supervisory authority granted under this license to the Minister or to the Director, including the exercise of such authority, shall not impose on them any liability which is imposed by this license on the Licensee, and shall not derogate or detract from or void or diminish the Licensee’s liability as stated.

111.	Notices

111.1	A notice concerning this license or its implementation shall be in writing and shall be delivered by hand or dispatched by registered post with confirmation of delivery; A notice sent by registered post as stated shall be presumed to have reached its destination by the end of 48 hours from the time of its delivery for dispatch.

111.2	Any notice of the Licensee to the Minister shall be delivered or sent through the Director.

111.3	The Licensee’s address for receipt of notices under this section is: 10 Hagavish St., Poleg Industrial Area, Netanya 42140; The Licensee shall notify the Director immediately of any changes in this address.

TRANSLATION FROM HEBREW
General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method
(CELLULAR).
Combined Version, as at November 6, 2006
CELLULAR
First Schedule
List of Services and Measures for Quality of Service
1.	General
1.1.	This Schedule includes the list of services the Licensee will provide, under the conditions set out in Section B of Chapter E – “Level of Services for Subscribers”.

1.2.	The services will be provided in each of the technologies operated by the Licensee, unless otherwise noted in the License or in the Schedule to the License.

1.3.	Wherever the term: “Support in Various Languages” is used, this denotes support in at least these four languages: Hebrew, Arabic, English and Russian.
2.	List of Services
2.1.	Basic Telephone Services

Measures
			Date	for quality
No.	Name of Service	Description of Service	provided	of service	Remarks
1.	Cellular Calls	Telephone calls to and from Licensee’s subscribers to any telephone or other appropriate end user equipment in another public telecommunications network in Israel or throughout the world	Existing service	98% availability
2.	Emergency Calls	Free dialing to emergency services determined by the Director (for example: police, ambulance, fire dept., etc). Caller will be referred to the emergency hotline according to the services provider’s definition with reference to the subscriber’s location.	Existing service	98% availability	According to the Director’s rules

First Schedule - 1

TRANSLATION FROM HEBREW
General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method
(CELLULAR).
Combined Version, as at November 6, 2006
CELLULAR
2.2.	Related Services

Measures
			Date	for quality
No.	Name of Service	Description of Service	provided	of service	Remarks
1.	Call Waiting	Subscriber may receive incoming calls while on another call. Subscriber may cancel service at will.	Existing service	99.9% availability
2.	Selective Call Waiting	Only calls from a list of numbers defined by the subscriber will activate call waiting alert	Future service	99.9% availability
3.	Call Forwarding	Diversion of incoming calls to a phone number at the subscriber’s choice:	Existing service	99.9% availability
Always
When busy
When call is not answered
When subscriber unavailable
4.	Selective Call Forwarding	Diversion of incoming calls according to a list of numbers predefined by the subscriber, to another destination at the subscriber’s choice:	Future Service	99.9% availability
• Always
• When call is not answered
• When busy
5.	Call Transfer	Subscriber may transfer call to another telephone number	Future Service	99.9% availability
6.	Hunting Group	Determining a leading number for a subscriber’s group of numbers: dialing the leading number will refer the call to a free	Future Service	99.9% availability

First Schedule - 2

TRANSLATION FROM HEBREW
General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method
(CELLULAR).
Combined Version, as at November 6, 2006
CELLULAR

Measures
			Date	for quality
No.	Name of Service	Description of Service	provided	of service	Remarks
number in the group.
7.	Caller ID	Caller’s number will appear on the screen	Existing Service	99.9% availability	Depends on caller’s end device
8.	Calling ID Restriction	Allows blocking subscriber’s number from appearing on call receiver’s screen. Block may be permanent or one-time.	Existing Service	99.9% availability
9.	Caller Name Announcement	Option of identification of caller by voice signature	Existing Service	99.9% availability
10.	Conference Call	Establishing a call for a number of subscribers simultaneously	Existing Service	98% availability
11.	Closed User Group	A group of phone numbers than may establish a call only among themselves	Existing Service	98% availability	GSM network only
12.	Voice Mail	Storing messages of callers to the subscriber in a personal box and allowing extraction of such	Existing Service	99% availability
13.	Advanced Voice Mail	Voice mail system as described in paragraph 12 above, with added “smart” element, including visual or audio indication of messages waiting, transfer of messages to other platforms and receiving messages from such platforms.	Existing Service	98% availability
14.	Voice Mail Notification	When message received in voice mail box, the mail box will dial or send message to destinations defined by subscriber	Future Service	99.9% availability
15.	Voice Activated Service	Allows operation of telephone and basic services, related services and value added services by voice	Partially existing, Future Service expansion.	70% chance of correct identification in regions where signal strength is better than 85dbm

First Schedule - 3

TRANSLATION FROM HEBREW
General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method
(CELLULAR).
Combined Version, as at November 6, 2006
CELLULAR

Measures
			Date	for quality
No.	Name of Service	Description of Service	provided	of service	Remarks
16.	Call Tracking	Allows subscriber to send the applicant an indication, while talking, for purposes of later identification of source of call.	Future Service	99.9% availability	Subject to law
17.	Virtual Private Network (VPN)	Allows short dialing according to a private numbering program	Existing Service	99.9% availability	For subscribers according to relevant types. Currently provided to business sector.
18.	Centrex	Allows maintaining a private network while using network resources	Future Service
19.	Facsimile Services	Allows receiving, storing and extracting facsimile messages via phone	Existing Service	99.9% availability
20.	Roaming	Allows receiving, extracting and blocking messages abroad	Existing Service	99.9% availability	Subject to availability of foreign operator. In GSM network in 3 months of launching of the network.
21.	GPRS Roaming	Allows using certain communications data services while using roaming services	Future Service	99.9% availability	Subject to operator availability
22.	Toll Free Call (1-800)	Free call to caller. Subscriber – call receiver – is charged for cost of call.	Future Service		According to numbering program and Director’s rules
23.	Split Charge (1-700)	Splits cost of call between call maker and subscriber receiver	Future Service		According to numbering program and Director’s rules

First Schedule - 4

TRANSLATION FROM HEBREW
General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method
(CELLULAR).
Combined Version, as at November 6, 2006
CELLULAR

Measures
			Date	for quality
No.	Name of Service	Description of Service	provided	of service	Remarks
24.	Call Screening	Defining a list of phone numbers subscriber will receive calls from. Call from other numbers will be referred to another destination.	Existing Service	99.9% availability
25.	Talk Two	One number for two end user equipment units.	Existing Service	99% availability
26.	One number for two SIM cards	cellular services for two or more telephones in one number	Future Service	99% availability
27.	Two numbers for one SIM card	Defining two telephone numbers for the same SIM card	Future Service	99% availability
28.	Change of number announcement	A caller to a subscriber will receive an announcement of the subscriber’s new number, and will be given the option of directing the call to the new number.	Existing Service	99.9% availability	GSM network only
29.	Wake-up Service	Allows subscriber to request the system call him at an hour defined.	Future Service	Precision of service approx. 5 minutes. 99.9% availability
30.	Camp on busy line	Call automatically put through to busy number when number frees up.	Future Service	99.9% availability
31.	Personal Number Service	Allows subscriber to define calls to a certain number be forwarded to various destinations according to parameters set by subscriber.	Future Service	99.9% availability
32.	Collect Call	Cost of call to be paid by subscriber receiver, after confirmation.	Existing Service	99.9% availability	Between licensed subscribers only
33.	Message Distribution	Distribution of messages to a list of addressees, using various platforms	Future Service	99.9% availability
34.	Hot Billing	Provides updated information to subscriber regarding his bill with the	Future Service	99% availability

First Schedule - 5

TRANSLATION FROM HEBREW
General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method
(CELLULAR).
Combined Version, as at November 6, 2006
CELLULAR

Measures
			Date	for quality
No.	Name of Service	Description of Service	provided	of service	Remarks
applicant via various platforms
35.	Over the Air Services (OTA)	Update of data and applications on SIM card via SMS by the applicant. Running applications from SIM card will be performed by subscriber, using end device.	Future Service	99% availability
36.	Account Code Billing	Splitting charge for one phone number into separate accounts. Subscriber’s instructions regarding the account to be billed will be performed by punching a code at the beginning or during a call.	Future Service	99% availability
37.	Star Services	Allows establishing a connection by dialing a short access code according to applicant’s internal numbering program.	Existing Service	99.9% availability
38.	Short Messages Service (SMS)	Allow receiving and sending written messages via phone	Existing Service	99% availability	Depends on end user equipment
39.	Circuit Switch Data (CSD)/High speed circuit switch data (HSCSD)	Access to data service using a dial-up modem on phone or independent dial modem	Existing Service	98% availability	Depends on end user equipment
40.	Data communications in Packet Switch	Subscriber connection via phone or independent modem to TCP/UDP/IP communications for broadcastung using packet switch	Existing Service	98% availability on best effort basis	Depends on end user equipment
41.	Discontinuation of Service	Discontinuation of service upon subscriber’s request	Existing Service	Will be performed no later than the next business day after subscriber’s request

First Schedule - 6

TRANSLATION FROM HEBREW
General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method
(CELLULAR).
Combined Version, as at November 6, 2006
CELLULAR

Measures
			Date	for quality
No.	Name of Service	Description of Service	provided	of service	Remarks
42.	POC (Push to Talk Over Cellular)	Call made by pressing a button on cellular end user equipment Call may be private (between subscriber and subscriber) or group on data communications network	Service Exists (just started)	According to service file	According to temp. provision

Temporary Provision	The Licensee will allow operation of Push to Talk Over Cellular services (hereinafter: the Service) to any subscriber who is a legal entity (individual or corporation), provided the number of users (number of cellular end user equipment units permitted use of this service, hereinafter – end user equipments) in the possession of such subscriber does not exceed 20 during the first year starting on the date service begins. Notwithstanding the aforesaid, should there be any considerable changes in the cellular sector influencing provision of such service, the Ministry will consider a shorter period.

Application	This service will not begin before Sunday, the 29th day of Tamuz, 5764 (July 18, 2004)

*	availability of service is the percentage of time the service is available, not including availability of basic services.
2.3.	Value Added Services

Measures
			Date	for quality
No.	Name of Service	Description of Service	provided	of service	Remarks
1.	Speaking Clock	Notice of time	Future Service	99.9% availability
2.	Directory Assistance	Allows receiving information on phone	Future service	99.9% availability

First Schedule - 7

TRANSLATION FROM HEBREW
General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method
(CELLULAR).
Combined Version, as at November 6, 2006
CELLULAR

Measures
			Date	for quality
No.	Name of Service	Description of Service	provided	of service	Remarks
numbers and automatic establishment of calling number so given.
3.	Connectivity to Information and Entertainment Services	Allows subscriber to connect to information, entertainment, applications and content services, whether interactive or noniteractive, whether by download, by upload, or by various means of access.	Existing service	99.9% availability	Depends on end user equipment. Subject to Director’s rules
4.	Access to Internet Provider Services	Allows subscriber access to internet provider.	Future Service
5.	Location Based Information & Tracking	Receiving and sending information depending on location of phone, subject to law.	Future Service
6.	M-Commerce	Connection via end user equipment for performing transactions	Existing Service		Depends on end user equipment. Subject to Director’s rules
7.	Unified Messaging	Allows subscriber to receive and send voice messages, speaking messages, faxes, SMS, E-mail messages, application messages and multimedia files, to and from unified cell, allowing the convertion of the data received from one format to another, as well as access to data from various means of access.	Future Service	99.9% availability	Depends on end device
8.	Telemetry Command and Control	Use of phone or cellular modem for receiving indication and sending orders concerning various device operation (for example: alarm systems, inventory systems, traffic lights, controllers, etc.)	Existing Service	99.9% availability

First Schedule - 8

TRANSLATION FROM HEBREW
General license for Cellcom Israel Ltd. for the provision of mobile radio telephone services by the cellular method
(CELLULAR).
Combined Version, as at November 6, 2006
CELLULAR

Measures
			Date	for quality
No.	Name of Service	Description of Service	provided	of service	Remarks
9.	Sponsored Call	Connection during which subscriber will be exposed to commercial information and advertisements	Future Service		Subject to law
10.	Video Conference	Allows visual and audio communication between a number of users.	Future Service		Depends on end device
11.	Instant Messaging	Message transfer service between “community” participants, organizations, groups of friends, groups of people with same interests. Subscriber notifies he is on network and ready to receive messages. Service notifies subscriber members of group who are in geographic proximity.	Future Service
12.	Surf & Talk	Allows subscriber to receive an indication of call waiting and reply while connected to internet	Existing Service	99% availability	Depends on end user equipment. GSM network only
13.	Personal Information Management	Access and synchronization via end user equipment to personal data base.	Existing Service		Depends on end user equipment.

•	availability of service is the percentage of time the service is available, not including availability of basic services.

First Schedule - 9

TRANSLATION FROM HEBREW
Second Schedule for Cellcom Israel Ltd. Company’s General License for Cellular Telephone Network (CELLULAR) Services. Consolidated Version as of November 6, 2006.
Second Schedule – List of Appendices
Second Schedule – List of Appendices

Appendix A	Particulars of Licensee – not available to public;
Appendix BA16	Engineering Plan — not available to public;
Appendix C	Maintenance Scheme — not available to public;
Appendix D	Uniform Engagement Agreement – not attached;
Appendix EA16	Level of Subscriber Services;
Appendix FA8	Void;
Appendix G	Insurance Contract — not available to public;
Appendix HA16	Bank Guarantee — not available to public;
Appendix It3t5	Special Services for security forces — not available to public;
Appendix JA6	Access to International Communications Services;
Appendix KA7	Discontinuation of Services for cellular end user equipments of IS-54 type;
Appendix LA12	Special Services for security forces — not available to public;
Appendix MA12	Security Instructions — not available to public;
Appendix NA16	Letters of Undertaking — not available to public;
Appendix OA24	Erotic Services

A3 Amendment no. 3

A5 Amendment no. 5
Second Schedule – 2

TRANSLATION FROM HEBREW
Second Schedule for Cellcom Israel Ltd. Company’s General License for Cellular Telephone Network (CELLULAR) Services. Consolidated Version as of November 6, 2006.
Appendix D
Appendix D – Uniform Engagement Agreement – Not Attached
Not Attached
Second Schedule—Appendix D – 1

TRANSLATION FROM HEBREW
Second Schedule for Cellcom Israel Ltd. Company’s General License for Cellular Telephone Network (CELLULAR) Services. Consolidated Version as of November 6, 2006.
Appendix E
Appendix E – Minimum Requirements and Level of Subscriber ServicesA16)
1. System Performance
1.1.	The system and its services will fulfill performances, qualities and measures defined in the Engineering Plan – Appendix B.
1.2.	The system performance and services will not fall, in any event, from the following minimum requirements:
1.2.1.	Digital Technology: the system and the services under the extension of the license will be operated using digital technologies, according to relevant international standards.

1.2.2.	Service Coverage:
Subject to the provisions of section 60.5 of the license, all services will be provided in the entire coverage area of the system, keeping up minimum requirements in the matter of quality of service, for twenty four (24) months from the date on which the service for pay commences.

1.2.3.	Quality of Service:
(A)	In this section:
(1)	“Blocked Calls”: calls that cannot be established or messages that cannot be sent immediately upon entering the order to connect because of non-availability of cellular system resources or resources for connection between the cellular system and other systems;

(2)	“Dropped Calls” – calls stopped not by the initiative of the subscriber caller/connector or that of the receiving subscriber;
(B)	Quality of service in cellular system will not be less than the following:
(1)	the amount of blocked calls during hours of maximum use will not exceed two percent (2%);

(2)	The amount of dropped calls during hours of maximum use will not exceed two percent (2%);
Second Schedule—Appendix E – 1

TRANSLATION FROM HEBREW
Second Schedule for Cellcom Israel Ltd. Company’s General License for Cellular Telephone Network (CELLULAR) Services. Consolidated Version as of November 6, 2006.
Appendix E
(C)	The system will uphold the requirements set out in sub-sections (A) and (B) ninety-nine percent (99%) of the time during maximum use hours;

(D)	Subject to the provisions of section 60.5 of the license, the system will reach the level of requirements set out above by no later than twenty four (24) months from the date of start of provision of such services for pay; from that time, said quality of service will be upheld in all the system’s coverage areas;

(E)	The number of blocked and dropped calls will be measured as follows:
(1)	measure will relate to the time span of one hour;

(2)	the maximum use hour to which the measure will refer will be the busiest hour of the system, on the day the measure is taken;

(3)	The measure will be taken at the maximum use hours on each of five (5) consecutive work days as stated;

(4)	The final number indicating the likelihood of blocked and dropped calls will refer to the average of the five (5) measured over the five (5) said consecutive work days, and for each type of service provided by the system;
(F)	Measurement and calculation will be performed for each cell separately, for each switch separately, and for the entire system; notwithstanding the aforesaid, at the written request of the Licensee, the Director may allow exceptions to the provisions of section 1.2.3, after having been satisfied that there is a true difficulty in performing the measure and calculations as stated, provided an alternative measuring and calculation system is proposed.
2.	Customer and Subscriber Services Quality Measures

2.1.	Services for provision of information to customers and subscribers: will be given by referral to call centers, at service centers, at the internet site, by e- mail, by telephone and by facsimile.

2.2.	Standards for accessibility and provision of information:
(A)	A call center will be available twenty four (24) hours a day, all days of the week except on Yom Kippur.

(B)	The call center will be manned at least thirteen (13) hours a day Sundays through Fridays, and five (5) hours a day on Fridays and eves of holidays.
Second Schedule—Appendix E – 2

TRANSLATION FROM HEBREW
Second Schedule for Cellcom Israel Ltd. Company’s General License for Cellular Telephone Network (CELLULAR) Services. Consolidated Version as of November 6, 2006.
Appendix E
(C)	The reply at the call center will be within a reasonable time. Should the Director observe that the waiting time at the call center is not reasonable, he may set measures for response time.

(D)	A caller to a call center during unmanned hours will be referred to a message box to leave a message, and will receive a reply on the following day.

(E)	The Licensee will operate additional channel allowing subscribers to contact it for provision of information and for queries, such as:
-	Computerized voice system IVR;

-	queries via post;

-	queries via fax;

-	queries via e mail.
(F)	The Licensee will publish its service office address and telephone number of the call center in the following ways, among others:
-	In the engagement agreement with the subscriber;

-	In the bills sent to the subscriber;

-	In any document sent on behalf of the Licensee to the subscriber in a matter relating to customer services;

-	In telephone directories and in telephone information centers.
2.3. Bills to Subscribers
(A)	Bills to subscribers will set out the relevant details for such bill, out of the following:
(1)	monthly charge (fixed charge)

(2)	duration of calls or air time (minutes, seconds)

(3)	volume of data use (MB,kB) – if the service provided is charge by volume of data transmitted.

(4)	Other charges (such as for receipt of data, SMS transmission, mobile electronic commerce).

(5)	Combination of the above charge methods.
(B)	Structure of the Bill

Bills will be sent in a fixed form, as follows:
(1)	Following payment; the bill will serve as a receipt, including: the amount for payment not including VAT, rate of VAT and total for payment including VAT. In this section, the identifying particulars of the Licensee will be specified, and the identifying particulars of the subscriber.
Second Schedule—Appendix E – 3

TRANSLATION FROM HEBREW
Second Schedule for Cellcom Israel Ltd. Company’s General License for Cellular Telephone Network (CELLULAR) Services. Consolidated Version as of November 6, 2006.
Appendix E
(3)	The Licensee may include information regarding deals and personal notices to the subscriber.
(C)	Production and delivery of bills
(1)	The Licensee will produce monthly bills for its subscribers or at any other time with subscriber’s consent.

(2)	A subscriber wishing to disengage with the Licensee will receive a final bill on the closest date possible, and no later than two months from the date of disengagement.

(3)	Subscriber bills may be obtained via post or via any other means agreed upon with the subscriber, and to the address chosen by the subscriber.
Second Schedule—Appendix E – 4

TRANSLATION FROM HEBREW
Second Schedule for Cellcom Israel Ltd. Company’s General License for Cellular Telephone Network (CELLULAR) Services. Consolidated Version as of November 6, 2006.
Appendix J
Appendix J –Accessibility to International Telecommunications Services A6)
1. Definitions
1.1	In this document, the following words and terms will have the definitions noted at their sides, unless otherwise deriving from the language or context:

Bezeq International -	The Bezeq International Company Ltd. ;

Barak -	Barak I.T.C. (1995) Company for International Telecommunications Services;

Chance caller -	A Licensee subscriber, calling abroad using an international operator, using a three digit dialing code, as set out in section 2;

Subscriber number (or telephone number) -	A group of numbers in a certain order, including area code, the dialing of which should create a telecommunication’s connection between the reading subscriber’s end user equipment and the reader subscriber’s end user equipment; a reader subscriber number may be a subscriber number of a number to a call answering center of a subscriber or a number to a call answering center of a licensee[2]

International operator -	Anyone providing international telecommunications services to the public in Israel under a general license from the Director;

Chosen operator -	An international operator chosen by appointment, under the provisions of section 4[3]

Access code -	A group of numbers in a certain order, the dialing of which allows access to a certain telecommunications service of a certain operator; dialing additional codes, as needed, and the subscriber number, should create a telecommunication connection to the subscriber’s end user equipment[4] ; if the access code is a manned call center, the service is given via the operator.

[2]	The phone number is determined by the licensee, according to rules and directives prescribed by the Director.

[3]	A chosen operator may be Bezeq International, Barak or Golden Lines.

[4]	for example: dialing an access code for international services, and after a country code, area code in that country and telephone number of the designated subscriber abroad
Second Schedule—Appendix J — 1

TRANSLATION FROM HEBREW
Second Schedule for Cellcom Israel Ltd. Company’s General License for Cellular Telephone Network (CELLULAR) Services. Consolidated Version as of November 6, 2006.
Appendix J

Short dialing code -	“00” ” and “188” access code, designated to receive international telecommunications services, by direct dialing, or via an operator, as explained in section 2;

Golden Lines -	The Golden Lines International Communications Services Company;

Subscriber ascription	The technically defining action an internal operator performs in his switch so that his subscriber’s calls, performed through a shortened dialing code, are channeled into the chosen operator’s switch;

Outgoing ITMS calls -	Transferring a verbal message or facsimile message via an international telecommunications service, initiated by a Licensee subscriber;

Ingoing ITMS calls -	Transferring a verbal message or facsimile message via an international telecommunications service, initiated by an international caller;

International Telecommunications Services -	Telecommunications services given to the public in Israel, under license from the Director, via an international operator’s international telecommunication services;

ITMS service	International telecommunications message service, that is, two-directional simultaneous transfer of talk and simultaneous transfer of facsimile messages, in an international telecommunications system.
1.2	Words and expressions in this document not defined above shall have the meaning as defined in the Law, regulations enacted by virtue thereof, in the Interpretation Law, 5741 – 1981, or as set out in the appropriate places in the Licensee’s general license and in the International Operators’ licenses, unless otherwise deriving from the language or context.
2. Allocation of Access Code
2.1	A Licensee will channel subscriber dialing, to the international operators’ switches, for access to international telecommunications’ services, using the following codes:
Second Schedule—Appendix J — 2

TRANSLATION FROM HEBREW
Second Schedule for Cellcom Israel Ltd. Company’s General License for Cellular Telephone Network (CELLULAR) Services. Consolidated Version as of November 6, 2006.
Appendix J
(A)	double-digit access code – the ‘00’ access code, which will serve as short access code for international telecommunications services provided by a chosen operator; the Licensee will channel a subscriber dialing the prefix ‘00’ to the chosen operator;

(B)	triple-digit access code – an access code of ‘01X’ type, which will serve as an access code for international telecommunications services provided to a chance user; the Licensee will channel any subscriber dialing the prefix ‘01X’ code to the international operator according to the X digit; the X digit is the international operator’s code, according to the following:
1.	‘2’ – code for Golden Lines’ services;

2.	‘3’ – code for Barak services;

3.	‘4’ – code for Bezeq International services;
(C)	‘188’ access code – that will serve as a number for operator services ; any subscriber dialing ‘188’ will be channeled by the Licensee to the chosen operator’s operator services;

(D)	four-digit access code – numbers of the ‘18XY’ type, that will serve as an access code for various international telecommunications services of any and all international operators; any subscriber dialing ‘18XY’ will be channeled by the Licensee to the international operator according to the X digit; the X digit is the code of the international operator under section 2.1(B); the Y digit is any number from 1 to 9 and the 0 digit; the use of the Y digit will be determined by the Director, under advisement with the international operators, in order to ensure uniformity and fair competition; each international operator will be allocated ten (10) such four digit numbers/ these numbers will be accessible for both the chosen operator’s subscribers and for chance callers.
2.2	If the Licensee allows its subscriber the use of another short dial code (such as +), instead of the “00” dial code (hereinafter: a special code), all the provisions and rules applicable to the short “00” dial code will apply to the special code as well.

2.3	Dial by pre-paid program for unidentified subscribers who are not blocked for outgoing ITMS calls will be possible only using three-digit access codes of the 01X type, and four-digit access codes of the 18XY type; upon dialing a short access code or a special access code, a voice announcement will be heard referring the customer to dial via said access codes available to him.

2A.	A23 Subscriber Access to Outgoing ITMS Calls :
Second Schedule—Appendix J — 3

TRANSLATION FROM HEBREW
Second Schedule for Cellcom Israel Ltd. Company’s General License for Cellular Telephone Network (CELLULAR) Services. Consolidated Version as of November 6, 2006.
Appendix J
2A.1 The Licensee will allow subscribers to act as follows, with regard to outgoing ITMS calls:
(A) as an ascribed subscriber.
(B) As blocked
(C) As a chance caller only.
3. Blocking Outgoing International Calls and Removal of the Blocking
3.1	The Licensee will block outgoing ITMS calls, and may also block collect incoming ITMS calls for any subscriber requesting to block access to international services or subscribers for whom the international service for outgoing ITMS calls has been stopped or cut off, in accordance with the conditions of the License; the licensee may not block incoming ITMS calls except collect calls.
3.2	If a block for outgoing ITMS calls has been implemented at a subscriber’s request, the Licensee will remove the block as follows: A23
(A)	If the subscriber has asked to join, he will indicate his choice international operator who shall serve as his “chosen operator”, by his signature on the appropriate form; notice given by means of facsimile will be deemed notice in writing given to by the subscriber in this matter.

(B)	If the subscriber has asked to be a chance caller, he will notify the Licensee of such; if the notice is verbal, the Licensee will verify the requesting party’s identity.
3.3	The Licensee will perform the block for ITMS or removal thereof, performed in accordance with the subscriber’s request, according to the following:
(A)	70% — Within one working day of receipt of notice; requests received after 1500 hours will be deemed having been received on the following work day;

(B)	20% — within two working days of receipt of notice;

(C)	the rest – within 5 working days.
3.4	The Licensee will ensure that a subscriber who has blocked his outgoing ITMS calls cannot make outgoing calls using ‘00’ dialing code, ‘01X’ dialing code, ‘188’ or ‘18XY’ dialing codes, or using any other code that may come in place thereof A23 .

3.5	The Licensee may collect reasonable payment for performance of a block for outgoing ITMS calls or for removal of the block.
Second Schedule—Appendix J — 4

TRANSLATION FROM HEBREW
Second Schedule for Cellcom Israel Ltd. Company’s General License for Cellular Telephone Network (CELLULAR) Services. Consolidated Version as of November 6, 2006.
Appendix J
3.6	Notwithstanding that stated in section 3., the Licensee will allow all its subscribers to block outgoing ITMS calls before initiation of services for such subscriber, free of charge.

3.7	The Licensee will verify that all subscribers whose access to outgoing ITMS calls has been blocked receive appropriate voice message when dialing access codes or telephone numbers for international services.

3.8	If a subscriber who has chosen a chosen operator asks to block outgoing ITMS calls, the Licensee shall notify such to the chosen operator, within seven (7) working days of the date of performance of the block.
4. Choosing a Chosen Operator
4.1	A Licensee’s subscriber may notify the international operator in writing, on a signed form approved by the Director, regarding his choice of a chosen operator through whom such wishes to receive international telecommunications services using ‘00’ or ‘188’ access codes; the form will including the particulars of the subscriber – first name, last name or name of corporation, ID number of ID number of the corporation, address and telephone numbers the subscriber asks to define the international operator as the chosen operator for, and the date and time when instruction regarding the appointment was given. The form will explain that any phone number may have one chosen operator only, and such will fulfill the requirements prescribed in this matter in the international operator’s license[7] (hereinafter: the ascription form).

4.2	Subscribers may change the chosen operator at any time by written notice on the ascription form; for initial ascription made at the subscriber’s request, the subscriber will not be asked to pay anything, however the subscriber may be charged a reasonable fee for any change in the ascription.

4.3	The chosen operator will send the Licensee notice regarding the subscriber’s having chosen him as the chosen operator (hereinafter: ascription notice); ascription notice will include the subscriber’s particulars — first name and last name, address and telephone numbers the subscriber asked to define the international operator as the chosen operator for, and the date and time of the ascription form on which the subscriber signed; the chosen operator will give ascription notice to the Licensee in accordance with the ascription forms signed by him; ascription notice will be given via magnetic media files, or in any other manner agreed upon between the Licensee and the international operators. If two or more ascription notices are given to the

[7]	Attention is called to section 52.3 of the Bezeq license, and section 56.4 to the Golden Lines and Barak license.
Second Schedule—Appendix J — 5

TRANSLATION FROM HEBREW
Second Schedule for Cellcom Israel Ltd. Company’s General License for Cellular Telephone Network (CELLULAR) Services. Consolidated Version as of November 6, 2006.
Appendix J
Licensee, relating to the same telephone number, the sc will act in accordance with the ascription notice with the later date and hour.

4.4	If a person has asked to become a new Licensee subscriber, he must make note, in the request to the international operator of his choice to engage with as a chosen operator; the Licensee will allow any new subscriber to choose a chosen operator for himself or to block the outgoing ITMS calls, or will allow the subscriber to receive ITMS services as a chance caller only; ascription services to a chosen operator or connection as a chance caller, and blocking outgoing ITMS calls will be given to new subscribers, at the time of initial registration, free of charge A23 .

4.5	In order to choose a chosen operator, and without derogating from the aforesaid, the Licensee will act as follows:
(A)	the Licensee will allow all subscribers having a subscriber line number to choose one chosen operator will be for certain subscriber lines, and another for other subscriber lines;

(B)	voidA2A23 .

(C)	the Licensee will perform ascription of a subscriber within one working day of receipt of ascription notice form the chosen operator A2A23.

(D)	The Licensee will report to the international operator regarding completion of said subscriber ascription as stated in sub-clause (C) above, including change of ascription at the time and under such plan as agreed upon between the Licensee and the international operator; the report will include particulars of the subscriber – first name, last name or name of corporation, address and telephone numbers the subscriber asked to ascribe to the international operator.

(E)	A20 The Licensee will send a daily modification file of subscriber ascription to all international operators (hereinafter: the modification file), containing the particulars of the subscribers who ascribed to the international operator or who unsubscribed on that day. The modification file will be handed over at the time and under such procedure as shall be agreed upon between the Licensee and the international operator. The file will include the particulars of the subscriber, including at least the first name, last name or name of corporation, ID number of ID number of the corporation, address and telephone numbers the subscriber asks to define the international operator as the chosen operator for. effect

(F)	The Licensee may request that the Director allow in certain cases, all the prescription of rules and limitations on the matter of subscriber ascription, the Licensee will set out the technical or operational reasons on which such request

effect	This amendment will go into effect by no later than Thursday, the 29th of Nissan, 5763 (May 1, 2003)
Second Schedule—Appendix J — 6

TRANSLATION FROM HEBREW
Second Schedule for Cellcom Israel Ltd. Company’s General License for Cellular Telephone Network (CELLULAR) Services. Consolidated Version as of November 6, 2006.
Appendix J
is based; if the Director consents to the Licensee’s said request, at his professional discretion, the Director will prescribe the time frame for the applicability of said rules and limitation;

(G)	The Licensee will submit a written quarterly report to the Director, by the 15th of the month following the end of the quarter; the information in the report will be correct as of the last day of the calendar quarter preceding the date of the report, and will include the following:
(1)	The number of subscribers blocked form international telecommunications services;

(2)	The number of subscriber engaged for international services using short dialing codes or using special codes, for each of the international operators;

(3)	A23 The number of subscribers engaged for international services as chance dialers only.
(H)	If there should be any disputes between the international operator or between the Licensee and the international operator on the matter of a subscribers choosing a chosen operator, the matter will resolved by the Director, or resolved by an independent arbitrator appointed by the Director, at his exclusive discretion.
4.6	The Licensee will channel any subscriber dialing using the ‘00’ prefix or any other special prefix for access to international telecommunications services, or channeling a call to a Licensee’s subscriber located abroad using an international operator (follow-me subscriber service) to the chosen operator.

5.	Void A23

6.	Block for short dialing code

6.1	Subject to the provisions of this appendix, the Licensee will perform a block for short dialing code for any subscriber so requestingA23 .

6.2	The Licensee will perform the block for short dialing code as follows: the Licensee will channel the subscriber’s calls using the double-digit ‘00’ prefix and the ‘188’ prefix to an announcer playing a recorded announcement stating the following in Hebrew, English, Arabic and Russian: “This service is blocked, for further details please dial ___(a telephone umber of the announcer under the provisions of section 6.7)A23 .

6.3	Void A23

6.4	Void A23
Second Schedule—Appendix J — 7

TRANSLATION FROM HEBREW
Second Schedule for Cellcom Israel Ltd. Company’s General License for Cellular Telephone Network (CELLULAR) Services. Consolidated Version as of November 6, 2006.
Appendix J
6.5	Void A23

6.6	Void A23
6.7	The Licensee will operate the voice announcement 24 hours a day, including Saturdays and holidays, using such method and wording allowing a subscriber to receive an explanation regarding the ascription and overseas dialing, in Hebrew, English, Arabic and Russian; the explanation will include the following matters:
(A)	Performance of ascription – the ascription process and where to call in order to request the ascription form;

(B)	How one may make an international call when the subscription is blocked for short dialing codes;

(C)	The option of blocking overseas dialing and the option of removing such block;

(D)	Where one may call in order to find out about additional matters – telephone numbers of international operators.
7. Interconnection
7.1	The Licensee will connect its system to all international telecommunications system, directly or indirectly, according to the terms of its license, in a manner allowing provision of international telecommunications services to all subscribers through the international telecommunications services of all international operators, including outgoing and incoming ITMS calls, direct dialing, dialing through an operator (‘188’ service, as stated in section 2.2(A)), “Direct Israel” services, collect service (from abroad to Israel, from Israel abroad), international 1-800 service (incoming and outgoing), calling card services, from any destination abroad and to any destination abroad.
7.2	The technical, operational and commercial arrangements between the Licensee and any international operator will allow the provision of the following to all subscribers:
(A)	Quality service, including service quality control and means for investigating and dealing with subscriber’s complaints regarding quality of service;

(B)	Accurate and precise billing of subscriber, including control over the billing and means for investigating and dealing with subscriber’s complaints regarding incorrect billing and tools and means of identification and prevention of fraud and deception;
Second Schedule—Appendix J — 8

TRANSLATION FROM HEBREW
Second Schedule for Cellcom Israel Ltd. Company’s General License for Cellular Telephone Network (CELLULAR) Services. Consolidated Version as of November 6, 2006.
Appendix J
(C)	Consumer response to subscriber’s queries and questions, including tools and means of providing an itemized bill for subscribers, and for investigating subscriber’s queries in all matters related to receipt of international services.
7.3	In order to implement the provisions of this appendix, the Licensee will act, inter alia, as follows:
(A)	Allow any subscriber who has not blocked outgoing international ITMS calls to make international calls at any time via his chosen international operator or as a chance caller, using dialing methods set out in section 2;

(B)	Allow all subscribers to change their chosen operators; this service will be given in return for a reasonable charge,

(C)	Take reasonable measures to prevent subscriber ascription to a chosen operator without his knowledge or against the subscriber’s wishes (“slamming”); these measures will include identification of the subscriber and verification of the subscriber’s right to receive service;

(D)	Give all subscribers, free of charge, service allowing them to identify the name of their chosen operators;

(E)	The Licensee will offer non-discriminatory conditions to all international operators, including in all matters regarding the commercial conditions, billing and collections arrangements, availability of connection installations and quality of service; without derogating from the generality of the aforesaid, the Licensee will provide service for all international operators under equal conditions including in the matter of interconnection, provision of infrastructure installations and connection services to the network, performance of changes in switching, in installations, protocols and network interface;

(F)	The conditions for interconnection between the Licensee’s system and the international operator’s international telecommunications system will be reasonable and non-discriminatory; if the parties have not reached any agreement, the Minister will determine matters between them;

(G)	A copy of any agreement between the Licensee and international operator in the matter of interconnection will be delivered to the Director;

(H)	Any international operator requesting the particulars of a subscriber refusing to make payments to the Licensee designated for the international operator for services used via the international operator’s international telecommunications system will be given over, whether such subscriber was an ascription subscriber or a chance caller; these particulars will include the first name, last name or name
Second Schedule-Appendix J — 9

TRANSLATION FROM HEBREW
Second Schedule for Cellcom Israel Ltd. Company’s General License for Cellular Telephone Network (CELLULAR) Services. Consolidated Version as of November 6, 2006.
Appendix J
of corporation, ID number of ID number of the corporation, address and telephone number.

(I)	A22 Allow international operators to collect payment directly for services from subscribers ascribed to such international operator, and who have chosen to receive billing and collections services directly; the Licensee will have any vital information required by the international operator at his disposal allowing the international operator to provide billing and collection services for such aforesaid ascribed subscribers;

(J)	A22 Provide services under equal and non-discriminatory conditions and for such charge not discriminating against an ascribed subscriber who has chosen to receive billing and collection services from the international operator.
7.4	The international operators will bear the costs of implementation of the interconnection including the process of survey and blocking short dialing codes, and, if so required, for a subscriber’s initial ascription to a chosen operator; the rate of payments, as stated, will be determined under negotiation between the Licensee and the international operator; the Licensee’s shared expenses that cannot be ascribed to a particular international operator will be divided equally between all international operators; if the parties have not come to an arrangement, the Minister will prescribe instructions in these matters, after giving the parties a fair opportunity to argue their claims before him.
First Schedule – Void A23
Second Schedule – Void A23
Second Schedule-Appendix J — 10

TRANSLATION FROM HEBREW
Second Schedule for Cellcom Israel Ltd. Company’s General License for Cellular Telephone Network (CELLULAR) Services. Consolidated Version as of November 6, 2006.
Appendix K
Appendix K – Discontinuation of Service to CellularEnd user equipments of the IS-54 typet7
Definitions 1. In this appendix -

“Old technology phone” -	A cellular phone operating on IS-54 format;

“New technology phone” -	A cellular phone operating on IS-136 format;

“Upgradeable telephone” -	An old technology phone that may be upgraded to a new technology phone;

“Date of cessation of service” -	The date on which the Licensee ceases to provide cellular services to an old technology phone owner.

“Eligible customer” -	The Licensee’s subscriber or customer who has lawfully purchased an old technology telephone and has not exchanged or upgraded it to a new technology phone;

“Telephone Number” -	The number of the cellular telephone given to a subscriber or customer who lawfully purchased an old technology phone and connected to the Licensee’s network;

“Upgrade” -	Exchanging the software version of the telephone upgrades the telephone, wherein it becomes a new technology phone.

Discontinuation of service	2.	Notwithstanding the aforesaid in section C of chapter E of the General License, the Licensee may discontinue provision of cellular services to eligible customers, provided all the following provisions apply:

Publication	3.	(A)	The Licensee will publish an appropriate notice under these provisions in three of the largest newspapers in Israel, one of which is published in Arabic, on the closest Friday to the date 30 days before the date of cessation of service.

t7 Amendment 7
Second Schedule-Appendix K — 1

TRANSLATION FROM HEBREW
Second Schedule for Cellcom Israel Ltd. Company’s General License for Cellular Telephone Network (CELLULAR) Services. Consolidated Version as of November 6, 2006.
Appendix K

		(B)	The Licensee will publish an appropriate notice under these provisions in three of the largest newspapers in Israel, one of which is published in Arabic, on the closest Friday to the date 30 days earlier than the end of six months from the date of cessation of service.

Exchange of telephone	4.	The Licensee will exchange an old technology telephone including all accessories thereto, including a hands-off device, for a new technology telephone, including all accessories thereto, for any eligible customer, on the basis of accessory for accessory, including the installation thereof, provided the new technology telephone is of no lesser features than the new technology telephone’s features, free of any direct or indirect charge to the customer.

Upgrade	5.	The Licensee will upgrade an eligible customer’s upgradeable telephone, free of any direct or indirect charge to the customer.

Telephone number	6.	The Licensee will keep the telephone number allocated to any eligible customer before the date of cessation of service for a period of six months from the date of cessation of service; after this period the Licensee may exchange the telephone number of an eligible customer who did not exchange the old technology telephone to a new technology telephone or did not upgrade an upgradeable phone during that period.

Notice of Application	7.	The Licensee shall inform the Director in advance and in writing of the day of Discontinuation of Service and of the days of Publication as detailed in sub-sections 3(A) and (B) above and shall furnish the Director with copies of the notices as published.

Period	8.	The Licensee will fulfill the provisions of sections 4 and 5 above starting on the date of publication prescribed in sub-section 3(A) above for a period of 7 years from the date of cessation of service.

Conditions of service	9.	The provisions of sections 4, 5 and 6 will be deemed a condition of service, as defined in section 37B.(A)(1) of the Telecommunications Law.
Second Schedule—Appendix K — 2

TRANSLATION FROM HEBREW
Second Schedule for Cellcom Israel Ltd. Company’s General License for Cellular Telephone Network (CELLULAR) Services. Consolidated Version as of November 6, 2006.
Appendix O
Appendix O – Erotic Servicest36 effect
1. Definitions
1.1 In this appendix –

Licensee -	One who has been given a general license by the Minister for provision of NDO or cellular services;

Telephone bill -	A bill given to the subscriber by the Licensee for services provided;

Writing -	Including via facsimile or electronic mail;

Service number -	A number of digits allocated to an erotic services provider by the Licensee, given by dialing a telephone number, subject to the provisions of the numbering program and administrative provisions in this matter, the dialing of which, following a dialed prefix, allows the subscriber access to the service;

Services provider -	One who provides erotic services via the network, and payment for the service is made through the telephone bill; in the matter of erotic services provided through dialing a telephone number, access to the services is achieved through a service number;

Erotic promo	Broadcast or presentation of an audio or visual message with sexual content, including a recorded message, given via a telecommunications facility, directly or indirectly, and such message is intended to provide information on a service following or to encourage the use thereof, provided the broadcast of the message or presentation are made without additional charge beyond the charge for a telephone call collected via the telephone bill;
In this matter, “indirectly” – including by way of creating a connection from the subscriber’s end user equipment as a condition of providing the erotic promo.

Area code	A national area code in such model as prescribed by the Ministry for erotic services;

The network -	The Licensee’s public telecommunications network.

Erotic services -	Audio broadcast or presentation of an audio or visual message with sexual content, including recorded messages, given via a telecommunications facility, directly or indirectly, including services for dating, chats, or sending messages between chance callers, designated or serving, even in part, for sexual purposes,

A36  Amendment no. 36
effect This amendment will go into effect on the 1st of Nissan, 5766(March 30, 2006)
Appendix O — 1

TRANSLATION FROM HEBREW
Second Schedule for Cellcom Israel Ltd. Company’s General License for Cellular Telephone Network (CELLULAR) Services. Consolidated Version as of November 6, 2006.
Appendix O

which are any of the following:

(1) A service provided through the dialing of a telephone number given by a service provider;
(2) An access service to a closed data base of contents including multimedia files, held by the Licensee or by another provider of the service with the Licensee’s consent (hereinafter: the “cellular portal”).
In this matter, “indirectly” – including by way of creating a connection from the subscriber’s end user equipment as a condition of providing the service or for charging for it;

Payment regulations -	The Communications Law (Telecommunications and Broadcasts) (Payment for Telecommunications’ Services), 5765 – 2005;

Special payment -	A price fixed as stated in section 6, which the subscriber is required to pay for erotic services in addition to the regular payment;

Payment Per time -	A special payment, the rate of which is determined by the amount of time the subscriber used the erotic service;

Regular payment -	One of the following:

	(A)	For a call within the network – a payment that does not exceed the fixed charge according to the rate agreement between the subscriber and the Licensee regarding a call to another subscriber in the same network;
	(B)	For a call from one cellular network to another cellular network or to a NDONDO network – payment as set out in sub-section (A) plus a payment that does not exceed NIS 0.50 per minute (including VAT);
	(C)	For a call from the Bezeq company network to a cellular network – a charge that does not exceed that prescribed by the letter D in table A in the First Schedule of the Payment Regulations, plus NIS 0.50 per minute (including VAT);
	(D)	For a call from a NDONDO network, except the Bezeq company network, to a cellular network – a charge that does not exceed the fixed charge according to the rate agreement between NDO subscribers and NDO, with respect to another subscriber number within the same network, plus NIS 0.50 per minute.
	(E)	For erotic services given via the cellular portal – a charge that does not exceed the fixed charge according to the rate agreement between the subscriber and the Licensee with regard to access service to the cellular portal.
2.	Access through Dialing

2.1	Subject to the provisions of section 4, access to erotic services given through dial-up will be made available to subscribers via an area code and service number.
Appendix O — 2

TRANSLATION FROM HEBREW
Second Schedule for Cellcom Israel Ltd. Company’s General License for Cellular Telephone Network (CELLULAR) Services. Consolidated Version as of November 6, 2006.
Appendix O
3.	Allocation of Service Number

3.1.	In the matter of erotic services provided by dial-up, the Licensee may allocate a service number to a service provider; in such case, the Licensee will allow the service provider to provide services to both the Licensee’s subscribers as well as subscriber to other licensees.

4.	Blocking Access

4.1.
A. A38 A Licensee will block access to erotic services from all end-user equipments connected to the network; without derogating from the aforesaid, for the purpose of blocking access to erotic services given though the cellular portal, the Licensee may make use of a means of blocking, including content filtering programs, provided they efficiently block access to said service.

B. A38 Should the Ministry of Communications notify the Licensee that an erotic promo is being given through the Licensee’s telephone line or network, without access through a service number, the Licensee will cut off said line, or block the line from receiving incoming calls;

4.2	A subscriber 18 years of age or more may request the Licensee remove a block imposed as described in section 4.1AA38 from his end user equipment.

4.3	A request for such removal of a block will be made in writing, or verbally, provided the Licensee has prescribed a procedure allowing accurate identification of the requesting subscriber.

4.4	If a subscriber has so requested a block removed, the Licensee will remove the block within a reasonable time, in a manner allowing the subscriber access to erotic services via the end user equipment in his possession.

4.5	If a block has been removed for erotic services as stated, and the subscriber requests that his end user equipment again be blocked for such services, the Licensee shall perform the block at the soonest possible opportunity, and by no later than 2 work days from the date of receipt of the subscriber’s request.

4.6	The first removal of a block against erotic services, made at the subscriber’s request as stated in sections 4.2 and 4.3 will be made free of charge; the Licensee may charge the subscriber a reasonable fee for any additional blocking access to erotic services or for additional removal of such block, made at the subscriber’s request.

5.	Early Registration

5.1	Notwithstanding that stated in section 4 above, the Licensee may establish a duty of early subscriber registration for receipt of a password, a submission of which will be a precondition for receipt of erotic services. The provisions of this section do not derogate from the provisions of sections 4.2 and 4.3 above.

6.	Special Payment
Appendix O — 3

TRANSLATION FROM HEBREW
Second Schedule for Cellcom Israel Ltd. Company’s General License for Cellular Telephone Network (CELLULAR) Services. Consolidated Version as of November 6, 2006.
Appendix O
6.1	If special payment is prescribed for erotic services, the rate shall be fixed by the Licensee or in agreement between the Licensee and the services provider.

7.	Charging the Subscriber

7.1.	If special payment is prescribed for erotic services, the Licensee’s phone bill will show the payment for the service separately from charges for the Licensee’s other services, unless the subscriber has requested otherwise.

7.2.	The Licensee shall provide the subscriber, upon demand and within ten (10) working days, details of the special payment for erotic services as follows:
(A)	The service number the service allocated;

(B)	The date and time service was provided;

(C)	Billing time units – when charging per time – the number of time units charged or the total amount of the special payment; in the case of a charge according to traffic volume (such as MB, KB), the number of volume units transferred;

(D)	The sum charged for the service.
The Licensee may collect a reasonable fee for specification of the special payment.

8.	Mandatory Tender

8.1	If a special payment has been fixed for erotic services provided through the network, the Licensee, either himself or via the services provider, will play a recorded message at the beginning of the call, containing the following details:
A.	The essence of the service;

B.	Rate of special payment for the service, according to payment per time or per traffic volume, as the case may be;

C.	The option to discontinue the service, without charge, before the signal is heard, as stated in section 8.4.
8.2	The recorded message will be played in the language in which the erotic service is provided, in comprehensible language, at a reasonable pace and without recording defects.

8.3	At the start of erotic services provided in a language not Hebrew, a message will be played announcing the language in which the service is provided, and after, the recorded message will be played, as stated in sections 8.1 and 8.2, in the language in which the service is provided.

8.4	Upon completion of the recorded message, as stated in section 8.1, the caller will have a 5 second interval, at the end of which a signal indicating the start of the erotic services; if the caller disconnected the call before the signal was heard, he will not be charged the special payment. Alternatively, the caller will be asked to press a certain key on his end
Appendix O — 4

TRANSLATION FROM HEBREW
Second Schedule for Cellcom Israel Ltd. Company’s General License for Cellular Telephone Network (CELLULAR) Services. Consolidated Version as of November 6, 2006.
Appendix O
user equipment in order to confirm that he desires to accept the service, and will be charged the special payment only from the moment he so acts.

8.5	If a special payment is fixed for erotic services provided by access to the cellular portal, the Licensee will notify subscribers regarding the price of the service in an obvious and clear manner, providing the subscriber the option to disconnect from the service without being charged the special payment.

9.	Licensee –Services Provider Relations

9.1	The Licensee may allow a services provider to perform telecommunications operations via its installations in order to provide erotic services; the services provider will be exempt from the duty of obtaining a license for telecommunications services, under the provisions of section 3(5) of the Law.

9.2	The Licensee will include the provisions of this appendix, mutatis mutandis, in the agreement between the Licensee and the services provider, in such manner that the services provider will be obligated to fulfill said provisions.

9.3	The Licensee will provide the Director with any agreement between such and a services provider, upon demand.

10.	Interconnection

10.1	The conditions for interconnection between the network and the Licensee’s public telecommunications network, in all matters relating to provision of billing and collection services by one Licensee to another licensee, for purposes of provision of erotic services given via the network to another licensee’s subscriber, will be formalized in an agreement between the Licensee and the other licensee; if the parties cannot reach an agreement, the Minister will decide on the matter.

10.2	The Licensee will, upon demand, provide the Director with a signed copy of all agreement it has with other licensees in the matter of said interconnection.

11.	General

11.1	The Licensee will be responsible to handle all erotic services customer complaints, in all matters relating to subscriber access to the service, and problems of billing and collection in connection with the service, and will establish a mechanism for dealing with customer queries for such purpose; the services provider will be responsible to deal with subscriber complaints in regard to service content. If the Licensee himself provides the erotic services, the Licensee will be responsible to handle erotic services customer complaints regarding the service content as well.

11.2	The Licensee may not disconnect, stop or harm the basic telephone services of a subscriber who has used erotic services and refuses to pay for such, however, the Licensee may disconnect such subscriber from continued use of the erotic services.

11.3	The Licensee may not provide a subscriber’s particulars to another services provider or to others, without the subscriber’s written consent , and only after verification of the authenticity of such consent.
Appendix O — 5

TRANSLATION FROM HEBREW
Second Schedule for Cellcom Israel Ltd. Company’s General License for Cellular Telephone Network (CELLULAR) Services. Consolidated Version as of November 6, 2006.
Appendix O
11.4	A Licensee shall, within three (3) working days, provide any subscriber so requesting the following particulars regarding the services provider, without charge:
A.	The name and address of the provider;

B.	The telephone number at which such provider may be reached.
11.5	The provisions of this appendix will apply, mutatis mutandis, to provision of erotic services provided as a network service to the Licensee’s subscribers only.

11.6	The Licensee may himself provide erotic services, and the provisions of this appendix will apply thereto, mutatis mutandis.
Appendix O — 6